Exhibit 3.1

RESTATED
CERTIFICATE OF INCORPORATION
OF
CITIGROUP INC.

Citigroup Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

The name of the corporation is Citigroup Inc. (hereinafter the “Corporation”) and the date of filing of its original Certificate of Incorporation with the Delaware Secretary of State is March 8, 1988. The name under which the Corporation filed its Certificate of Incorporation is Commercial Credit Group, Inc. A Restated Certificate of Incorporation, which restated and integrated, but did not further amend, the Certificate of Incorporation as amended or supplemented theretofore, was filed with the Delaware Secretary of State on October 30, 2009.

The text of the Restated Certificate of Incorporation as amended or supplemented heretofore is hereby restated and integrated, but not amended, to read as herein set forth in full and there is no discrepancy between the provisions of the Restated Certificate of Incorporation as so amended or supplemented and the provisions of this Restated Certificate of Incorporation. Following the effective time of this Restated Certificate of Incorporation, all references hereinafter to “Certificate of Incorporation” shall refer to this Restated Certificate of Incorporation.

FIRST:    The name of the Corporation is:

Citigroup Inc.

SECOND:    The registered office of the Corporation is to be located at the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the county of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

THIRD:    The purpose of the Corporation is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: A.    The total number of shares of all classes of stock which the Corporation shall have authority to issue is Six Billion Thirty Million (6,030,000,000). The total number of shares of Common Stock which the Corporation shall have authority to issue is Six Billion (6,000,000,000) shares of Common Stock having a par value of one cent ($.01)

per share. The total number of shares of Preferred Stock which the Corporation shall have the authority to issue is Thirty Million (30,000,000) shares having a par value of one dollar ($1.00) per share.

     B.    The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i)    The number of shares constituting that series and the distinctive designation of that series;

(ii)    The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii)    Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv)    Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

(v)    Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi)    Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vii) The right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation;

(viii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(ix)    Any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.

    C.    Dividends on outstanding shares of Preferred Stock shall be paid, or declared and set apart for payment, before any dividends shall be paid or declared and set apart for payment on outstanding shares of Common Stock. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

    D.    Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.

    E.    Subject to the provisions of any applicable law or except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes; each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate relating to shares of Preferred Stock contemplated or authorized by Section B or Section J of this Article FOURTH) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any certificate relating to shares of Preferred Stock contemplated or authorized by Section B or Section J of this Article FOURTH).

    F.    Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

    G.    Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution.

    H.    The issuance of any shares of Common Stock or Preferred Stock authorized hereunder and any other actions permitted to be taken by the Board of Directors pursuant to this Article FOURTH must be authorized by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the entire Board of Directors or by a committee of the Board of Directors constituted by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the entire Board of Directors.

    I.    Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares entitled to vote thereon shall be required to amend, alter, change or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, Section B through I of this Article FOURTH.

    J.    Pursuant to the authority conferred by this Article FOURTH, the following series of Preferred Stock are hereby provided for, with the number of shares to be included in each such series, and the designation, powers, preference and rights, and qualifications, limitations or restrictions thereof fixed as stated and expressed with respect to each such series in the respective exhibit attached hereto as specified below and incorporated herein by reference:

Exhibit I	6.250% Fixed Rate/Floating Rate Noncumulative Preferred Stock Series T
Exhibit II	4.150% Fixed Rate Reset Noncumulative Preferred Stock Series Y
Exhibit III	7.375% Fixed Rate Reset Noncumulative Preferred Stock Series Z
Exhibit IV	7.625% Fixed Rate Reset Noncumulative Preferred Stock Series AA
Exhibit V	7.200% Fixed Rate Reset Noncumulative Preferred Stock Series BB
Exhibit VI	7.125% Fixed Rate Reset Noncumulative Preferred Stock Series CC
Exhibit VII	7.000% Fixed Rate Reset Noncumulative Preferred Stock Series DD
Exhibit VIII	6.750% Fixed Rate Reset Noncumulative Preferred Stock Series EE
Exhibit IX	6.950% Fixed Rate Reset Noncumulative Preferred Stock Series FF
Exhibit X	6.875% Fixed Rate Reset Noncumulative Preferred Stock Series GG
Exhibit XI	6.625% Fixed Rate Reset Noncumulative Preferred Stock Series HH
Exhibit XII	6.250% Noncumulative Preferred Stock Series II
Exhibit XIII	6.500% Fixed Rate Reset Noncumulative Preferred Stock Series JJ

FIFTH:    The Directors need not be elected by written ballot unless and to the extent the By-Laws so require.

SIXTH:    The books and records of the Corporation may be kept (subject to any mandatory requirement of law) outside the State of Delaware at such place or places as may be determined from time to time by or pursuant to authority granted by the Board of Directors or by the By-Laws.

SEVENTH:    The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. At each annual meeting, each director shall be elected for a one-year term. A director shall hold office until the annual meeting held the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto.

EIGHTH: A.    In addition to any affirmative vote required by law or this Certificate of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in Section B of this Article EIGHTH, a Business Combination (as hereinafter defined) shall require the affirmative vote of not less than a majority of the votes cast affirmatively and negatively by the holders of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

B.    The provisions of Section A of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or the By-Laws of the Corporation or otherwise, if all of the conditions specified in either of the following Paragraphs 1 or 2 are met; provided, however, that in the case of a Business Combination that does not involve the payment of consideration to the holders of the Corporation’s outstanding Capital Stock (as hereinafter defined), then the provisions of Section A of this Article EIGHTH must be satisfied unless the conditions specified in the following Paragraph 1 are met:

1.    The Business Combination shall have been approved (and such approval not subsequently rescinded) by a majority of the Continuing Directors (as hereinafter defined), either specifically or as a transaction which is within an approved category of transactions with an Interested Stockholder. Such approval may be given prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder, provided, however, that approval shall be effective for the purposes of this Paragraph 1 only if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) was present; and provided further, that such approval may be rescinded by a majority of the Continuing Directors at any meeting at which a Continuing Director Quorum is present and which is held prior to consummation of the proposed Business Combination.

2.    All of the following conditions, if applicable, shall have been met:

The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination (the “Consummation Date”), of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock in such Business Combination shall be at least equal to the amount determined, as applicable, under Paragraph 2(a) or 2(b) below:

(a)    if the Fair Market Value per share of such class or series of Capital Stock on the date of the first public announcement of the proposed Business Combination (the “Announcement Date”) is less than the Fair Market Value per share of such class or series of Capital Stock on the date on which the Interested Stockholder became an Interested Stockholder (the “Determination Date”), an amount (the “Premium Capital Stock Price”) equal to the sum of (i) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date plus (ii) the product of the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date multiplied by the highest percentage premium over the closing sale price per share of such class or series of Capital Stock paid on any day by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Stockholder; provided, however, that if the Premium Capital Stock Price as determined above is greater than the highest per share price paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date, the amount required under this Paragraph 2(a) shall be the higher of (A) such highest price paid by or on behalf of the Interested Stockholder, and (B) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date (the Fair Market Value and other prices per share of such class or series of Capital Stock referred to in this Paragraph 2(a) shall be in each case appropriately adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock); or

(b)    if the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date is greater than or equal to the Fair Market Value per share of such class or series of Capital Stock on the Determination Date, in each case as appropriately adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock, a price per share equal to the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date.

The provisions of this Paragraph 2 shall be required to be met with respect to every class or series of outstanding Capital Stock which is the subject of the Business Combination whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

(c)    After the Determination Date and prior to the Consummation Date of such Business Combination: (i) except as approved by a majority of the Continuing Directors at a meeting at which a Continuing Director Quorum is present, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors at a meeting at which a Continuing Director Quorum is present; and (iii) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholders becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder’s percentage beneficial ownership of any class or series of Capital Stock.

(d)    After the Determination Date, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(e)    A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the “Act”) (or any subsequent provisions replacing such Act, rules or regulations), shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates (as hereinafter defined), such investment banking firm to be paid a reasonable fee for its services by the Corporation.

(f)    Such Interested Stockholder shall not have made any major change in the Corporation’s business or equity capital structure without the approval of at least a majority of the Continuing Directors.

    C. The following definitions shall apply with respect to this Article EIGHTH:

1.    The term “Business Combination” shall mean:

(a)    any merger or consolidation of the Corporation or any Major Subsidiary (as hereinafter defined) with, or any sale, lease, exchange, transfer or other disposition of substantially all the assets or outstanding shares of capital stock of the Corporation or any Major Subsidiary with or for the benefit of, (i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is or after such merger, consolidation or sale, lease, exchange, transfer or other disposition would be an Affiliate or Associate of an Interested Stockholder; or

(b)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of the Corporation, any Major Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder having an aggregate Fair Market Value and/or involving aggregate commitments of Twenty-Five Million dollars ($25,000,000) or more; or

(c)    any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries (as hereinafter defined) or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

(d)    any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (d); provided, however, that no such aforementioned transaction shall be deemed to be a Business Combination subject to this Article EIGHTH if the Announcement Date of such transaction occurs more than eighteen months after the Determination Date with respect to such Interested Stockholder.

2.    The term “Capital Stock” shall mean all capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of this Certificate of Incorporation, including, without limitation, the Common Stock, and the term “Voting Stock” shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

3.    The term “person” shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

4.    The term “Interested Stockholder” shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is, or has announced or publicly disclosed a plan or intention to become, the beneficial owner of Voting Stock representing twenty-five percent (25%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing twenty-five percent (25%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

5.    A person shall be a “beneficial owner” of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5 of Section C, but shall not include any other shares of Capital Stock that may be reserved for issuance or issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

6.    The terms “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on the date that this Article EIGHTH is approved and adopted by the Sole Incorporator (the term “registrant” in said Rule 12b-2 meaning in this case the Corporation); provided, however, that the terms “Affiliate” and “Associate” shall not include any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any trustee of or fiduciary with respect to any such plan when acting in such capacity.

7.    The term “Subsidiary” means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 4 of this Section C, the term “Subsidiary” shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

8.    The term “Major Subsidiary” means a Subsidiary having assets of twenty-five million dollars ($25,000,000) or more as reflected in the most recent fiscal year-end audited, or if unavailable, unaudited, consolidated balance sheet, prepared in accordance with applicable state insurance law with respect to Subsidiaries engaged in an insurance business, and in accordance with generally accepted accounting principles with respect to Subsidiaries engaged in a business other than an insurance business.

9.    The term “Continuing Director” means any member of the Board of Directors of the Corporation, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and who was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a

Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and who is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors; provided, however, that the term “Continuing Director” shall not include any officer of the Corporation or of any Affiliate or Associate of the Corporation.

10.    The term “Fair Market Value” means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

11.    The term “Continuing Director Quorum” means at least two (2) Continuing Directors capable of exercising the power conferred upon them under the provisions of the Certificate of Incorporation and By-Laws of the Corporation.

12.    In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in Paragraph 2 of Section B of this Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

    D.    A majority of the Continuing Directors at a meeting at which a Continuing Director Quorum is present shall have the power and duty to determine the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry, and to determine all questions arising under this Article EIGHTH, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of twenty-five million dollars ($25,000,000) or more as provided in Paragraph 1(b) of Section C of this Article EIGHTH and (e) whether a Subsidiary is a Major Subsidiary. Any such determination made in good faith shall be binding and conclusive on all parties. In the event a Continuing Director Quorum cannot be attained at such meeting, all such determinations shall be made by the Delaware Court of Chancery.

    E.    Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

    F.    The fact that any Business Combination complies with the provisions of Section B of this Article EIGHTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

    G.    Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of not less than a majority of the voting power of the outstanding shares entitled to vote thereon, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of this Article EIGHTH.

NINTH:    In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s By-Laws. The affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation’s By-Laws. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of not less than a majority of the voting power of the outstanding shares entitled to vote thereon shall be required to adopt, amend, alter or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, this Article NINTH.

TENTH:    No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

ELEVENTH:    Except as provided in Articles FOURTH, SEVENTH, EIGHTH and NINTH of this Certificate of Incorporation, the Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware, and all rights of stockholders shall be subject to this reservation.

This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

This Restated Certificate of Incorporation shall be effective upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer, this 31st day of July, 2026.

CITIGROUP INC. /s/ Brent McIntosh
Name:	Brent McIntosh
Title:	Corporate Secretary

EXHIBIT I

CERTIFICATE OF DESIGNATIONS

OF

6.250% FIXED RATE / FLOATING RATE NONCUMULATIVE PREFERRED STOCK SERIES T

OF

CITIGROUP INC.

______________________________

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
______________________________

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that:

        1.    The Restated Certificate of Incorporation of the Company (as amended through the date hereof, the “Certificate of Incorporation”) fixes the total number of shares of all classes of capital stock that the Company shall have the authority to issue at six billion (6,000,000,000) shares of common stock, par value $0.01 per share, and thirty million (30,000,000) shares of preferred stock, par value $1.00 per share.

        2.    The Certificate of Incorporation expressly grants to the Board of Directors of the Company (the “Board of Directors”) authority to provide for the issuance of the shares of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        3.    Pursuant to the authority conferred upon a preferred stock committee (the “Preferred Stock Committee”) by the Board of Directors, the Preferred Stock Committee, by action duly taken on April 18, 2016, adopted resolutions (i) authorizing the issuance and sale of up to 60,000 shares of the Company’s preferred stock and (ii) approving this final form of Certificate of Designations of 6.250% Fixed Rate / Floating Rate Noncumulative Preferred Stock, Series T (the “Series T Preferred Stock”) establishing the number of shares to be included in this Series T Preferred Stock and fixing the designation, powers, preferences and rights of the shares of this Series T Preferred Stock and the qualifications, limitations or restrictions thereof as follows:

Section 1. Designation.

The designation of the Series of preferred stock shall be “6.250% Fixed Rate / Floating Rate Noncumulative Preferred Stock, Series T” (the “Series T Preferred Stock”). Each share of Series T Preferred Stock shall be identical in all respects to every other share of Series T Preferred Stock.

Section 2. Number of Shares.

The number of authorized shares of Series T Preferred Stock shall be 60,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series T Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors, the Preferred Stock Committee or any other duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Company shall have the authority to issue fractional shares of Series T Preferred Stock.

Section 3. Definitions. As used herein with respect to Series T Preferred Stock:

“Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act of 1950, as amended, or any successor provision.
“Board of Directors” has the meaning set forth in the recitals above.
“Business Day” means any weekday that is not a legal holiday in New York City and is not a day on which banking institutions in New York City are authorized or required by law or regulation to be closed.
“Calculation Agent” means the Transfer Agent acting in its capacity as calculation agent for the Series T Preferred Stock, and its successors and assigns.
“Common Stock” means the common stock of the Company, par value $0.01 per share, or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.
“Depositary” means DTC or its nominee or any successor depositary appointed by the Company.
“Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
“Dividend Period” shall have the meaning set forth in Section 4(a) hereof.
“Dividend Record Date” shall have the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company.
“Holder” means the Person in whose name the shares of the Series T Preferred Stock are registered, which may be treated by the Company, Calculation Agent, Transfer Agent, Registrar and paying agent as the absolute owner of the shares of Series T Preferred Stock for the purpose of making payment and for all other purposes.

“Junior Stock” means the Common Stock and any other class or Series of stock of the
Company now existing or hereafter authorized over which Series T Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.
“LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.
“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in United States dollars) in London.
“Nonpayment” shall have the meaning set forth in Section 7(b)(i) hereof.
“Officer” means the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer, any Deputy Treasurer, any Assistant Treasurer, any Vice President, the General Counsel and Corporate Secretary and any Assistant Secretary of the Company.
“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, or other entity.
“Preferred Stock Director” shall have the meaning set forth in Section 7(b)(i) hereof.
“Preferred Stock Director Termination Date” shall have the meaning set forth in Section 7(b)(iv) hereof.
“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series T Preferred Stock, and its successors and assigns.
“Regulatory Capital Event” means the good faith determination by the Company that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series T Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series T Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series T Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation preference amount of $25,000 per share of the Series T Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal

Banking Agency) as then in effect and applicable, for so long as any share of the Series T Preferred Stock is outstanding.
“Reuters LIBOR01” means the display designated on the Reuters 3000 Xtra Service on page LIBOR01 Page (or such other page as may replace “Reuters LIBOR01” page on the service or such other service as may be nominated by the British Bankers’ Association or other administrator of LIBOR for the purpose of displaying London interbank offered rates for United States dollar deposits or loans).
“Series T Liquidation Preference” shall have the meaning set forth in Section 5(a) hereof.
“Series T Preferred Stock” shall have the meaning set forth in Section 1 hereof.
“Series T Preferred Stock Certificate” shall have the meaning set forth in Section 14(a) hereof.

“Three-month LIBOR” means the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period commencing on the first day of a Dividend Period that appears on the Reuters LIBOR01 page as of 11:00 a.m. (London time) on the LIBOR Determination Date for that Dividend Period. If such rate does not appear on the Reuters LIBOR01 page, Three-month LIBOR will be determined on the basis of the rates at which deposits in United States dollars for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1 million are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., London time, on the LIBOR Determination Date for that Dividend Period. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, Three-month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date for that Dividend Period for loans in United States dollars to leading European banks for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1 million. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, Three-month LIBOR for that Dividend Period will be the same Three-month LIBOR as determined for the previous Dividend Period or, in the case of the Dividend Period beginning on February 15, 2026, 0.6344%. The determination of Three-month LIBOR for each relevant Dividend Period by the Calculation Agent will (in the absence of manifest error) be final and binding.
“Transfer Agent” means Computershare Trust Company, N.A., a federally chartered national association, acting as Transfer Agent, Calculation Agent, Registrar and paying agent for the Series T Preferred Stock, and its successors and assigns.
“Trust” shall have the meaning set forth in Section 6(d).

Section 4. Dividends.

(a) Rate. Holders shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee thereof, but only out of funds legally available therefor, noncumulative cash dividends on each share of Series T Preferred Stock in the amounts specified below in this Section 4, and no more, payable (i) semiannually in arrears on each February 15 and August 15 (each, a “Dividend Payment Date”), beginning February 15, 2017, from and including the date of issuance to, but excluding, August 15, 2026; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such postponement, and (ii) quarterly in arrears on each February 15, May 15, August 15 and November 15, beginning November 15, 2026, from and including August 15, 2026; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, except if that day falls in the next calendar month, in which case, the payment of any dividend otherwise payable will be made on the immediately preceding Business Day, with dividends accruing to the actual payment date (each such day on which dividends are payable for any Dividend Period (as defined below) after the Dividend Period to, but excluding, August 15, 2026, a “Dividend Payment Date”). The period from and including the date of issuance of the Series T Preferred Stock or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series T Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to (i) 6.250%, for each Dividend Period from and including the date of issuance to, but excluding, August 15, 2026 and (ii) Three-month LIBOR plus 4.517%, for each Dividend Period from and including August 15, 2026. The record date for payment of dividends on the Series T Preferred Stock will be the record date fixed by the Board of Directors or any other duly authorized committee thereof that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a Business Day. The amount of dividends payable on or prior to August 15, 2026 will be computed on the basis of a 360-day year of twelve 30-day months. The amount of dividends payable after August 15, 2026 will be computed on the basis of a 360-day year and the actual number of days elapsed.
(b) Noncumulative Dividends. If the Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series T Preferred Stock for any Dividend Period prior to the related Dividend Payment Date, that dividend will not accrue, and the Company will have no obligation to pay, and Holders shall have no right to receive, a dividend for that Dividend Period on the related Dividend Payment Date or at any future time, whether or not dividends on the Series T Preferred Stock or any other Series of preferred stock or common stock are declared for any subsequent period. References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

(c) Priority of Dividends. So long as any share of Series T Preferred Stock remains outstanding, unless as to a Dividend Payment Date full dividends on all outstanding shares of the Series T Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the Dividend Period then ending, the Company will not, and will cause its subsidiaries not to, during the next succeeding Dividend Period that commences on such Dividend Payment Date, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, other than:
(i) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

(ii) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current Dividend Period, including under a contractually binding stock repurchase plan;

(iii) as a result of an exchange or conversion of any class or Series of Junior Stock for any other class or Series of Junior Stock;

(iv) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged;

(v) the purchase of Junior Stock by an investment banking subsidiary of the Company in connection with the distribution thereof; or

(vi) the purchase of Junior Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary.

The restrictions set forth in the preceding provisions of this Section 4(c) shall not apply to any Junior Stock dividends paid by the Company where the dividend is in the form of the same stock (or the right to buy the same stock) as that on which the dividend is being paid.
Except as provided below, for so long as any share of Series T Preferred Stock remains outstanding, if dividends are not declared and paid in full upon the shares of Series T Preferred Stock and any class or Series of stock of the Company now existing or hereafter authorized that ranks equally with the Series T Preferred Stock in the payment of dividends, all dividends declared upon shares of Series T Preferred Stock and such other stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share of Series T Preferred Stock and accrued dividends for the then-current Dividend Period per share of such other stock (including, in the case of any such other stock that bears cumulative dividends, all accrued and unpaid dividends) bear to each other.

Subject to the foregoing, and not otherwise, such dividends payable in cash, stock or otherwise, as may be determined by the Board of Directors or any duly authorized committee thereof, may be declared and paid on any other class or Series of stock of the Company from time to time out of any funds legally available for such payment, and Holders will not be entitled to participate in those dividends.
Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall be entitled, out of funds legally available therefor, before any distribution or payment may be made by the Company or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or Series of stock ranking senior to or on parity with Series T Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share (the “Series T Liquidation Preference”), plus any accrued dividends thereon from the last Dividend Payment Date to, but excluding, the date of the liquidation, dissolution or winding up if and to the extent declared but not yet paid. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Company are not sufficient to pay in full the aforesaid liquidation distributions to the Holders and any liquidation distributions owed to holders of any class or Series of stock of the Company ranking equally with the Series T Preferred Stock in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts paid to the Holders and to the holders of all such equally ranking stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, nor shall the merger, consolidation or any other business combination transaction of the Company into or with any other corporation or Person or the merger, consolidation or any other business combination transaction of any other corporation or Person into or with the Company be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

Section 6. Redemption.

(a) Optional Redemption. The Company, at the option of its Board of Directors or any duly authorized committee thereof, may redeem out of funds legally available therefor, (i) in whole or in part, from time to time, the shares of Series T Preferred Stock at the time outstanding, on any Dividend Payment Date on or after August 15, 2026, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event, in each case at a redemption price equal to $25,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the redemption date, upon notice given as provided in Section 6(b) below.

(b) Notice of Redemption. Notice of every redemption of shares of Series T Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the Holders of such shares to be redeemed at their respective last addresses appearing on the stock register of the Company. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series T Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series T Preferred Stock. Each notice shall state:

(i) the redemption date;

(ii) the total number of shares of Series T Preferred Stock to be redeemed and, if fewer than all the shares of a Holder are to be redeemed, the number of such shares to be redeemed;

(iii) the redemption price;

(iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price, if applicable; and

(v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

Notwithstanding the foregoing, if the certificates evidencing the shares of Series T Preferred Stock are held of record by a depositary and any related depository shares are held of record by a Depositary or its nominee, the Company may give such notice in any manner permitted by the Depositary.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series T Preferred Stock at the time outstanding, the shares of Series T Preferred Stock to be redeemed shall be selected (i) pro rata from the Holders in proportion to the number of shares of Series T Preferred Stock held by such Holders, (ii) by lot or (iii) in such other manner as the Board of Directors or any duly authorized committee thereof may determine, in its sole discretion, to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series T Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other assets, for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Company with a bank or trust company selected by the Board of Directors or any duly authorized committee thereof (the “Trust”) in trust for the pro rata benefit of the Holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue on such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from the Trust at any time after the redemption date from the funds so deposited, without interest. The Company shall be entitled to receive, from time to time, from the Trust any interest accrued on such funds, and the Holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Company, and in the event of such repayment to the Company, the Holders of the shares so called for redemption shall be deemed to be unsecured creditors of the Company for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Company, but shall in no event be entitled to any interest.

Section 7. Voting Rights.

(a) General. The Holders shall not be entitled to vote on any matter except as set forth in Section 7(b) below or as required by the Delaware General Corporation Law.

(b) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series T Preferred Stock or any other class or Series of preferred stock that ranks on parity with Series T Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable (any such class or series being referred to herein as “dividend parity stock”) have not been paid in an aggregate amount equal, as to any class or series, to at least three semi-annual or six quarterly Dividend Periods, as applicable, (whether consecutive or not) (a “Nonpayment”), the authorized number of directors constituting the Board of Directors shall be increased by two, and the Holders, together with holders of dividend parity stock, shall have the right, voting separately as a single class without regard to class or series (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the exclusion of the holders of Common Stock, to elect two directors of the Company to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that it shall be a qualification for election of any such director that the election of such director shall not cause the Company to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of

Directors shall at no time include more than two such directors. Each such director elected by the Holders together with holders of dividend parity stock is a “Preferred Stock Director.”

(ii) Election. The election of the Preferred Stock Directors will take place at any annual meeting of stockholders or any special meeting of the Holders and any dividend parity stock, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Company may, and upon the written request (addressed to the secretary at the Company’s principal office) of the holders of at least 20% of the voting power of the Series T Preferred Stock or the holders of at least 20% of the voting power of any Series of dividend parity stock (with such voting power measured based on the voting power to elect Preferred Stock Directors), must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Company, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series T Preferred Stock and any dividend parity stock for the purposes of electing Preferred Stock Directors. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(iii) Notice of Special Meeting. Notice for a special meeting to elect Preferred Stock Directors will be given in a similar manner to that provided in the Company’s by-laws for a special meeting of the stockholders. If the secretary of the Company does not call a special meeting within 20 days after receipt of any such request, then any Holder may (at the expense of the Company) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Company. The Preferred Stock Directors elected at any such special meeting and each Preferred Stock Director elected at a subsequent annual or special meeting of stockholders, will be elected for term expiring upon the earlier of the Preferred Stock Director Termination Date and the next annual meeting of stockholders following such Preferred Stock Director's election. In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the Preferred Stock Director remaining in office, or if none remains in office, by a plurality of the votes cast by the holders of Series T Preferred Stock and any dividend parity stock, voting together as a single class, and the Preferred Stock Director so appointed or elected to fill such vacancy shall serve for a term expiring at the next annual meeting of the stockholders. Preferred Stock Directors may only be elected by the holders of Series T Preferred Stock and dividend parity stock in accordance with this Section 7. If the holders of Series T Preferred Stock and such dividend parity stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to this Section 7, then any directorship not so filled shall remain vacant until such time as the holders of Series T Preferred Stock and such dividend parity stock elect a person to fill such directorship in accordance with this Section 7, or such vacancy is otherwise filled in accordance with this Section 7; and no such directorship may be filled by stockholders of the Corporation other than in accordance with this Section 7.

(iv) Termination; Removal. Whenever the Company has paid noncumulative dividends in full for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods following a Nonpayment on the Series T Preferred Stock and on any dividend parity stock entitled to noncumulative dividends and has paid cumulative dividends in full on any dividend parity stock entitled to cumulative dividends, then the right of the Holders to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods) (the time of such cessation, the “Preferred Stock Director Termination Date”). Upon a Preferred Stock Director Termination Date, the terms of office of the Preferred Stock Directors will immediately terminate, the persons then serving as Preferred Stock Directors shall immediately cease to be qualified to hold office as Preferred Stock Directors, the Preferred Stock Directors shall cease to be directors of the Company and the number of directors constituting the Board of Directors shall be automatically reduced, without any action by the Board of Directors or the stockholders of the Company, by the number of Preferred Stock Directors authorized immediately prior to such termination. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the voting power of outstanding shares of the capital stock then entitled to vote in the election of Preferred Stock Directors, voting together as a single class (with such voting power measured based on the voting power to elect Preferred Stock Directors).
(c) Senior Issuances; Adverse Changes. So long as any shares of Series T Preferred Stock are outstanding, but subject to the final paragraph of this Section 7(c), in addition to any other vote or consent of holders of the Company’s capital stock required by Delaware law, the vote or consent of the holders of at least two-thirds of the voting power of the Series T Preferred Stock and the holders of any other preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy at an annual or special meeting of stockholders, or given in writing without a meeting, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i) any amendment, alteration or repeal of any provision of the Company’s certificate of incorporation (including the certificate of designations creating the Series T Preferred Stock) or the Company’s by-laws that would alter or change the voting powers, preferences, economic rights or special rights of the Series T Preferred Stock so as to affect them adversely;

(ii) any amendment or alteration of the Company’s certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or Series of the Company's capital stock ranking prior to the Series T Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding up of the Company; or

(iii) the consummation of a binding share exchange or reclassification involving the Series T Preferred Stock or a merger or consolidation of the Company with another entity, except that holders of Series T Preferred Stock will have no right to vote under this provision or otherwise under Delaware law if in each case (i) the Series T Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and that is a corporation for U.S. federal income tax purposes (or if such entity is not a corporation, the Company having received an opinion of nationally recognized counsel experienced in such matters to the effect that Holders will be subject to tax for U.S. federal income tax purposes with respect to such new preferred securities after such merger or consolidation in the same amount, at the same time and otherwise in the same manner as would have been the case under the Series T Preferred Stock prior to such merger or consolidation), and (ii) such Series T Preferred Stock remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series T Preferred Stock, taken as a whole; provided, however, that, for the avoidance of doubt, any increase in the amount of the authorized or issued Series T Preferred Stock or authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other Series of preferred stock or any securities convertible into preferred stock ranking equally with and/or junior to the Series T Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not be deemed to adversely affect the voting powers, preferences or special rights of the Series T Preferred Stock, and no stockholder will have the right to vote on such an increase, creation or issuance by reason of this Section 7.
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect the Series T Preferred Stock but not all Series of preferred stock of the Company, then only such Series of preferred stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together with the Series T Preferred Stock as a single class (in lieu of all other Series of preferred stock) for purposes of the vote or consent required by this Section 7(c).
(d) No Vote if Redemption. No vote or consent of the Holders shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Company shall have redeemed or shall have called for redemption all outstanding shares of Series T Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.

Section 8. Preemption and Conversion Rights.

The Holders shall not have any preemptive rights or conversion rights as a result of the terms hereof.

Section 9. Rank.

For the avoidance of doubt, the Board of Directors or any duly authorized committee thereof may, without the vote of the Holders, authorize and issue additional shares of Junior Stock or shares of any class or Series of stock of the Company now existing or hereafter authorized that ranks equally with the Series T Preferred Stock in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

Section 10. Reacquired Shares.

The Board of Directors shall take such actions as are necessary to cause the shares of Series T Preferred Stock which have been redeemed or otherwise purchased or acquired by the Company to be retired and restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 11. No Sinking Fund.

Shares of Series T Preferred Stock are not subject to the operation of a sinking fund.

Section 12. Transfer Agent, Calculation Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Calculation Agent, Registrar and paying agent for the Series T Preferred Stock shall be Computershare Trust Company, N.A. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided, however, that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 13. Replacement Certificates for Mutilated, Destroyed, Stolen and Lost Certificates.

If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

Section 14. Form.

(a) Series T Preferred Stock Certificates. Series T Preferred Stock shall be issued in certificated form in substantially the form attached hereto as Exhibit A (each, a “Series T Preferred Stock Certificate”). Exhibit A is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series T Preferred Stock Certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

(b) Signature. Two Officers shall sign any Series T Preferred Stock Certificate for the Company, in accordance with the Company’s by-laws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Series T Preferred Stock Certificate no longer holds that office at the time the Transfer Agent countersigned the Series T Preferred Stock Certificate, such Series T Preferred Stock Certificate shall be valid nevertheless. A Series T Preferred Stock Certificate shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Series T Preferred Stock Certificate. Each Series T Preferred Stock Certificate shall be dated the date of its countersignature.
Section 15. Taxes.

(a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series T Preferred Stock. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series T Preferred Stock, in a name other than that in which the shares of Series T Preferred Stock were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series T Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.
Section 16. Notices.

All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Company, to its office at 388 Greenwich Street, New York, New York 10013 (Attention: Corporate Secretary) or to the Transfer Agent at its office at 250 Royall Street, Canton, Massachusetts 02021, or other agent of the Company designated as permitted by this Certificate of Designations, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

Section 17. Other Rights Disclaimed.

The shares of Series T Preferred Stock have no voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Company.

IN WITNESS WHEREOF, this Certificate of Designations has been executed on behalf of the Company by its Chief Accounting Officer this 22nd day of April, 2016.

CITIGROUP INC.

By: /s/ Jeffrey R. Walsh
Name: Jeffrey R. Walsh
Title: Chief Accounting Officer

Exhibit A

FORM OF
6.250 % FIXED RATE / FLOATING RATE NONCUMULATIVE PREFERRED STOCK,
SERIES T

Certificate Number_______            Number of Shares of Series T Preferred Stock______
CUSIP NO.:

CITIGROUP INC.

6.250% Fixed Rate / Floating Rate Noncumulative Preferred Stock, Series T
(par value $1.00 per share)
(liquidation preference $25,000 per share)

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that [ ] (the “Holder”) is the registered owner of [ ] fully paid and non-assessable shares of the Company’s designated 6.250% Fixed Rate / Floating Rate Noncumulative Preferred Stock, Series T, with a par value of $1.00 per share and a liquidation preference of $25,000 per share (the “Series T Preferred Stock”). The shares of Series T Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series T Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations dated April 22, 2016 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.
Reference is hereby made to select provisions of the Series T Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Registrar has properly countersigned, these shares of Series T Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its [Title] and by its [Title] this __ day of _______, ________.

CITIGROUP INC.

By: _______________________________________
Name:
Title:

By: _______________________________________
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE
These are shares of Series T Preferred Stock referred to in the within-mentioned Certificate of Designations.
Dated:

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar
By: _______________________________________
Name:
Title:

REVERSE OF CERTIFICATE
    Dividends on each share of Series T Preferred Stock shall be payable at the rate provided in the Certificate of Designations.
    The shares of Series T Preferred Stock shall be redeemable at the option of the Company in the manner and in accordance with the terms set forth in the Certificate of Designations.
The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or Series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.
ASSIGNMENT
    FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series T Preferred Stock evidenced hereby to:
___________________________________________________
___________________________________________________
(Insert assignee’s social security or taxpayer identification number, if any)
___________________________________________________
___________________________________________________
(Insert address and zip code of assignee)
and irrevocably appoints:
___________________________________________________
___________________________________________________
as agent to transfer the shares of Series T Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Date:
Signature:
___________________________________________________
(Sign exactly as your name appears on the other side of this Certificate)
Signature Guarantee: ___________________________________________________
(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT II

CERTIFICATE OF DESIGNATIONS

OF

4.150% FIXED RATE RESET NONCUMULATIVE PREFERRED STOCK SERIES Y

OF

CITIGROUP INC.
______________________________
pursuant to Section 151 of the
General Corporation Law of the State of Delaware
______________________________

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that:

1.    The Restated Certificate of Incorporation of the Company (as amended through the date hereof, the “Certificate of Incorporation”) fixes the total number of shares of all classes of capital stock that the Company shall have the authority to issue at six billion (6,000,000,000) shares of common stock, par value $0.01 per share, and thirty million (30,000,000) shares of preferred stock, par value $1.00 per share.

2. The Certificate of Incorporation expressly grants to the Board of Directors of the Company (the “Board of Directors”) authority to provide for the issuance of the shares of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

3. Pursuant to the authority conferred upon a preferred stock committee (the “Preferred Stock Committee”) by the Board of Directors, the Preferred Stock Committee, by action duly taken on October 20, 2021, adopted resolutions (i) authorizing the issuance and sale of up to 40,000 shares of the Company’s preferred stock and (ii) approving this final form of Certificate of Designations of 4.150% Fixed Rate Reset Noncumulative Preferred Stock, Series Y (the “Series Y Preferred Stock”), establishing the number of shares to be included in this Series Y Preferred Stock and fixing the designation, powers, preferences and rights of the shares of this Series Y Preferred Stock and the qualifications, limitations or restrictions thereof as follows:

Section 1. Designation.

The designation of the series of preferred stock shall be “4.150% Fixed Rate Reset Noncumulative Preferred Stock, Series Y”. Each share of Series Y Preferred Stock shall be identical in all respects to every other share of Series Y Preferred Stock.

Section 2. Number of Shares.

The number of authorized shares of Series Y Preferred Stock shall be 40,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series Y Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors, the Preferred Stock Committee or any other duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Company shall have the authority to issue fractional shares of Series Y Preferred Stock.

Section 3. Definitions. As used herein with respect to Series Y Preferred Stock:

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act of 1950, as amended, or any successor provision.

“Board of Directors” has the meaning set forth in the recitals above.

“business day” means any weekday that is not a legal holiday in New York City and is not a day on which banking institutions in New York City are authorized or required by law or regulation to be closed.

“Calculation Agent” means the Transfer Agent acting in its capacity as calculation agent for the Series Y Preferred Stock, and its successors and assigns.

“Common Stock” means the common stock of the Company, par value $0.01 per share, or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.

“Depositary” means DTC or its nominee or any successor depositary appointed by the Company.

“dividend payment date” shall have the meaning set forth in Section 4(a) hereof.

“dividend period” shall have the meaning set forth in Section 4(a) hereof.

“Dividend Record Date” shall have the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company.

“First Reset Date” shall have the meaning set forth in Section 4(a) hereof.

“Holder” means the Person in whose name the shares of the Series Y Preferred Stock are registered, which may be treated by the Company, Calculation Agent, Transfer Agent, Registrar and paying agent as the absolute owner of the shares of Series Y Preferred Stock for the purpose of making payment and for all other purposes.

“Junior Stock” means the Common Stock and any other class or series of stock of the
Company now existing or hereafter authorized over which Series Y Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Nonpayment” shall have the meaning set forth in Section 7(b)(i) hereof.

“NY Federal Reserve’s website” shall have the meaning set forth in Section 4(a) hereof.

“Officer” means the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer, any Deputy Treasurer, any Assistant Treasurer, any Vice President, the General Counsel and Corporate Secretary and any Assistant Secretary of the Company.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, or other entity.

“Preferred Stock Director” shall have the meaning set forth in Section 7(b)(i) hereof.

“Preferred Stock Director Termination Date” shall have the meaning set forth in Section 7(b)(iv) hereof.
“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series Y Preferred Stock, and its successors and assigns.

“Regulatory Capital Event” means the good faith determination by the Company that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series Y Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series Y Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series Y Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation preference amount of $25,000 per share of the Series Y Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of the Series Y Preferred Stock is outstanding.

“Relevant Governmental Body” shall have the meaning set forth in Section 4(a) hereof.

“reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date, and no reset date, including the First Reset Date, will be adjusted for business days.

“reset dividend determination date” means, in respect of any reset period, the day that is three business days prior to the beginning of such reset period.

“reset period” means the period from, and including, each reset date to, but excluding, the next succeeding reset date, except for the initial reset period, which will be the period from, and including, the First Reset Date to, but excluding, the next succeeding reset date.

“Series Y Liquidation Preference” shall have the meaning set forth in Section 5(a) hereof.

“Series Y Preferred Stock” shall have the meaning set forth in Section 1 hereof.

“Series Y Preferred Stock Certificate” shall have the meaning set forth in Section 14(a) hereof.

“Transfer Agent” means Computershare Trust Company, N.A., a federally chartered national association, acting as Transfer Agent, Calculation Agent, Registrar and paying agent for the Series Y Preferred Stock, and its successors and assigns.

“Trust” shall have the meaning set forth in Section 6(d).

Section 4. Dividends.

a.Rate. Holders shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee thereof, but only out of funds legally available therefor, noncumulative cash dividends on each share of Series Y Preferred Stock in the amounts specified below in this Section 4, and no more, payable on the 15th of each February, May, August and November (each, a “dividend payment date”), (i) quarterly in arrears from, and including, the date of issuance to, but excluding, November 15, 2026 (the “First Reset Date”), at an annual rate of 4.150% on the liquidation preference of $25,000 per share, beginning on February 15, 2022, and (ii) from, and including the First Reset Date, for each reset period, at an annual rate equal to the five-year treasury rate as of the most recent reset dividend determination date (as described below) plus 3.000% on the liquidation preference of $25,000 per share, quarterly in arrears, beginning on February 15, 2027.

The record date for payment of dividends on the Series Y Preferred Stock will be the record date fixed by the Board of Directors or any other duly authorized committee thereof that is not more than 30 nor less than 10 days prior to such dividend payment date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a business day.
For any reset period beginning on or after the First Reset Date, the five-year treasury rate will be:

• The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing under the caption “Treasury Constant Maturities’’ in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board as of 5:00 p.m. (Eastern Time) as of any date of determination, as determined by the Calculation Agent in its sole discretion.

• If no calculation is provided as described above, then the Company (or such affiliate) will use a substitute or successor rate that it has determined, in its sole discretion after consulting any source it deems to be reasonable, is (i) the industry-accepted substitute or successor for the five-year treasury rate or (ii) if there is no such industry-accepted substitute or successor for the five-year treasury rate, a substitute or successor rate that is most comparable to the five-year treasury rate. Upon selection of a substitute or successor rate, the Company (or such affiliate) may determine, in its sole discretion after consulting any source it deems to be reasonable, the day count convention, the business day convention, the definition of business day, the reset dividend determination date and any other relevant methodology or definition for calculating such substitute or successor rate, including any adjustment factor it determines is needed to make such substitute or successor rate comparable to the five-year treasury rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

The five-year treasury rate will be determined on each reset dividend determination date.

With respect to any dividend period, any dividends on the Series Y Preferred Stock will be calculated on the basis of a 360-day year of twelve 30-day months, and “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the date of issuance of the Series Y Preferred Stock to, but excluding, the first dividend payment date. In the event that any dividend payment date is not a business day, then payment of any dividend payable on such date will be made on the next succeeding business day and without any additional dividend accrual or other payment in respect of any such postponement.

Any determination, decision or election that may be made by the Company (or one of its affiliates) pursuant to the provisions described above, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or such affiliate’s) sole discretion, and, notwithstanding anything to the contrary in this Certificate of Designations, shall become effective without consent from the holders of the Series Y Preferred Stock or any other party.

All percentages resulting from any calculation of the dividend rate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on the Series Y Preferred Stock will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

(b) Noncumulative Dividends. If the Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series Y Preferred Stock for any dividend period prior to the related dividend payment date, that dividend will not accrue, and the Company will have no obligation to pay, and Holders shall have no right to receive, a dividend for that dividend period on the related dividend payment date or at any future time, whether or not dividends on the Series Y Preferred Stock or any other series of preferred stock or common stock are declared for any subsequent period. References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

(c) Priority of Dividends. So long as any share of Series Y Preferred Stock remains outstanding, unless as to a dividend payment date full dividends on all outstanding shares of the Series Y Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the dividend period then ending, the Company will not, and will cause its subsidiaries not to, during the next succeeding dividend period, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, other than:

(i) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

(ii) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

(iii) as a result of an exchange or conversion of any class or series of Junior Stock for any other class or series of Junior Stock;

(iv) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged;

(v) the purchase of Junior Stock by an investment banking subsidiary of the Company in connection with the distribution thereof; or

(vi) the purchase of Junior Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary.

The restrictions set forth in the preceding provisions of this Section 4(c) shall not apply to any Junior Stock dividends paid by the Company where the dividend is in the form of the same stock (or the right to buy the same stock) as that on which the dividend is being paid.

Except as provided below, for so long as any share of Series Y Preferred Stock remains outstanding, if dividends are not declared and paid in full upon the shares of Series Y Preferred Stock and any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series Y Preferred Stock in the payment of dividends, all dividends declared upon shares of Series Y Preferred Stock and such other stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share of Series Y Preferred Stock and accrued dividends for the then-current dividend period per share of such other stock (including, in the case of any such other stock that bears cumulative dividends, all accrued and unpaid dividends) bear to each other.

Subject to the foregoing, and not otherwise, such dividends payable in cash, stock or otherwise, as may be determined by the Board of Directors or any duly authorized committee thereof, may be declared and paid on any other class or series of stock of the Company from time to time out of any funds legally available for such payment, and Holders will not be entitled to participate in those dividends.
Section 5. Liquidation Rights.

(a)Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall be entitled, out of funds legally available therefor, before any distribution or payment may be made by the Company or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of stock ranking senior to or on parity with Series Y Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share (the “Series Y Liquidation Preference”), plus any accrued dividends thereon from the last dividend payment date to, but excluding, the date of the liquidation, dissolution or winding up if and to the extent declared but not yet paid. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Company are not sufficient to pay in full the aforesaid liquidation distributions to the Holders and any liquidation distributions owed to holders of any class or series of stock of the Company ranking equally with the Series Y Preferred Stock in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts paid to the Holders and to the holders of all such equally ranking stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, nor shall the merger, consolidation or any other business combination transaction of the Company into or with any other corporation or Person or the merger, consolidation or any other business combination transaction of any other corporation or Person into or with the Company be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

Section 6. Redemption.

(a) Optional Redemption. The Company, at the option of its Board of Directors or any duly authorized committee thereof, may redeem out of funds legally available therefor, (i) in whole at any time or in part, from time to time, the shares of Series Y Preferred Stock at the time outstanding, on any dividend payment date beginning on or after the First Reset Date, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event, in each case at a redemption price equal to $25,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the redemption date, upon notice given as provided in Section 6(b) below.

(b) Notice of Redemption. Notice of every redemption of shares of Series Y Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the Holders of such shares to be redeemed at their respective last addresses appearing on the stock register of the Company. Such mailing shall be at least 5 days and not more than 30 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series Y Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series Y Preferred Stock. Each notice shall state:

(i) the redemption date;

(ii) the total number of shares of Series Y Preferred Stock to be redeemed and, if fewer than all the shares of a Holder are to be redeemed, the number of such shares to be redeemed;

(iii) the redemption price;

(iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price, if applicable; and

(v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

Notwithstanding the foregoing, if the certificates evidencing the shares of Series Y Preferred Stock are held of record by a depositary and any related depository shares are held of record by a Depositary or its nominee, the Company may give such notice in any manner permitted by the Depositary.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series Y Preferred Stock at the time outstanding, the shares of Series Y Preferred Stock to be redeemed shall be selected (i) pro rata from the Holders in proportion to the number of shares of Series Y Preferred Stock held by such Holders, (ii) by lot or (iii) in such other manner as the Board of Directors or any duly authorized committee thereof may determine, in its sole discretion, to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series Y Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other assets, for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Company with a bank or trust company selected by the Board of Directors or any duly authorized committee thereof (the “Trust”) in trust for the pro rata benefit of the Holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue on such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from the Trust at any time after the redemption date from the funds so deposited, without interest. The Company shall be entitled to receive, from time to time, from the Trust any interest accrued on such funds, and the Holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Company, and in the event of such repayment to the Company, the Holders of the shares so called for redemption shall be deemed to be unsecured creditors of the Company for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Company, but shall in no event be entitled to any interest.

Section 7. Voting Rights.

(a) General. The Holders shall not be entitled to vote on any matter except as set forth in Section 7(b) below or as required by the Delaware General Corporation Law.

(b) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series Y Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series Y Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable (any such class or series being referred to herein as “dividend parity stock”) have not been declared and paid in an aggregate amount equal, as to any class or series, to at least three semi-annual or six quarterly dividend periods, as applicable, (whether consecutive or not) (a “Nonpayment”), the authorized number of directors constituting the Board of Directors shall be increased by two, and the Holders, together with holders of dividend parity stock, shall have the right, voting separately as a single class without regard to class or series (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the exclusion of the holders of Common Stock, to elect two directors of the Company to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that it shall be a qualification for election of any such director that the election of such director shall not cause the Company to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the Holders together with holders of dividend parity stock is a “Preferred Stock Director.”

(ii) Election. The election of the Preferred Stock Directors will take place at any annual meeting of stockholders or any special meeting of the Holders and any dividend parity stock, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Company may, and upon the written request (addressed to the secretary at the Company’s principal office) of the holders of at least 20% of the voting power of the Series Y Preferred Stock or the holders of at least 20% of the voting power of any series of dividend parity stock then outstanding (with such voting power measured based on the voting power to elect Preferred Stock Directors), must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Company, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series Y Preferred Stock and any dividend parity stock for the purposes of electing Preferred Stock Directors. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(iii) Notice of Special Meeting. Notice for a special meeting to elect Preferred Stock Directors will be given in a similar manner to that provided in the Company’s by-laws for a special meeting of the stockholders. If the secretary of the Company does not call a special meeting within 20 days after receipt of any such request, then any Holder may (at the expense of the Company) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Company. The Preferred Stock Directors elected at any such special meeting and each Preferred Stock Director elected at a subsequent annual or special meeting of stockholders, will be elected for term expiring upon the earlier of the Preferred Stock Director Termination Date and the next annual meeting of stockholders following such Preferred Stock Director's election. In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the Preferred Stock Director remaining in office, or if none remains in office, by a plurality of the votes cast by the holders of Series Y Preferred Stock and any dividend parity stock, voting together as a single class, and the Preferred Stock Director so appointed or elected to fill such vacancy shall serve for a term expiring at the next annual meeting of the stockholders. Preferred Stock Directors may only be elected by the holders of Series Y Preferred Stock and dividend parity stock in accordance with this Section 7. If the holders of Series Y Preferred Stock and such dividend parity stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to this Section 7, then any directorship not so filled shall remain vacant until such time as the holders of Series Y Preferred Stock and such dividend parity stock elect a person to fill such directorship in accordance with this Section 7, or such vacancy is otherwise filled in accordance with this Section 7; and no such directorship may be filled by stockholders of the Company other than in accordance with this Section 7.

(iv) Termination; Removal. Whenever the Company has paid noncumulative dividends in full for at least two consecutive semi-annual or four consecutive quarterly dividend periods following a Nonpayment on the Series Y Preferred Stock and on any dividend parity stock entitled to noncumulative dividends and has paid cumulative dividends in full on any dividend parity stock entitled to cumulative dividends, then the right of the Holders to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future dividend periods) (the time of such cessation, the “Preferred Stock Director Termination Date”). Upon a Preferred Stock Director Termination Date, the terms of office of the Preferred Stock Directors will immediately terminate, the persons then serving as Preferred Stock Directors shall immediately cease to be qualified to hold office as Preferred Stock Directors, the Preferred Stock Directors shall cease to be directors of the Company and the number of directors constituting the Board of Directors shall be automatically reduced, without any action by the Board of Directors or the stockholders of the Company, by the number of Preferred Stock Directors authorized immediately prior to such termination. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the voting power of outstanding shares of the capital stock then entitled to vote in the election of Preferred Stock Directors, voting together as a single class (with such voting power measured based on the voting power to elect Preferred Stock Directors).

(c) Senior Issuances; Adverse Changes. So long as any shares of Series Y Preferred Stock are outstanding, but subject to the final paragraph of this Section 7(c), in addition to any other vote or consent of holders of the Company’s capital stock required by Delaware law, the vote or consent of the holders of at least two-thirds of the voting power of the Series Y Preferred Stock and the holders of any other preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy at an annual or special meeting of stockholders, or given in writing without a meeting, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i) any amendment, alteration or repeal of any provision of the Company’s certificate of incorporation (including the certificate of designations creating the Series Y Preferred Stock) or the Company’s by-laws that would alter or change the voting powers, preferences, economic rights or special rights of the Series Y Preferred Stock so as to affect them adversely;

(ii) any amendment or alteration of the Company’s certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company's capital stock ranking prior to the Series Y Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding up of the Company; or

(iii) the consummation of a binding share exchange or reclassification involving the Series Y Preferred Stock or a merger or consolidation of the Company with another entity, except that holders of Series Y Preferred Stock will have no right to vote under this provision or otherwise under Delaware law if in each case (i) the Series Y Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and that is a corporation for U.S. federal income tax purposes (or if such entity is not a corporation, the Company having received an opinion of nationally recognized counsel experienced in such matters to the effect that Holders will be subject to tax for U.S. federal income tax purposes with respect to such new preferred securities after such merger or consolidation in the same amount, at the same time and otherwise in the same manner as would have been the case under the Series Y Preferred Stock prior to such merger or consolidation), and (ii) such Series Y Preferred Stock remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series Y Preferred Stock, taken as a whole; provided, however, that, for the avoidance of doubt, any increase in the amount of the authorized or issued Series Y Preferred Stock or authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock or any securities convertible into preferred stock ranking equally with and/or junior to the Series Y Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not be deemed to adversely affect the voting powers, preferences or special rights of the Series Y Preferred Stock, and no stockholder will have the right to vote on such an increase, creation or issuance by reason of this Section 7.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of preferred stock of the Company, then only such series of preferred stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together with the Series Y Preferred Stock as a single class (in lieu of all other series of preferred stock) for purposes of the vote or consent required by this Section 7(c).

(d) No Vote if Redemption. No vote or consent of the Holders shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Company shall have redeemed or shall have called for redemption all outstanding shares of Series Y Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.

Section 8. Preemption and Conversion Rights.

The Holders shall not have any preemptive rights or conversion rights as a result of the terms hereof.

Section 9. Rank.

For the avoidance of doubt, the Board of Directors or any duly authorized committee thereof may, without the vote of the Holders, authorize and issue additional shares of Junior Stock or shares of any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series Y Preferred Stock in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

Section 10. Reacquired Shares.

The Board of Directors shall take such actions as are necessary to cause the shares of Series Y Preferred Stock which have been redeemed or otherwise purchased or acquired by the Company to be retired and restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 11. No Sinking Fund.

Shares of Series Y Preferred Stock are not subject to the operation of a sinking fund.

Section 12. Transfer Agent, Calculation Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Calculation Agent, Registrar and paying agent for the Series Y Preferred Stock shall be Computershare Trust Company, N.A. The Company may, in its sole discretion, remove the Transfer Agent and/or the Calculation Agent in accordance with the agreements between the Company and the Transfer Agent; provided, however, that the Company shall appoint a successor transfer agent and/or calculation agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 13. Replacement Certificates for Mutilated, Destroyed, Stolen and Lost Certificates.

If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

Section 14. Form.

(a) Series Y Preferred Stock Certificates. Series Y Preferred Stock shall be issued in certificated form in substantially the form attached hereto as Exhibit A (each, a “Series Y Preferred Stock Certificate”). Exhibit A is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series Y Preferred Stock Certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

(b) Signature. Two Officers shall sign any Series Y Preferred Stock Certificate for the Company, in accordance with the Company’s by-laws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Series Y Preferred Stock Certificate no longer holds that office at the time the Transfer Agent countersigned the Series Y Preferred Stock Certificate, such Series Y Preferred Stock Certificate shall be valid nevertheless. A Series Y Preferred Stock Certificate shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Series Y Preferred Stock Certificate. Each Series Y Preferred Stock Certificate shall be dated the date of its countersignature.

Section 15. Taxes.

(a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series Y Preferred Stock. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series Y Preferred Stock, in a name other than that in which the shares of Series Y Preferred Stock were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series Y Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.

Section 16. Notices.

All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Company, to its office at 388 Greenwich Street, New York, New York 10013 (Attention: Corporate Secretary) or to the Transfer Agent at its office at 150 Royall Street, Canton, Massachusetts 02021, or other agent of the Company designated as permitted by this Certificate of Designations, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

Section 17. Other Rights Disclaimed.
The shares of Series Y Preferred Stock have no voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Company.

IN WITNESS WHEREOF, this Certificate of Designations has been executed on behalf of the Company by its Treasurer this 26th day of October, 2021.

CITIGROUP INC.

By: /s/ Michael Verdeschi_______________________
Name: Michael Verdeschi
Title: Treasurer

Exhibit A

FORM OF
4.150% FIXED RATE RESET NONCUMULATIVE PREFERRED STOCK, SERIES Y

Certificate Number_______ Number of Shares of Series Y Preferred Stock______
CUSIP NO.:

CITIGROUP INC.

4.150% Fixed Rate Reset Noncumulative Preferred Stock, Series Y
(par value $1.00 per share) (liquidation preference $25,000 per share)

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that [ ] (the “Holder”) is the registered owner of [ ] fully paid and non-assessable shares of the Company’s designated 4.150% Fixed Rate Reset Noncumulative Preferred Stock, Series Y, with a par value of $1.00 per share and a liquidation preference of $25,000 per share (the “Series Y Preferred Stock”). The shares of Series Y Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series Y Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations dated October 26, 2021 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.
Reference is hereby made to select provisions of the Series Y Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Registrar has properly countersigned, these shares of Series Y Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its [Title] and by its [Title] this __ day of _______, ________.

CITIGROUP INC.

By: _______________________________________
Name:
Title:

By: _______________________________________
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE
These are shares of Series Y Preferred Stock referred to in the within-mentioned Certificate of Designations.
Dated:

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar
By: _______________________________________
Name:
Title:

REVERSE OF CERTIFICATE
Dividends on each share of Series Y Preferred Stock shall be payable at the rate provided in the Certificate of Designations.
The shares of Series Y Preferred Stock shall be redeemable at the option of the Company in the manner and in accordance with the terms set forth in the Certificate of Designations.
The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or Series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.
ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series Y Preferred Stock evidenced hereby to:
___________________________________________________
___________________________________________________
(Insert assignee’s social security or taxpayer identification number, if any)
___________________________________________________
___________________________________________________
(Insert address and zip code of assignee)
and irrevocably appoints:
___________________________________________________
___________________________________________________
as agent to transfer the shares of Series Y Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Date:
Signature:
___________________________________________________
(Sign exactly as your name appears on the other side of this Certificate)
Signature Guarantee: ___________________________________________________
(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT III
CERTIFICATE OF DESIGNATIONS

OF

7.375% FIXED RATE RESET NONCUMULATIVE PREFERRED STOCK SERIES Z

OF

CITIGROUP INC.

______________________________
pursuant to Section 151 of the
General Corporation Law of the State of Delaware
______________________________

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that:

1. The Restated Certificate of Incorporation of the Company (as amended through the date hereof, the “Certificate of Incorporation”) fixes the total number of shares of all classes of capital stock that the Company shall have the authority to issue at six billion (6,000,000,000) shares of common stock, par value $0.01 per share, and thirty million (30,000,000) shares of preferred stock, par value $1.00 per share.

2. The Certificate of Incorporation expressly grants to the Board of Directors of the Company (the “Board of Directors”) authority to provide for the issuance of the shares of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

3. Pursuant to the authority conferred upon a preferred stock committee (the “Preferred Stock Committee”) by the Board of Directors, the Preferred Stock Committee, by action duly taken on February 28, 2023, adopted resolutions (i) authorizing the issuance and sale of up to 50,000 shares of the Company’s preferred stock and (ii) approving this final form of Certificate of Designations of 7.375% Fixed Rate Reset Noncumulative Preferred Stock, Series Z (the “Series Z Preferred Stock”), establishing the number of shares to be included in this Series Z Preferred Stock and fixing the designation, powers, preferences and rights of the shares of this Series Z Preferred Stock and the qualifications, limitations or restrictions thereof as follows:

Section 1. Designation.

The designation of the series of preferred stock shall be “7.375% Fixed Rate Reset Noncumulative Preferred Stock, Series Z”. Each share of Series Z Preferred Stock shall be identical in all respects to every other share of Series Z Preferred Stock.

Section 2. Number of Shares.

The number of authorized shares of Series Z Preferred Stock shall be 50,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series Z Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors, the Preferred Stock Committee or any other duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Company shall have the authority to issue fractional shares of Series Z Preferred Stock.

Section 3. Definitions. As used herein with respect to Series Z Preferred Stock:

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act of 1950, as amended, or any successor provision.

“Board of Directors” has the meaning set forth in the recitals above.

“business day” means any weekday that is not a legal holiday in New York City and is not a day on which banking institutions in New York City are authorized or required by law or regulation to be closed.

“Calculation Agent” means the Transfer Agent acting in its capacity as calculation agent for the Series Z Preferred Stock, and its successors and assigns.

“Common Stock” means the common stock of the Company, par value $0.01 per share, or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.

“Depositary” means DTC or its nominee or any successor depositary appointed by the Company.

“dividend payment date” shall have the meaning set forth in Section 4(a) hereof.

“dividend period” shall have the meaning set forth in Section 4(a) hereof.

“Dividend Record Date” shall have the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company.

“First Reset Date” shall have the meaning set forth in Section 4(a) hereof.

“Holder” means the Person in whose name the shares of the Series Z Preferred Stock are registered, which may be treated by the Company, Calculation Agent, Transfer Agent, Registrar and

paying agent as the absolute owner of the shares of Series Z Preferred Stock for the purpose of making payment and for all other purposes.

“Junior Stock” means the Common Stock and any other class or series of stock of the
Company now existing or hereafter authorized over which Series Z Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Nonpayment” shall have the meaning set forth in Section 7(b)(i) hereof.

“NY Federal Reserve’s website” shall have the meaning set forth in Section 4(a) hereof.

“Officer” means the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer, any Deputy Treasurer, any Assistant Treasurer, any Vice President, the General Counsel and Corporate Secretary and any Assistant Secretary of the Company.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, or other entity.

“Preferred Stock Director” shall have the meaning set forth in Section 7(b)(i) hereof.

“Preferred Stock Director Termination Date” shall have the meaning set forth in Section 7(b)(iv) hereof.
“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series Z Preferred Stock, and its successors and assigns.

“Regulatory Capital Event” means the good faith determination by the Company that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series Z Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series Z Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series Z Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation preference amount of $25,000 per share of the Series Z Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of the Series Z Preferred Stock is outstanding.

“Relevant Governmental Body” shall have the meaning set forth in Section 4(a) hereof.

“reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date, and no reset date, including the First Reset Date, will be adjusted for business days.

“reset dividend determination date” means, in respect of any reset period, the day that is three business days prior to the beginning of such reset period.

“reset period” means the period from, and including, each reset date to, but excluding, the next succeeding reset date, except for the initial reset period, which will be the period from, and including, the First Reset Date to, but excluding, the next succeeding reset date.

“Series Z Liquidation Preference” shall have the meaning set forth in Section 5(a) hereof.

“Series Z Preferred Stock” shall have the meaning set forth in Section 1 hereof.

“Series Z Preferred Stock Certificate” shall have the meaning set forth in Section 14(a) hereof.

“Transfer Agent” means Computershare Trust Company, N.A., a federally chartered national association, acting as Transfer Agent, Calculation Agent, Registrar and paying agent for the Series Z Preferred Stock, and its successors and assigns.

“Trust” shall have the meaning set forth in Section 6(d).

Section 4. Dividends.

(a) Rate. Holders shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee thereof, but only out of funds legally available therefor, noncumulative cash dividends on each share of Series Z Preferred Stock in the amounts specified below in this Section 4, and no more, payable on the 15th of each February, May, August and November (each, a “dividend payment date”), (i) quarterly in arrears from, and including, the date of issuance to, but excluding, May 15, 2028 (the “First Reset Date”), at an annual rate of 7.375% on the liquidation preference of $25,000 per share, beginning on August 15, 2023, and (ii) from, and including the First Reset Date, for each reset period, at an annual rate equal to the five-year treasury rate as of the most recent reset dividend determination date (as described below) plus 3.209% on the liquidation preference of $25,000 per share, quarterly in arrears, beginning on August 15, 2028.

The record date for payment of dividends on the Series Z Preferred Stock will be the record date fixed by the Board of Directors or any other duly authorized committee thereof that is not more than 30 nor less than 10 days prior to such dividend payment date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a business day.

For any reset period beginning on or after the First Reset Date, the five-year treasury rate will be:

• The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing under the caption “Treasury

Constant Maturities’’ in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board as of 5:00 p.m. (Eastern Time) as of any date of determination, as determined by the Calculation Agent in its sole discretion.

• If no calculation is provided as described above, then the Company (or such affiliate) will use a substitute or successor rate that it has determined, in its sole discretion after consulting any source it deems to be reasonable, is (i) the industry-accepted substitute or successor for the five-year treasury rate or (ii) if there is no such industry-accepted substitute or successor for the five-year treasury rate, a substitute or successor rate that is most comparable to the five-year treasury rate. Upon selection of a substitute or successor rate, the Company (or such affiliate) may determine, in its sole discretion after consulting any source it deems to be reasonable, the day count convention, the business day convention, the definition of business day, the reset dividend determination date and any other relevant methodology or definition for calculating such substitute or successor rate, including any adjustment factor it determines is needed to make such substitute or successor rate comparable to the five-year treasury rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

The five-year treasury rate will be determined on each reset dividend determination date.

With respect to any dividend period, any dividends on the Series Z Preferred Stock will be calculated on the basis of a 360-day year of twelve 30-day months, and “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the date of issuance of the Series Z Preferred Stock to, but excluding, the first dividend payment date. In the event that any dividend payment date is not a business day, then payment of any dividend payable on such date will be made on the next succeeding business day and without any additional dividend accrual or other payment in respect of any such postponement.

Any determination, decision or election that may be made by the Company (or one of its affiliates) pursuant to the provisions described above, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or such affiliate’s) sole discretion, and, notwithstanding anything to the contrary in this Certificate of Designations, shall become effective without consent from the holders of the Series Z Preferred Stock or any other party.

All percentages resulting from any calculation of the dividend rate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on the Series Z Preferred Stock will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

(b) Noncumulative Dividends. If the Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series Z Preferred Stock for any dividend period prior to the related dividend payment date, that dividend will not accrue, and the Company will have no obligation to pay, and Holders shall have no right to receive, a dividend for that dividend period on the related dividend payment date or at any future time, whether or not dividends on the Series Z Preferred Stock or any other series of preferred stock or common stock are declared for any subsequent period. References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

(c) Priority of Dividends. So long as any share of Series Z Preferred Stock remains outstanding, unless as to a dividend payment date full dividends on all outstanding shares of the Series Z Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the dividend period then ending, the Company will not, and will cause its subsidiaries not to, during the next succeeding dividend period, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, other than:

(i) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

(ii) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

(iii) as a result of an exchange or conversion of any class or series of Junior Stock for any other class or series of Junior Stock;

(iv) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged;

(v) the purchase of Junior Stock by an investment banking subsidiary of the Company in connection with the distribution thereof; or

(vi) the purchase of Junior Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary.

The restrictions set forth in the preceding provisions of this Section 4(c) shall not apply to any Junior Stock dividends paid by the Company where the dividend is in the form of the same stock (or the right to buy the same stock) as that on which the dividend is being paid.

Except as provided below, for so long as any share of Series Z Preferred Stock remains outstanding, if dividends are not declared and paid in full upon the shares of Series Z Preferred Stock and any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series Z Preferred Stock in the payment of dividends, all dividends declared upon shares of Series Z Preferred Stock and such other stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share of Series Z Preferred Stock and accrued dividends for the then-current dividend period per share of such other stock (including, in the case of any such other stock that bears cumulative dividends, all accrued and unpaid dividends) bear to each other.

Subject to the foregoing, and not otherwise, such dividends payable in cash, stock or otherwise, as may be determined by the Board of Directors or any duly authorized committee thereof, may be declared and paid on any other class or series of stock of the Company from time to time out of any funds legally available for such payment, and Holders will not be entitled to participate in those dividends.

Section 5. Liquidation Rights.

(a)Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall be entitled, out of funds legally available therefor, before any distribution or payment may be made by the Company or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of stock ranking senior to or on parity with Series Z Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share (the “Series Z Liquidation Preference”), plus any accrued dividends thereon from the last dividend payment date to, but excluding, the date of the liquidation, dissolution or winding up if and to the extent declared but not yet paid. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Company are not sufficient to pay in full the aforesaid liquidation distributions to the Holders and any liquidation distributions owed to holders of any class or series of stock of the Company ranking equally with the Series Z Preferred Stock in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts paid to the Holders and to the holders of all such equally ranking stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, nor shall the merger, consolidation or any other business combination transaction of the Company into or with any other corporation or Person or the merger, consolidation or any other business combination transaction of any other corporation or Person into or with the Company be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

Section 6. Redemption.

(a) Optional Redemption. The Company, at the option of its Board of Directors or any duly authorized committee thereof, may redeem out of funds legally available therefor, (i) in whole at any time or in part, from time to time, the shares of Series Z Preferred Stock at the time outstanding, on any dividend payment date beginning on or after the First Reset Date, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event, in each case at a redemption price equal to $25,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the redemption date, upon notice given as provided in Section 6(b) below.

(b) Notice of Redemption. Notice of every redemption of shares of Series Z Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the Holders of such shares to be redeemed at their respective last addresses appearing on the stock register of the Company. Such mailing shall be at least 5 days and not more than 30 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series Z Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series Z Preferred Stock. Each notice shall state:

(i) the redemption date;

(ii) the total number of shares of Series Z Preferred Stock to be redeemed and, if fewer than all the shares of a Holder are to be redeemed, the number of such shares to be redeemed;

(iii) the redemption price;

(iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price, if applicable; and

(v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

Notwithstanding the foregoing, if the certificates evidencing the shares of Series Z Preferred Stock are held of record by a depositary and any related depository shares are held of record by a Depositary or its nominee, the Company may give such notice in any manner permitted by the Depositary.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series Z Preferred Stock at the time outstanding, the shares of Series Z Preferred Stock to be redeemed shall be selected (i) pro rata from the Holders in proportion to the number of shares of Series Z Preferred Stock held by such Holders, (ii) by lot or (iii) in such other manner as the Board of Directors or any duly authorized committee thereof may determine, in its sole discretion, to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series Z Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other assets, for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Company with a bank or trust company selected by the Board of Directors or any duly authorized committee thereof (the “Trust”) in trust for the pro rata benefit of the Holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue on such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from the Trust at any time after the redemption date from the funds so deposited, without interest. The Company shall be entitled to receive, from time to time, from the Trust any interest accrued on such funds, and the Holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Company, and in the event of such repayment to the Company, the Holders of the shares so called for redemption shall be deemed to be unsecured creditors of the Company for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Company, but shall in no event be entitled to any interest.

Section 7. Voting Rights.

(a) General. The Holders shall not be entitled to vote on any matter except as set forth in Section 7(b) below or as required by the Delaware General Corporation Law.

(b) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series Z Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series Z Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable (any such class or series being referred to herein as “dividend parity stock”) have not been declared and paid in an aggregate amount equal, as to any class or series, to at least three semi-annual or six quarterly dividend periods, as applicable, (whether consecutive or not) (a “Nonpayment”), the authorized number of directors constituting the Board of Directors shall be increased by two, and the Holders, together with holders of dividend parity stock, shall have the right, voting separately as a single class without regard to class or series (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the exclusion of the holders of Common Stock, to elect two directors of the Company to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that it shall be a qualification for election of any such director that the election of such director shall not cause the Company to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the Holders together with holders of dividend parity stock is a “Preferred Stock Director.”

(ii) Election. The election of the Preferred Stock Directors will take place at any annual meeting of stockholders or any special meeting of the Holders and any dividend parity stock, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Company may, and upon the written request (addressed to the secretary at the Company’s principal office) of the holders of at least 20% of the voting power of the Series Z Preferred Stock or the holders of at least 20% of the voting power of any series of dividend parity stock then outstanding (with such voting power measured based on the voting power to elect Preferred Stock Directors), must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Company, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series Z Preferred Stock and any dividend parity stock for the purposes of electing Preferred Stock Directors. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(iii) Notice of Special Meeting. Notice for a special meeting to elect Preferred Stock Directors will be given in a similar manner to that provided in the Company’s by-laws for a special meeting of the stockholders. If the secretary of the Company does not call a special meeting within 20 days after receipt of any such request, then any Holder may (at the expense of the Company) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Company. The Preferred Stock Directors elected at any such special meeting and each Preferred Stock Director elected at a subsequent annual or special meeting of stockholders, will be elected for term expiring upon the earlier of the Preferred Stock Director Termination Date and the next annual meeting of stockholders following such Preferred Stock Director's election. In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the Preferred Stock Director remaining in office, or if none remains in office, by a plurality of the votes cast by the holders of Series Z Preferred Stock and any dividend parity stock, voting together as a single class, and the Preferred Stock Director so appointed or elected to fill such vacancy shall serve for a term expiring at the next annual meeting of the stockholders. Preferred Stock Directors may only be elected by the holders of Series Z Preferred Stock and dividend parity stock in accordance with this Section 7. If the holders of Series Z Preferred Stock and such dividend parity stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to this Section 7, then any directorship not so filled shall remain vacant until such time as the holders of Series Z Preferred Stock and such dividend parity stock elect a person to fill such directorship in accordance with this Section 7, or such vacancy is otherwise filled in accordance with this Section 7; and no such directorship may be filled by stockholders of the Company other than in accordance with this Section 7.

(iv) Termination; Removal. Whenever the Company has paid noncumulative dividends in full for at least two consecutive semi-annual or four consecutive quarterly dividend periods following a Nonpayment on the Series Z Preferred Stock and on any dividend parity stock entitled to noncumulative dividends and has paid cumulative dividends in full on any dividend parity stock entitled to cumulative dividends, then the right of the Holders to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future dividend periods) (the time of such cessation, the “Preferred Stock Director Termination Date”). Upon a Preferred Stock Director Termination Date, the terms of office of the Preferred Stock Directors will immediately terminate, the persons then serving as Preferred Stock Directors shall immediately cease to be qualified to hold office as Preferred Stock Directors, the Preferred Stock Directors shall cease to be directors of the Company and the number of directors constituting the Board of Directors shall be automatically reduced, without any action by the Board of

Directors or the stockholders of the Company, by the number of Preferred Stock Directors authorized immediately prior to such termination. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the voting power of outstanding shares of the capital stock then entitled to vote in the election of Preferred Stock Directors, voting together as a single class (with such voting power measured based on the voting power to elect Preferred Stock Directors).

(c) Senior Issuances; Adverse Changes. So long as any shares of Series Z Preferred Stock are outstanding, but subject to the final paragraph of this Section 7(c), in addition to any other vote or consent of holders of the Company’s capital stock required by Delaware law, the vote or consent of the holders of at least two-thirds of the voting power of the Series Z Preferred Stock and the holders of any other preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy at an annual or special meeting of stockholders, or given in writing without a meeting, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i) any amendment, alteration or repeal of any provision of the Company’s certificate of incorporation (including the certificate of designations creating the Series Z Preferred Stock) or the Company’s by-laws that would alter or change the voting powers, preferences, economic rights or special rights of the Series Z Preferred Stock so as to affect them adversely;

(ii) any amendment or alteration of the Company’s certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company's capital stock ranking prior to the Series Z Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding up of the Company; or

(iii) the consummation of a binding share exchange or reclassification involving the Series Z Preferred Stock or a merger or consolidation of the Company with another entity, except that holders of Series Z Preferred Stock will have no right to vote under this provision or otherwise under Delaware law if in each case (i) the Series Z Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and that is a corporation for U.S. federal income tax purposes (or if such entity is not a corporation, the Company having received an opinion of nationally recognized counsel experienced in such matters to the effect that Holders will be subject to tax for U.S. federal income tax purposes with respect to such new preferred securities after such merger or consolidation in the same amount, at the same time and otherwise in the same manner as would have been the case under the Series Z Preferred Stock prior to such merger or consolidation), and (ii) such Series Z Preferred Stock remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series Z Preferred Stock, taken as a whole; provided, however, that, for the avoidance of doubt, any increase in the amount of the authorized or issued Series Z Preferred Stock or authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock or any securities convertible into preferred stock ranking equally with and/or junior to the Series Z Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not be deemed to adversely affect the voting powers, preferences or special rights of the Series Z Preferred Stock, and no stockholder will have the right to vote on such an increase, creation or issuance by reason of this Section 7.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of preferred stock of the Company, then only such series of preferred stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together with the Series Z Preferred Stock as a single class (in lieu of all other series of preferred stock) for purposes of the vote or consent required by this Section 7(c).

(d) No Vote if Redemption. No vote or consent of the Holders shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Company shall have redeemed or shall have called for redemption all outstanding shares of Series Z Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.

Section 8. Preemption and Conversion Rights.

The Holders shall not have any preemptive rights or conversion rights as a result of the terms hereof.

Section 9. Rank.

For the avoidance of doubt, the Board of Directors or any duly authorized committee thereof may, without the vote of the Holders, authorize and issue additional shares of Junior Stock or shares of any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series Z Preferred Stock in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

Section 10. Reacquired Shares.

The Board of Directors shall take such actions as are necessary to cause the shares of Series Z Preferred Stock which have been redeemed or otherwise purchased or acquired by the Company to be retired and restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 11. No Sinking Fund.

Shares of Series Z Preferred Stock are not subject to the operation of a sinking fund.
Section 12. Transfer Agent, Calculation Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Calculation Agent, Registrar and paying agent for the Series Z Preferred Stock shall be Computershare Trust Company, N.A. The Company may, in its sole discretion, remove the Transfer Agent and/or the Calculation Agent in accordance with the agreements between the Company and the Transfer Agent; provided, however, that the Company shall appoint a successor transfer agent and/or calculation agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 13. Replacement Certificates for Mutilated, Destroyed, Stolen and Lost Certificates.

If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

Section 14. Form.

(a) Series Z Preferred Stock Certificates. Series Z Preferred Stock shall be issued in certificated form in substantially the form attached hereto as Exhibit A (each, a “Series Z Preferred Stock Certificate”). Exhibit A is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series Z Preferred Stock Certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

(b) Signature. Two Officers shall sign any Series Z Preferred Stock Certificate for the Company, in accordance with the Company’s by-laws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Series Z Preferred Stock Certificate no longer holds that office at the time the Transfer Agent countersigned the Series Z Preferred Stock Certificate, such Series Z Preferred Stock Certificate shall be valid nevertheless. A Series Z Preferred Stock Certificate shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Series Z Preferred Stock Certificate. Each Series Z Preferred Stock Certificate shall be dated the date of its countersignature.

Section 15. Taxes.

(a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series Z Preferred Stock. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series Z Preferred Stock, in a name other than that in which the shares of Series Z Preferred Stock were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series Z Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.

Section 16. Notices.

All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Company, to its office at 388 Greenwich Street, New York, New York 10013 (Attention: Corporate Secretary) or to the Transfer Agent at its office at 150 Royall Street, Canton, Massachusetts 02021, or other agent of the Company designated as permitted by this Certificate of Designations, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

Section 17. Other Rights Disclaimed.
The shares of Series Z Preferred Stock have no voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Company.

IN WITNESS WHEREOF, this Certificate of Designations has been executed on behalf of the Company by its Treasurer this 6th day of March, 2023.

CITIGROUP INC.

By: _/s/ Michael Verdeschi_______________
Name: Michael Verdeschi
Title: Treasurer

Exhibit A

FORM OF
7.375% FIXED RATE RESET NONCUMULATIVE PREFERRED STOCK, SERIES Z

Certificate Number_______ Number of Shares of Series Z Preferred Stock______
CUSIP NO.:

CITIGROUP INC.

7.375% Fixed Rate Reset Noncumulative Preferred Stock, Series Z
(par value $1.00 per share) (liquidation preference $25,000 per share)

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that [ ] (the “Holder”) is the registered owner of [ ] fully paid and non-assessable shares of the Company’s designated 7.375% Fixed Rate Reset Noncumulative Preferred Stock, Series Z, with a par value of $1.00 per share and a liquidation preference of $25,000 per share (the “Series Z Preferred Stock”). The shares of Series Z Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series Z Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations dated March 6, 2023 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.
Reference is hereby made to select provisions of the Series Z Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Registrar has properly countersigned, these shares of Series Z Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its [Title] and by its [Title] this __ day of _______, ________.

CITIGROUP INC.

By: _______________________________________
Name:
Title:

By: _______________________________________
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE
These are shares of Series Z Preferred Stock referred to in the within-mentioned Certificate of Designations.
Dated:

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar
By: _______________________________________
Name:
Title:

REVERSE OF CERTIFICATE
Dividends on each share of Series Z Preferred Stock shall be payable at the rate provided in the Certificate of Designations.
The shares of Series Z Preferred Stock shall be redeemable at the option of the Company in the manner and in accordance with the terms set forth in the Certificate of Designations.
The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or Series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.
ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series Z Preferred Stock evidenced hereby to:
___________________________________________________
___________________________________________________
(Insert assignee’s social security or taxpayer identification number, if any)
___________________________________________________
___________________________________________________
(Insert address and zip code of assignee)
and irrevocably appoints:
___________________________________________________
___________________________________________________
as agent to transfer the shares of Series Z Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Date:
Signature:
___________________________________________________
(Sign exactly as your name appears on the other side of this Certificate)
Signature Guarantee: ___________________________________________________
(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT IV
CERTIFICATE OF DESIGNATIONS

OF

7.625% FIXED RATE RESET NONCUMULATIVE PREFERRED STOCK SERIES AA

OF

CITIGROUP INC.

______________________________
pursuant to Section 151 of the
General Corporation Law of the State of Delaware
______________________________

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that:

1. The Restated Certificate of Incorporation of the Company (as amended through the date hereof, the “Certificate of Incorporation”) fixes the total number of shares of all classes of capital stock that the Company shall have the authority to issue at six billion (6,000,000,000) shares of common stock, par value $0.01 per share, and thirty million (30,000,000) shares of preferred stock, par value $1.00 per share.

2. The Certificate of Incorporation expressly grants to the Board of Directors of the Company (the “Board of Directors”) authority to provide for the issuance of the shares of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

3. Pursuant to the authority conferred upon a preferred stock committee (the “Preferred Stock Committee”) by the Board of Directors, the Preferred Stock Committee, by action duly taken on September 14, 2023, adopted resolutions (i) authorizing the issuance and sale of up to 60,000 shares of the Company’s preferred stock and (ii) approving this final form of Certificate of Designations of 7.625% Fixed Rate Reset Noncumulative Preferred Stock, Series AA (the “Series AA Preferred Stock”), establishing the number of shares to be included in this Series AA Preferred Stock and fixing the designation, powers, preferences and rights of the shares of this Series AA Preferred Stock and the qualifications, limitations or restrictions thereof as follows:

Section 1. Designation.

The designation of the series of preferred stock shall be “7.625% Fixed Rate Reset Noncumulative Preferred Stock, Series AA”. Each share of Series AA Preferred Stock shall be identical in all respects to every other share of Series AA Preferred Stock.
Section 2. Number of Shares.

The number of authorized shares of Series AA Preferred Stock shall be 60,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series AA Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors, the Preferred Stock Committee or any other duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Company shall have the authority to issue fractional shares of Series AA Preferred Stock.

Section 3. Definitions. As used herein with respect to Series AA Preferred Stock:

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act of 1950, as amended, or any successor provision.

“Board of Directors” has the meaning set forth in the recitals above.

“business day” means any weekday that is not a legal holiday in New York City and is not a day on which banking institutions in New York City are authorized or required by law or regulation to be closed.

“Calculation Agent” means the Transfer Agent acting in its capacity as calculation agent for the Series AA Preferred Stock, and its successors and assigns.

“Common Stock” means the common stock of the Company, par value $0.01 per share, or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.

“Depositary” means DTC or its nominee or any successor depositary appointed by the Company.

“dividend payment date” shall have the meaning set forth in Section 4(a) hereof.

“dividend period” shall have the meaning set forth in Section 4(a) hereof.

“Dividend Record Date” shall have the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company.

“First Reset Date” shall have the meaning set forth in Section 4(a) hereof.

“Holder” means the Person in whose name the shares of the Series AA Preferred Stock are registered, which may be treated by the Company, Calculation Agent, Transfer Agent, Registrar and paying agent as the absolute owner of the shares of Series AA Preferred Stock for the purpose of making payment and for all other purposes.

“Junior Stock” means the Common Stock and any other class or series of stock of the
Company now existing or hereafter authorized over which Series AA Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Nonpayment” shall have the meaning set forth in Section 7(b)(i) hereof.

“NY Federal Reserve’s website” shall have the meaning set forth in Section 4(a) hereof.

“Officer” means the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer, any Deputy Treasurer, any Assistant Treasurer, any Vice President, the General Counsel and Corporate Secretary and any Assistant Secretary of the Company.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, or other entity.

“Preferred Stock Director” shall have the meaning set forth in Section 7(b)(i) hereof.

“Preferred Stock Director Termination Date” shall have the meaning set forth in Section 7(b)(iv) hereof.
“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series AA Preferred Stock, and its successors and assigns.

“Regulatory Capital Event” means the good faith determination by the Company that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series AA Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series AA Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series AA Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation preference amount of $25,000 per share of the Series AA Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of the Series AA Preferred Stock is outstanding.

“Relevant Governmental Body” shall have the meaning set forth in Section 4(a) hereof.

“reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date, and no reset date, including the First Reset Date, will be adjusted for business days.

“reset dividend determination date” means, in respect of any reset period, the day that is three business days prior to the beginning of such reset period.

“reset period” means the period from, and including, each reset date to, but excluding, the next succeeding reset date, except for the initial reset period, which will be the period from, and including, the First Reset Date to, but excluding, the next succeeding reset date.

“Series AA Liquidation Preference” shall have the meaning set forth in Section 5(a) hereof.

“Series AA Preferred Stock” shall have the meaning set forth in Section 1 hereof.

“Series AA Preferred Stock Certificate” shall have the meaning set forth in Section 14(a) hereof.

“Transfer Agent” means Computershare Trust Company, N.A., a federally chartered national association, acting as Transfer Agent, Calculation Agent, Registrar and paying agent for the Series AA Preferred Stock, and its successors and assigns.

“Trust” shall have the meaning set forth in Section 6(d).

Section 4. Dividends.

(a) Rate. Holders shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee thereof, but only out of funds legally available therefor, noncumulative cash dividends on each share of Series AA Preferred Stock in the amounts specified below in this Section 4, and no more, payable on the 15th of each February, May, August and November (each, a “dividend payment date”), (i) quarterly in arrears from, and including, the date of issuance to, but excluding, November 15, 2028 (the “First Reset Date”), at an annual rate of 7.625% on the liquidation preference of $25,000 per share, beginning on February 15, 2024, and (ii) from, and including the First Reset Date, for each reset period, at an annual rate equal to the five-year treasury rate as of the most recent reset dividend determination date (as described below) plus 3.211% on the liquidation preference of $25,000 per share, quarterly in arrears, beginning on February 15, 2029.

The record date for payment of dividends on the Series AA Preferred Stock will be the record date fixed by the Board of Directors or any other duly authorized committee thereof that is not more than 30 nor less than 10 days prior to such dividend payment date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a business day.

For any reset period beginning on or after the First Reset Date, the five-year treasury rate will be:

• The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing under the caption “Treasury Constant Maturities’’ in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board as of 5:00 p.m. (Eastern Time) as of any date of determination, as determined by the Calculation Agent in its sole discretion.

• If no calculation is provided as described above, then the Company (or such affiliate) will use a substitute or successor rate that it has determined, in its sole discretion after consulting any source it deems to be reasonable, is (i) the industry-accepted substitute or successor for the five-year treasury rate or (ii) if there is no such industry-accepted substitute or successor for the five-year treasury rate, a substitute or successor rate that is most comparable to the five-year treasury rate. Upon selection of a substitute or successor rate, the Company (or such affiliate) may determine, in its sole discretion after consulting any source it deems to be reasonable, the day count convention, the business day convention, the definition of business day, the reset dividend determination date and any other relevant methodology or definition for calculating such substitute or successor rate, including any adjustment factor it determines is needed to make such substitute or successor rate comparable to the five-year treasury rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

The five-year treasury rate will be determined on each reset dividend determination date.

With respect to any dividend period, any dividends on the Series AA Preferred Stock will be calculated on the basis of a 360-day year of twelve 30-day months, and “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the date of issuance of the Series AA Preferred Stock to, but excluding, the first dividend payment date. In the event that any dividend payment date is not a business day, then payment of any dividend payable on such date will be made on the next succeeding business day and without any additional dividend accrual or other payment in respect of any such postponement.

Any determination, decision or election that may be made by the Company (or one of its affiliates) pursuant to the provisions described above, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or such affiliate’s) sole discretion, and, notwithstanding anything to the contrary in this Certificate of Designations, shall become effective without consent from the holders of the Series AA Preferred Stock or any other party.

All percentages resulting from any calculation of the dividend rate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on the Series AA Preferred Stock will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

(b) Noncumulative Dividends. If the Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series AA Preferred Stock for any dividend period prior to the related dividend payment date, that dividend will not accrue, and the Company will have no obligation to pay, and Holders shall have no right to receive, a dividend for that dividend period on the related dividend payment date or at any future time, whether or not dividends on the Series AA Preferred Stock or any other series of preferred stock or common stock are declared for any subsequent period. References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

(c)Priority of Dividends. So long as any share of Series AA Preferred Stock remains outstanding, unless as to a dividend payment date full dividends on all outstanding shares of the Series AA Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the dividend period then ending, the Company will not, and will cause its subsidiaries not to, during the next succeeding dividend period, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, other than:

(i) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

(ii) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

(iii) as a result of an exchange or conversion of any class or series of Junior Stock for any other class or series of Junior Stock;

(iv) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged;

(v) the purchase of Junior Stock by an investment banking subsidiary of the Company in connection with the distribution thereof; or

(vi) the purchase of Junior Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary.

The restrictions set forth in the preceding provisions of this Section 4(c) shall not apply to any Junior Stock dividends paid by the Company where the dividend is in the form of the same stock (or the right to buy the same stock) as that on which the dividend is being paid.

Except as provided below, for so long as any share of Series AA Preferred Stock remains outstanding, if dividends are not declared and paid in full upon the shares of Series AA Preferred Stock and any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series AA Preferred Stock in the payment of dividends, all dividends declared upon shares of Series AA Preferred Stock and such other stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share of Series AA Preferred Stock and accrued dividends for the then-current dividend period per share of such other stock (including, in the case of any such other stock that bears cumulative dividends, all accrued and unpaid dividends) bear to each other.

Subject to the foregoing, and not otherwise, such dividends payable in cash, stock or otherwise, as may be determined by the Board of Directors or any duly authorized committee thereof, may be declared and paid on any other class or series of stock of the Company from time to time out of any funds legally available for such payment, and Holders will not be entitled to participate in those dividends.

Section 5. Liquidation Rights.

(a)Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall be entitled, out of funds legally available therefor, before any distribution or payment may be made by the Company or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of stock ranking senior to or on parity with Series AA Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share (the “Series AA Liquidation Preference”), plus any accrued dividends thereon from the last dividend payment date to, but excluding, the date of the liquidation, dissolution or winding up if and to the extent declared but not yet paid. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Company are not sufficient to pay in full the aforesaid liquidation distributions to the Holders and any liquidation distributions owed to holders of any class or series of stock of the Company ranking equally with the Series AA Preferred Stock in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts paid to the Holders and to the holders of all such equally ranking stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, nor shall the merger, consolidation or any other business combination transaction of the Company into or with any other corporation or Person or the merger, consolidation or any other business combination transaction of any other corporation or Person into or with the Company be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

Section 6. Redemption.

(a) Optional Redemption. The Company, at the option of its Board of Directors or any duly authorized committee thereof, may redeem out of funds legally available therefor, (i) in whole at any time or in part, from time to time, the shares of Series AA Preferred Stock at the time outstanding, on any dividend payment date beginning on or after the First Reset Date, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event, in each case at a redemption price equal to $25,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the redemption date, upon notice given as provided in Section 6(b) below.

(b) Notice of Redemption. Notice of every redemption of shares of Series AA Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the Holders of such shares to be redeemed at their respective last addresses appearing on the stock register of the Company. Such mailing shall be at least 5 days and not more than 30 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series AA Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series AA Preferred Stock. Each notice shall state:

(i) the redemption date;

(ii) the total number of shares of Series AA Preferred Stock to be redeemed and, if fewer than all the shares of a Holder are to be redeemed, the number of such shares to be redeemed;

(iii) the redemption price;

(iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price, if applicable; and

(v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

Notwithstanding the foregoing, if the certificates evidencing the shares of Series AA Preferred Stock are held of record by a depositary and any related depository shares are held of record by a Depositary or its nominee, the Company may give such notice in any manner permitted by the Depositary.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series AA Preferred Stock at the time outstanding, the shares of Series AA Preferred Stock to be redeemed shall be selected (i) pro rata from the Holders in proportion to the number of shares of Series AA Preferred Stock held by such Holders, (ii) by lot or (iii) in such other manner as the Board of Directors or any duly authorized committee thereof may determine, in its sole discretion, to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series AA Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other assets, for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Company with a bank or trust company selected by the Board of Directors or any duly authorized committee thereof (the “Trust”) in trust for the pro rata benefit of the Holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue on such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from the Trust at any time after the redemption date from the funds so deposited, without interest. The Company shall be entitled to receive, from time to time, from the Trust any interest accrued on such funds, and the Holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Company, and in the event of such repayment to the Company, the Holders of the shares so called for redemption shall be deemed to be unsecured creditors of the Company for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Company, but shall in no event be entitled to any interest.

Section 7. Voting Rights.

(a) General. The Holders shall not be entitled to vote on any matter except as set forth in Section 7(b) below or as required by the Delaware General Corporation Law.

(b) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series AA Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series AA Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable (any such class or series being referred to herein as “dividend parity stock”) have not been declared and paid in an aggregate amount equal, as to any class or series, to at least three semi-annual or six quarterly dividend periods, as applicable, (whether consecutive or not) (a “Nonpayment”), the authorized number of directors constituting the Board of Directors shall be increased by two, and the Holders, together with holders of dividend parity stock, shall have the right, voting separately as a single class without regard to class or series (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the exclusion of the holders of Common Stock, to elect two directors of the Company to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that it shall be a qualification for election of any such director that the election of such director shall not cause the Company to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the Holders together with holders of dividend parity stock is a “Preferred Stock Director.”

(ii) Election. The election of the Preferred Stock Directors will take place at any annual meeting of stockholders or any special meeting of the Holders and any dividend parity stock, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Company may, and upon the written request (addressed to the secretary at the Company’s principal office) of the holders of at least 20% of the voting power of the Series AA Preferred Stock or the holders of at least 20% of the voting power of any series of dividend parity stock then outstanding (with such voting power measured based on the voting power to elect Preferred Stock Directors), must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Company, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series AA Preferred Stock and any dividend parity stock for the purposes of electing Preferred Stock Directors. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(iii) Notice of Special Meeting. Notice for a special meeting to elect Preferred Stock Directors will be given in a similar manner to that provided in the Company’s by-laws for a special meeting of the stockholders. If the secretary of the Company does not call a special meeting within 20 days after receipt of any such request, then any Holder may (at the expense of the Company) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Company. The Preferred Stock Directors elected at any such special meeting and each Preferred Stock Director elected at a subsequent annual or special meeting of stockholders, will be elected for term expiring upon the earlier of the Preferred Stock Director Termination Date and the next annual meeting of stockholders following such Preferred Stock Director's election. In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the Preferred Stock Director remaining in office, or if none remains in office, by a plurality of the votes cast by the holders of Series AA Preferred Stock and any dividend parity stock, voting together as a single class, and the Preferred Stock Director so appointed or elected to fill such vacancy shall serve for a term expiring at the next annual meeting of the stockholders. Preferred Stock Directors may only be elected by the holders of Series AA Preferred Stock and dividend parity stock in accordance with this Section 7. If the holders of Series AA Preferred Stock and such dividend parity stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to this Section 7, then any directorship not so filled shall remain vacant until such time as the holders of Series AA Preferred Stock and such dividend parity stock elect a person to fill such directorship in accordance with this Section 7, or such vacancy is otherwise filled in accordance with this Section 7; and no such directorship may be filled by stockholders of the Company other than in accordance with this Section 7.

(iv) Termination; Removal. Whenever the Company has paid noncumulative dividends in full for at least two consecutive semi-annual or four consecutive quarterly dividend periods following a Nonpayment on the Series AA Preferred Stock and on any dividend parity stock entitled to noncumulative dividends and has paid cumulative dividends in full on any dividend parity stock entitled to cumulative dividends, then the right of the Holders to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future dividend periods) (the time of such cessation, the “Preferred Stock Director Termination Date”). Upon a Preferred Stock Director Termination Date, the terms of office of the Preferred Stock Directors will immediately terminate, the persons then serving as Preferred Stock Directors shall immediately cease to be qualified to hold office as Preferred Stock Directors, the Preferred Stock Directors shall cease to be directors of the Company and the number of directors constituting the Board of Directors shall be automatically reduced, without any action by the Board of Directors or the stockholders of the Company, by the number of Preferred Stock Directors authorized immediately prior to such termination. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the voting power of outstanding shares of the capital stock then entitled to vote in the election of Preferred Stock Directors, voting together as a single class (with such voting power measured based on the voting power to elect Preferred Stock Directors).

(c) Senior Issuances; Adverse Changes. So long as any shares of Series AA Preferred Stock are outstanding, but subject to the final paragraph of this Section 7(c), in addition to any other vote or consent of holders of the Company’s capital stock required by Delaware law, the vote or consent of the holders of at least two-thirds of the voting power of the Series AA Preferred Stock and the holders of any other preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy at an annual or special meeting of stockholders, or given in writing without a meeting, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i) any amendment, alteration or repeal of any provision of the Company’s certificate of incorporation (including the certificate of designations creating the Series AA Preferred Stock) or the Company’s by-laws that would alter or change the voting powers, preferences, economic rights or special rights of the Series AA Preferred Stock so as to affect them adversely;

(ii) any amendment or alteration of the Company’s certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company's capital stock ranking prior to the Series AA Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding up of the Company; or

(iii) the consummation of a binding share exchange or reclassification involving the Series AA Preferred Stock or a merger or consolidation of the Company with another entity, except that holders of Series AA Preferred Stock will have no right to vote under this provision or otherwise under Delaware law if in each case (i) the Series AA Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and that is a corporation for U.S. federal income tax purposes (or if such entity is not a corporation, the Company having received an opinion of nationally recognized counsel experienced in such matters to the effect that Holders will be subject to tax for U.S. federal income tax purposes with respect to such new preferred securities after such merger or consolidation in the same amount, at the same time and otherwise in the same manner as would have been the case under the Series AA Preferred Stock prior to such merger or consolidation), and (ii) such Series AA Preferred

Stock remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series AA Preferred Stock, taken as a whole; provided, however, that, for the avoidance of doubt, any increase in the amount of the authorized or issued Series AA Preferred Stock or authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock or any securities convertible into preferred stock ranking equally with and/or junior to the Series AA Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not be deemed to adversely affect the voting powers, preferences or special rights of the Series AA Preferred Stock, and no stockholder will have the right to vote on such an increase, creation or issuance by reason of this Section 7.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of preferred stock of the Company, then only such series of preferred stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together with the Series AA Preferred Stock as a single class (in lieu of all other series of preferred stock) for purposes of the vote or consent required by this Section 7(c).

(d) No Vote if Redemption. No vote or consent of the Holders shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Company shall have redeemed or shall have called for redemption all outstanding shares of Series AA Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.

Section 8. Preemption and Conversion Rights.

The Holders shall not have any preemptive rights or conversion rights as a result of the terms hereof.

Section 9. Rank.

For the avoidance of doubt, the Board of Directors or any duly authorized committee thereof may, without the vote of the Holders, authorize and issue additional shares of Junior Stock or shares of any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series AA Preferred Stock in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

Section 10. Reacquired Shares.

The Board of Directors shall take such actions as are necessary to cause the shares of Series AA Preferred Stock which have been redeemed or otherwise purchased or acquired by the Company to be retired and restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 11. No Sinking Fund.

Shares of Series AA Preferred Stock are not subject to the operation of a sinking fund.

Section 12. Transfer Agent, Calculation Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Calculation Agent, Registrar and paying agent for the Series AA Preferred Stock shall be Computershare Trust Company, N.A. The Company may, in its sole discretion, remove the Transfer Agent and/or the Calculation Agent in accordance with the agreements between the Company and the Transfer Agent; provided, however, that the Company shall appoint a successor transfer agent and/or calculation agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 13. Replacement Certificates for Mutilated, Destroyed, Stolen and Lost Certificates.

If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

Section 14. Form.

(a) Series AA Preferred Stock Certificates. Series AA Preferred Stock shall be issued in certificated form in substantially the form attached hereto as Exhibit A (each, a “Series AA Preferred Stock Certificate”). Exhibit A is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series AA Preferred Stock Certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

(b) Signature. Two Officers shall sign any Series AA Preferred Stock Certificate for the Company, in accordance with the Company’s by-laws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Series AA Preferred Stock Certificate no longer holds that office at the time the Transfer Agent countersigned the Series AA Preferred Stock Certificate, such Series AA Preferred Stock Certificate shall be valid nevertheless. A Series AA Preferred Stock Certificate shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Series AA Preferred Stock Certificate. Each Series AA Preferred Stock Certificate shall be dated the date of its countersignature.

Section 15. Taxes.

(a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series AA Preferred

Stock. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series AA Preferred Stock, in a name other than that in which the shares of Series AA Preferred Stock were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series AA Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.

Section 16. Notices.

All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Company, to its office at 388 Greenwich Street, New York, New York 10013 (Attention: Corporate Secretary) or to the Transfer Agent at its office at 150 Royall Street, Canton, Massachusetts 02021, or other agent of the Company designated as permitted by this Certificate of Designations, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

Section 17. Other Rights Disclaimed.
The shares of Series AA Preferred Stock have no voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Company.

IN WITNESS WHEREOF, this Certificate of Designations has been executed on behalf of the Company by its Treasurer this 20th day of September, 2023.

CITIGROUP INC.

By: __/s/ Michael Verdeschi__________________
Name: Michael Verdeschi
Title: Treasurer

Exhibit A

FORM OF
7.625% FIXED RATE RESET NONCUMULATIVE PREFERRED STOCK, SERIES AA

Certificate Number_______ Number of Shares of Series AA Preferred Stock______
CUSIP NO.:

CITIGROUP INC.

7.625% Fixed Rate Reset Noncumulative Preferred Stock, Series AA
(par value $1.00 per share) (liquidation preference $25,000 per share)

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that [ ] (the “Holder”) is the registered owner of [ ] fully paid and non-assessable shares of the Company’s designated 7.625% Fixed Rate Reset Noncumulative Preferred Stock, Series AA, with a par value of $1.00 per share and a liquidation preference of $25,000 per share (the “Series AA Preferred Stock”). The shares of Series AA Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series AA Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations dated September 20, 2023 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.
Reference is hereby made to select provisions of the Series AA Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Registrar has properly countersigned, these shares of Series AA Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its [Title] and by its [Title] this __ day of _______, ________.

CITIGROUP INC.

By: _______________________________________
Name:
Title:

By: _______________________________________
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE
These are shares of Series AA Preferred Stock referred to in the within-mentioned Certificate of Designations.
Dated:

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar
By: _______________________________________
Name:
Title:

REVERSE OF CERTIFICATE
Dividends on each share of Series AA Preferred Stock shall be payable at the rate provided in the Certificate of Designations.
The shares of Series AA Preferred Stock shall be redeemable at the option of the Company in the manner and in accordance with the terms set forth in the Certificate of Designations.
The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or Series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.
ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series AA Preferred Stock evidenced hereby to:
___________________________________________________
___________________________________________________
(Insert assignee’s social security or taxpayer identification number, if any)
___________________________________________________
___________________________________________________
(Insert address and zip code of assignee)
and irrevocably appoints:
___________________________________________________
___________________________________________________
as agent to transfer the shares of Series AA Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Date:
Signature:
___________________________________________________
(Sign exactly as your name appears on the other side of this Certificate)
Signature Guarantee: ___________________________________________________
(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT V
CERTIFICATE OF DESIGNATIONS

OF

7.200% FIXED RATE RESET NONCUMULATIVE PREFERRED STOCK SERIES BB

OF

CITIGROUP INC.

______________________________
pursuant to Section 151 of the
General Corporation Law of the State of Delaware
______________________________

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that:

1. The Restated Certificate of Incorporation of the Company (as amended through the date hereof, the “Certificate of Incorporation”) fixes the total number of shares of all classes of capital stock that the Company shall have the authority to issue at six billion (6,000,000,000) shares of common stock, par value $0.01 per share, and thirty million (30,000,000) shares of preferred stock, par value $1.00 per share.

2. The Certificate of Incorporation expressly grants to the Board of Directors of the Company (the “Board of Directors”) authority to provide for the issuance of the shares of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

3. Pursuant to the authority conferred upon a preferred stock committee (the “Preferred Stock Committee”) by the Board of Directors, the Preferred Stock Committee, by action duly taken on February 28, 2024, adopted resolutions (i) authorizing the issuance and sale of up to 22,000 shares of the Company’s preferred stock and (ii) approving this final form of Certificate of Designations of 7.200% Fixed Rate Reset Noncumulative Preferred Stock, Series BB (the “Series BB Preferred Stock”), establishing the number of shares to be included in this Series BB Preferred Stock and fixing the designation, powers, preferences and rights of the shares of this Series BB Preferred Stock and the qualifications, limitations or restrictions thereof as follows:

Section 1. Designation.

The designation of the series of preferred stock shall be “7.200% Fixed Rate Reset Noncumulative Preferred Stock, Series BB”. Each share of Series BB Preferred Stock shall be identical in all respects to every other share of Series BB Preferred Stock.

Section 2. Number of Shares.

The number of authorized shares of Series BB Preferred Stock shall be 22,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series BB Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors, the Preferred Stock Committee or any other duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Company shall have the authority to issue fractional shares of Series BB Preferred Stock.

Section 3. Definitions. As used herein with respect to Series BB Preferred Stock:

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act of 1950, as amended, or any successor provision.

“Board of Directors” has the meaning set forth in the recitals above.

“business day” means any weekday that is not a legal holiday in New York City and is not a day on which banking institutions in New York City are authorized or required by law or regulation to be closed.

“Calculation Agent” means the Transfer Agent acting in its capacity as calculation agent for the Series BB Preferred Stock, and its successors and assigns.

“Common Stock” means the common stock of the Company, par value $0.01 per share, or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.

“Depositary” means DTC or its nominee or any successor depositary appointed by the Company.

“dividend payment date” shall have the meaning set forth in Section 4(a) hereof.

“dividend period” shall have the meaning set forth in Section 4(a) hereof.

“Dividend Record Date” shall have the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company.

“First Reset Date” shall have the meaning set forth in Section 4(a) hereof.

“Holder” means the Person in whose name the shares of the Series BB Preferred Stock are registered, which may be treated by the Company, Calculation Agent, Transfer Agent, Registrar and paying agent as the absolute owner of the shares of Series BB Preferred Stock for the purpose of making payment and for all other purposes.

“Junior Stock” means the Common Stock and any other class or series of stock of the
Company now existing or hereafter authorized over which Series BB Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Nonpayment” shall have the meaning set forth in Section 7(b)(i) hereof.

“NY Federal Reserve’s website” shall have the meaning set forth in Section 4(a) hereof.

“Officer” means the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer, any Deputy Treasurer, any Assistant Treasurer, any Vice President, the General Counsel and Corporate Secretary and any Assistant Secretary of the Company.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, or other entity.

“Preferred Stock Director” shall have the meaning set forth in Section 7(b)(i) hereof.

“Preferred Stock Director Termination Date” shall have the meaning set forth in Section 7(b)(iv) hereof.
“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series BB Preferred Stock, and its successors and assigns.

“Regulatory Capital Event” means the good faith determination by the Company that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series BB Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series BB Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series BB Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation preference amount of $25,000 per share of the Series BB Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of the Series BB Preferred Stock is outstanding.

“Relevant Governmental Body” shall have the meaning set forth in Section 4(a) hereof.
“reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date, and no reset date, including the First Reset Date, will be adjusted for business days.

“reset dividend determination date” means, in respect of any reset period, the day that is three business days prior to the beginning of such reset period.

“reset period” means the period from, and including, each reset date to, but excluding, the next succeeding reset date, except for the initial reset period, which will be the period from, and including, the First Reset Date to, but excluding, the next succeeding reset date.

“Series BB Liquidation Preference” shall have the meaning set forth in Section 5(a) hereof.

“Series BB Preferred Stock” shall have the meaning set forth in Section 1 hereof.

“Series BB Preferred Stock Certificate” shall have the meaning set forth in Section 14(a) hereof.

“Transfer Agent” means Computershare Trust Company, N.A., a federally chartered national association, acting as Transfer Agent, Calculation Agent, Registrar and paying agent for the Series BB Preferred Stock, and its successors and assigns.

“Trust” shall have the meaning set forth in Section 6(d).

Section 4. Dividends.

(a) Rate. Holders shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee thereof, but only out of funds legally available therefor, noncumulative cash dividends on each share of Series BB Preferred Stock in the amounts specified below in this Section 4, and no more, payable on the 15th of each February, May, August and November (each, a “dividend payment date”), (i) quarterly in arrears from, and including, the date of issuance to, but excluding, May 15, 2029 (the “First Reset Date”), at an annual rate of 7.200% on the liquidation preference of $25,000 per share, beginning on August 15, 2024, and (ii) from, and including the First Reset Date, for each reset period, at an annual rate equal to the five-year treasury rate as of the most recent reset dividend determination date (as described below) plus 2.905% on the liquidation preference of $25,000 per share, quarterly in arrears, beginning on August 15, 2029.

The record date for payment of dividends on the Series BB Preferred Stock will be the record date fixed by the Board of Directors or any other duly authorized committee thereof that is not more than 30 nor less than 10 days prior to such dividend payment date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a business day.

For any reset period beginning on or after the First Reset Date, the five-year treasury rate will be:

• The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing under the caption “Treasury Constant Maturities’’ in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board as of 5:00 p.m. (Eastern Time) as of any date of determination, as determined by the Calculation Agent in its sole discretion.

• If no calculation is provided as described above, then the Company (or such affiliate) will use a substitute or successor rate that it has determined, in its sole discretion after consulting any source it deems to be reasonable, is (i) the industry-accepted substitute or successor for the five-year treasury rate or (ii) if there is no such industry-accepted substitute or successor for the five-year treasury rate, a substitute or successor rate that is most comparable to the five-year treasury rate. Upon selection of a substitute or successor rate, the Company (or such affiliate) may determine, in its sole discretion after consulting any source it deems to be reasonable, the day count convention, the business day convention, the definition of business day, the reset dividend determination date and any other relevant methodology or definition for calculating such substitute or successor rate, including any adjustment factor it determines is needed to make such substitute or successor rate comparable to the five-year treasury rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

The five-year treasury rate will be determined on each reset dividend determination date.

With respect to any dividend period, any dividends on the Series BB Preferred Stock will be calculated on the basis of a 360-day year of twelve 30-day months, and “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the date of issuance of the Series BB Preferred Stock to, but excluding, the first dividend payment date. In the event that any dividend payment date is not a business day, then payment of any dividend payable on such date will be made on the next succeeding business day and without any additional dividend accrual or other payment in respect of any such postponement.

Any determination, decision or election that may be made by the Company (or one of its affiliates) pursuant to the provisions described above, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or such affiliate’s) sole discretion, and, notwithstanding anything to the contrary in this Certificate of Designations, shall become effective without consent from the holders of the Series BB Preferred Stock or any other party.

All percentages resulting from any calculation of the dividend rate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on the Series BB Preferred Stock will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

(b) Noncumulative Dividends. If the Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series BB Preferred Stock for any dividend period prior to the related dividend payment date, that dividend will not accrue, and the Company will have no obligation to pay, and Holders shall have no right to receive, a dividend for that dividend period on the related dividend payment date or at any future time, whether or not dividends on the Series BB Preferred Stock or any other series of preferred stock or common stock are declared for any subsequent period. References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

(c) Priority of Dividends. So long as any share of Series BB Preferred Stock remains outstanding, unless as to a dividend payment date full dividends on all outstanding shares of the Series BB Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the dividend period then ending, the Company will not, and will cause its subsidiaries not to, during the next succeeding dividend period, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, other than:

(i) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

(ii) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

(iii) as a result of an exchange or conversion of any class or series of Junior Stock for any other class or series of Junior Stock;

(iv) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged;

(v) the purchase of Junior Stock by an investment banking subsidiary of the Company in connection with the distribution thereof; or

(vi) the purchase of Junior Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary.

The restrictions set forth in the preceding provisions of this Section 4(c) shall not apply to any Junior Stock dividends paid by the Company where the dividend is in the form of the same stock (or the right to buy the same stock) as that on which the dividend is being paid.

Except as provided below, for so long as any share of Series BB Preferred Stock remains outstanding, if dividends are not declared and paid in full upon the shares of Series BB Preferred Stock and any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series BB Preferred Stock in the payment of dividends, all dividends declared upon shares of Series BB Preferred Stock and such other stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share of Series BB Preferred Stock and accrued dividends for the then-current dividend period per share of such other stock (including, in the case of any such other stock that bears cumulative dividends, all accrued and unpaid dividends) bear to each other.

Subject to the foregoing, and not otherwise, such dividends payable in cash, stock or otherwise, as may be determined by the Board of Directors or any duly authorized committee thereof, may be declared and paid on any other class or series of stock of the Company from time to time out of any funds legally available for such payment, and Holders will not be entitled to participate in those dividends.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall be entitled, out of funds legally available therefor, before any distribution or payment may be made by the Company or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of stock ranking senior to or on parity with Series BB Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share (the “Series BB Liquidation Preference”), plus any accrued dividends thereon from the last dividend payment date to, but excluding, the date of the liquidation, dissolution or winding up if and to the extent declared but not yet paid. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Company are not sufficient to pay in full the aforesaid liquidation distributions to the Holders and any liquidation distributions owed to holders of any class or series of stock of the Company ranking equally with the Series BB Preferred Stock in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts paid to the Holders and to the holders of all such equally ranking stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, nor shall the merger, consolidation or any other business combination transaction of the Company into or with any other corporation or Person or the merger, consolidation or any other business combination transaction of any other corporation or Person into or with the Company be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

Section 6. Redemption.

(a) Optional Redemption. The Company, at the option of its Board of Directors or any duly authorized committee thereof, may redeem out of funds legally available therefor, (i) in whole at any time or in part, from time to time, the shares of Series BB Preferred Stock at the time outstanding, on any dividend payment date beginning on or after the First Reset Date, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event, in each case at a redemption price equal to $25,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the redemption date, upon notice given as provided in Section 6(b) below.

(b) Notice of Redemption. Notice of every redemption of shares of Series BB Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the Holders of such shares to be redeemed at their respective last addresses appearing on the stock register of the Company. Such mailing shall be at least 5 days and not more than 30 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series BB Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series BB Preferred Stock. Each notice shall state:

(i) the redemption date;

(ii) the total number of shares of Series BB Preferred Stock to be redeemed and, if fewer than all the shares of a Holder are to be redeemed, the number of such shares to be redeemed;

(iii) the redemption price;

(iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price, if applicable; and

(v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

Notwithstanding the foregoing, if the certificates evidencing the shares of Series BB Preferred Stock are held of record by a depositary and any related depository shares are held of record by a Depositary or its nominee, the Company may give such notice in any manner permitted by the Depositary.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series BB Preferred Stock at the time outstanding, the shares of Series BB Preferred Stock to be redeemed shall be selected (i) pro rata from the Holders in proportion to the number of shares of Series BB Preferred Stock held by such Holders, (ii) by lot or (iii) in such other manner as the Board of Directors or any duly authorized committee thereof may determine, in its sole discretion, to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series BB Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other assets, for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Company with a bank or trust company selected by the Board of Directors or any duly authorized committee thereof (the “Trust”) in trust for the pro rata benefit of the Holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue on such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from the Trust at any time after the redemption date from the funds so deposited, without interest. The Company shall be entitled to receive, from time to time, from the Trust any interest accrued on such funds, and the Holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Company, and in the event of such repayment to the Company, the Holders of the shares so called for redemption shall be deemed to be unsecured creditors of the Company for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Company, but shall in no event be entitled to any interest.

Section 7. Voting Rights.

(a) General. The Holders shall not be entitled to vote on any matter except as set forth in Section 7(b) below or as required by the Delaware General Corporation Law.

(b) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series BB Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series BB Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable (any such class or series being referred to herein as “dividend parity stock”) have not been declared and paid in an aggregate amount equal, as to any class or series, to at least three semi-annual or six quarterly dividend periods, as applicable, (whether consecutive or not) (a “Nonpayment”), the authorized number of directors constituting the Board of Directors shall be increased by two, and the Holders, together with holders of dividend parity stock, shall have the right, voting separately as a single class without regard to class or series (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the exclusion of the holders of Common Stock, to elect two directors of the Company to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that it shall be a qualification for election of any such director that the election of such director shall not cause the Company to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the Holders together with holders of dividend parity stock is a “Preferred Stock Director.”

(ii) Election. The election of the Preferred Stock Directors will take place at any annual meeting of stockholders or any special meeting of the Holders and any dividend parity stock, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Company may, and upon the written request (addressed to the secretary at the Company’s principal office) of the holders of at least 20% of the voting power of the Series BB Preferred Stock or the holders of at least 20% of the voting power of any series of dividend parity stock then outstanding (with such voting power measured based on the voting power to elect Preferred Stock Directors), must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Company, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series BB Preferred Stock and any dividend parity stock for the purposes of electing Preferred Stock Directors. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(iii) Notice of Special Meeting. Notice for a special meeting to elect Preferred Stock Directors will be given in a similar manner to that provided in the Company’s by-laws for a special meeting of the stockholders. If the secretary of the Company does not call a special meeting within 20 days after receipt of any such request, then any Holder may (at the expense of the Company) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Company. The Preferred Stock Directors elected at any such special meeting and each Preferred Stock Director elected at a subsequent annual or special meeting of stockholders, will be elected for term expiring upon the earlier of the Preferred Stock Director Termination Date and the next annual meeting of stockholders following such Preferred Stock Director's election. In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the Preferred Stock Director remaining in office, or if none remains in office, by a plurality of the votes cast by the holders of Series BB Preferred Stock and any dividend parity stock, voting together as a single class, and the Preferred Stock Director so appointed or elected to fill such vacancy shall serve for a term expiring at the next annual meeting of the stockholders. Preferred Stock Directors may only be elected by the holders of Series BB Preferred Stock and dividend parity stock in accordance with this Section 7. If the holders of Series BB Preferred Stock and such dividend parity stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to this Section 7, then any directorship not so filled shall remain vacant until such time as the holders of Series BB Preferred Stock and such dividend parity stock elect a person to fill such directorship in accordance with this Section 7, or such vacancy is otherwise filled in accordance with this Section 7; and no such directorship may be filled by stockholders of the Company other than in accordance with this Section 7.

(iv) Termination; Removal. Whenever the Company has paid noncumulative dividends in full for at least two consecutive semi-annual or four consecutive quarterly dividend periods following a Nonpayment on the Series BB Preferred Stock and on any dividend parity stock entitled to noncumulative dividends and has paid cumulative dividends in full on any dividend parity stock entitled to cumulative dividends, then the right of the Holders to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future dividend periods) (the time of such cessation, the “Preferred Stock Director Termination Date”). Upon a Preferred Stock Director Termination Date, the terms of office of the Preferred Stock Directors will immediately terminate, the persons then serving as Preferred

Stock Directors shall immediately cease to be qualified to hold office as Preferred Stock Directors, the Preferred Stock Directors shall cease to be directors of the Company and the number of directors constituting the Board of Directors shall be automatically reduced, without any action by the Board of Directors or the stockholders of the Company, by the number of Preferred Stock Directors authorized immediately prior to such termination. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the voting power of outstanding shares of the capital stock then entitled to vote in the election of Preferred Stock Directors, voting together as a single class (with such voting power measured based on the voting power to elect Preferred Stock Directors).

(c) Senior Issuances; Adverse Changes. So long as any shares of Series BB Preferred Stock are outstanding, but subject to the final paragraph of this Section 7(c), in addition to any other vote or consent of holders of the Company’s capital stock required by Delaware law, the vote or consent of the holders of at least two-thirds of the voting power of the Series BB Preferred Stock and the holders of any other preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy at an annual or special meeting of stockholders, or given in writing without a meeting, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i) any amendment, alteration or repeal of any provision of the Company’s certificate of incorporation (including the certificate of designations creating the Series BB Preferred Stock) or the Company’s by-laws that would alter or change the voting powers, preferences, economic rights or special rights of the Series BB Preferred Stock so as to affect them adversely;

(ii) any amendment or alteration of the Company’s certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company's capital stock ranking prior to the Series BB Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding up of the Company; or

(iii) the consummation of a binding share exchange or reclassification involving the Series BB Preferred Stock or a merger or consolidation of the Company with another entity, except that holders of Series BB Preferred Stock will have no right to vote under this provision or otherwise under Delaware law if in each case (i) the Series BB Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and that is a corporation for U.S. federal income tax purposes (or if such entity is not a corporation, the Company having received an opinion of nationally recognized counsel experienced in such matters to the effect that Holders will be subject to tax for U.S. federal income tax purposes with respect to such new preferred securities after such merger or consolidation in the same amount, at the same time and otherwise in the same manner as would have been the case under the Series BB Preferred Stock prior to such merger or consolidation), and (ii) such Series BB Preferred Stock remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series BB Preferred

Stock, taken as a whole; provided, however, that, for the avoidance of doubt, any increase in the amount of the authorized or issued Series BB Preferred Stock or authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock or any securities convertible into preferred stock ranking equally with and/or junior to the Series BB Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not be deemed to adversely affect the voting powers, preferences or special rights of the Series BB Preferred Stock, and no stockholder will have the right to vote on such an increase, creation or issuance by reason of this Section 7.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of preferred stock of the Company, then only such series of preferred stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together with the Series BB Preferred Stock as a single class (in lieu of all other series of preferred stock) for purposes of the vote or consent required by this Section 7(c).

(d) No Vote if Redemption. No vote or consent of the Holders shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Company shall have redeemed or shall have called for redemption all outstanding shares of Series BB Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.

Section 8. Preemption and Conversion Rights.

The Holders shall not have any preemptive rights or conversion rights as a result of the terms hereof.

Section 9. Rank.

For the avoidance of doubt, the Board of Directors or any duly authorized committee thereof may, without the vote of the Holders, authorize and issue additional shares of Junior Stock or shares of any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series BB Preferred Stock in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

Section 10. Reacquired Shares.

The Board of Directors shall take such actions as are necessary to cause the shares of Series BB Preferred Stock which have been redeemed or otherwise purchased or acquired by the Company to be retired and restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 11. No Sinking Fund.

Shares of Series BB Preferred Stock are not subject to the operation of a sinking fund.

Section 12. Transfer Agent, Calculation Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Calculation Agent, Registrar and paying agent for the Series BB Preferred Stock shall be Computershare Trust Company, N.A. The Company may, in its sole discretion, remove the Transfer Agent and/or the Calculation Agent in accordance with the agreements between the Company and the Transfer Agent; provided, however, that the Company shall appoint a successor transfer agent and/or calculation agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 13. Replacement Certificates for Mutilated, Destroyed, Stolen and Lost Certificates.

If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

Section 14. Form.

(a) Series BB Preferred Stock Certificates. Series BB Preferred Stock shall be issued in certificated form in substantially the form attached hereto as Exhibit A (each, a “Series BB Preferred Stock Certificate”). Exhibit A is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series BB Preferred Stock Certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

(b) Signature. Two Officers shall sign any Series BB Preferred Stock Certificate for the Company, in accordance with the Company’s by-laws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Series BB Preferred Stock Certificate no longer holds that office at the time the Transfer Agent countersigned the Series BB Preferred Stock Certificate, such Series BB Preferred Stock Certificate shall be valid nevertheless. A Series BB Preferred Stock Certificate shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Series BB Preferred Stock Certificate. Each Series BB Preferred Stock Certificate shall be dated the date of its countersignature.

Section 15. Taxes.

(a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series BB Preferred Stock. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series BB Preferred Stock, in a name other than that in which the shares of Series BB Preferred Stock were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series BB Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.

Section 16. Notices.

All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Company, to its office at 388 Greenwich Street, New York, New York 10013 (Attention: Corporate Secretary) or to the Transfer Agent at its office at 150 Royall Street, Canton, Massachusetts 02021, or other agent of the Company designated as permitted by this Certificate of Designations, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

Section 17. Other Rights Disclaimed.
The shares of Series BB Preferred Stock have no voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Company.

IN WITNESS WHEREOF, this Certificate of Designations has been executed on behalf of the Company by its Assistant Treasurer this 5th day of March, 2024.

CITIGROUP INC.

By: /s/ Elissa Steinberg___________________
Name: Elissa Steinberg
Title: Assistant Treasurer

Exhibit A

FORM OF
7.200% FIXED RATE RESET NONCUMULATIVE PREFERRED STOCK, SERIES BB

Certificate Number_______ Number of Shares of Series BB Preferred Stock______
CUSIP NO.:

CITIGROUP INC.

7.200% Fixed Rate Reset Noncumulative Preferred Stock, Series BB
(par value $1.00 per share) (liquidation preference $25,000 per share)

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that [ ] (the “Holder”) is the registered owner of [ ] fully paid and non-assessable shares of the Company’s designated 7.200% Fixed Rate Reset Noncumulative Preferred Stock, Series BB, with a par value of $1.00 per share and a liquidation preference of $25,000 per share (the “Series BB Preferred Stock”). The shares of Series BB Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series BB Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations dated March 5, 2024 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.
Reference is hereby made to select provisions of the Series BB Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Registrar has properly countersigned, these shares of Series BB Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its [Title] and by its [Title] this __ day of _______, ________.

CITIGROUP INC.

By: _______________________________________
Name:
Title:

By: _______________________________________
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE
These are shares of Series BB Preferred Stock referred to in the within-mentioned Certificate of Designations.
Dated:

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar

By: _______________________________________
Name:
Title:

REVERSE OF CERTIFICATE
Dividends on each share of Series BB Preferred Stock shall be payable at the rate provided in the Certificate of Designations.
The shares of Series BB Preferred Stock shall be redeemable at the option of the Company in the manner and in accordance with the terms set forth in the Certificate of Designations.
The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or Series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series BB Preferred Stock evidenced hereby to:
___________________________________________________
___________________________________________________
(Insert assignee’s social security or taxpayer identification number, if any)
___________________________________________________
___________________________________________________
(Insert address and zip code of assignee)
and irrevocably appoints:
___________________________________________________
___________________________________________________
as agent to transfer the shares of Series BB Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:
Signature:
___________________________________________________
(Sign exactly as your name appears on the other side of this Certificate)
Signature Guarantee: ___________________________________________________

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT VI

CERTIFICATE OF DESIGNATIONS

OF

7.125% FIXED RATE RESET NONCUMULATIVE PREFERRED STOCK SERIES CC

OF

CITIGROUP INC.

______________________________
pursuant to Section 151 of the
General Corporation Law of the State of Delaware
______________________________

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that:

1. The Restated Certificate of Incorporation of the Company (as amended through the date hereof, the “Certificate of Incorporation”) fixes the total number of shares of all classes of capital stock that the Company shall have the authority to issue at six billion (6,000,000,000) shares of common stock, par value $0.01 per share, and thirty million (30,000,000) shares of preferred stock, par value $1.00 per share.

2. The Certificate of Incorporation expressly grants to the Board of Directors of the Company (the “Board of Directors”) authority to provide for the issuance of the shares of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

3. Pursuant to the authority conferred upon a preferred stock committee (the “Preferred Stock Committee”) by the Board of Directors, the Preferred Stock Committee, by action duly taken on May 21, 2024, adopted resolutions (i) authorizing the issuance and sale of up to 70,000 shares of the Company’s preferred stock and (ii) approving this final form of Certificate of Designations of 7.125% Fixed Rate Reset Noncumulative Preferred Stock, Series CC (the “Series CC Preferred Stock”), establishing the number of shares to be included in this Series CC Preferred Stock and fixing the designation, powers, preferences and rights of the shares of this Series CC Preferred Stock and the qualifications, limitations or restrictions thereof as follows:

Section 1. Designation.

The designation of the series of preferred stock shall be “7.125% Fixed Rate Reset Noncumulative Preferred Stock, Series CC”. Each share of Series CC Preferred Stock shall be identical in all respects to every other share of Series CC Preferred Stock.

Section 2. Number of Shares.

The number of authorized shares of Series CC Preferred Stock shall be 70,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series CC Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors, the Preferred Stock Committee or any other duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Company shall have the authority to issue fractional shares of Series CC Preferred Stock.

Section 3. Definitions. As used herein with respect to Series CC Preferred Stock:

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act of 1950, as amended, or any successor provision.

“Board of Directors” has the meaning set forth in the recitals above.

“business day” means any weekday that is not a legal holiday in New York City and is not a day on which banking institutions in New York City are authorized or required by law or regulation to be closed.

“Calculation Agent” means the Transfer Agent acting in its capacity as calculation agent for the Series CC Preferred Stock, and its successors and assigns.

“Common Stock” means the common stock of the Company, par value $0.01 per share, or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.

“Depositary” means DTC or its nominee or any successor depositary appointed by the Company.

“dividend payment date” shall have the meaning set forth in Section 4(a) hereof.

“dividend period” shall have the meaning set forth in Section 4(a) hereof.

“Dividend Record Date” shall have the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company.

“First Reset Date” shall have the meaning set forth in Section 4(a) hereof.

“Holder” means the Person in whose name the shares of the Series CC Preferred Stock are registered, which may be treated by the Company, Calculation Agent, Transfer Agent, Registrar and paying agent as the absolute owner of the shares of Series CC Preferred Stock for the purpose of making payment and for all other purposes.

“Junior Stock” means the Common Stock and any other class or series of stock of the
Company now existing or hereafter authorized over which Series CC Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Nonpayment” shall have the meaning set forth in Section 7(b)(i) hereof.

“NY Federal Reserve’s website” shall have the meaning set forth in Section 4(a) hereof.

“Officer” means the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer, any Deputy Treasurer, any Assistant Treasurer, any Vice President, the General Counsel and Corporate Secretary and any Assistant Secretary of the Company.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, or other entity.

“Preferred Stock Director” shall have the meaning set forth in Section 7(b)(i) hereof.

“Preferred Stock Director Termination Date” shall have the meaning set forth in Section 7(b)(iv) hereof.

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series CC Preferred Stock, and its successors and assigns.

“Regulatory Capital Event” means the good faith determination by the Company that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series CC Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series CC Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series CC Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation preference amount of $25,000 per share of the Series CC Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of the Series CC Preferred Stock is outstanding.

“Relevant Governmental Body” shall have the meaning set forth in Section 4(a) hereof.

“reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date, and no reset date, including the First Reset Date, will be adjusted for business days.

“reset dividend determination date” means, in respect of any reset period, the day that is three business days prior to the beginning of such reset period.

“reset period” means the period from, and including, each reset date to, but excluding, the next succeeding reset date, except for the initial reset period, which will be the period from, and including, the First Reset Date to, but excluding, the next succeeding reset date.

“Series CC Liquidation Preference” shall have the meaning set forth in Section 5(a) hereof.

“Series CC Preferred Stock” shall have the meaning set forth in Section 1 hereof.

“Series CC Preferred Stock Certificate” shall have the meaning set forth in Section 14(a) hereof.

“Transfer Agent” means Computershare Trust Company, N.A., a federally chartered national association, acting as Transfer Agent, Calculation Agent, Registrar and paying agent for the Series CC Preferred Stock, and its successors and assigns.

“Trust” shall have the meaning set forth in Section 6(d).

Section 4. Dividends.

(a) Rate. Holders shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee thereof, but only out of funds legally available therefor, noncumulative cash dividends on each share of Series CC Preferred Stock in the amounts specified below in this Section 4, and no more, payable on the 15th of each February, May, August and November (each, a “dividend payment date”), (i) quarterly in arrears from, and including, the date of issuance to, but excluding, August 15, 2029 (the “First Reset Date”), at an annual rate of 7.125% on the liquidation preference of $25,000 per share, beginning on November 15, 2024, and (ii) from, and including the First Reset Date, for each reset period, at an annual rate equal to the five-year treasury rate as of the most recent reset dividend determination date (as described below) plus 2.693% on the liquidation preference of $25,000 per share, quarterly in arrears, beginning on November 15, 2029.

The record date for payment of dividends on the Series CC Preferred Stock will be the record date fixed by the Board of Directors or any other duly authorized committee thereof that is not more than 30 nor less than 10 days prior to such dividend payment date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a business day.

For any reset period beginning on or after the First Reset Date, the five-year treasury rate will be:

• The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing under the caption “Treasury Constant Maturities’’ in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board as of 5:00 p.m. (Eastern Time) as of any date of determination, as determined by the Calculation Agent in its sole discretion.

• If no calculation is provided as described above, then the Company (or such affiliate) will use a substitute or successor rate that it has determined, in its sole discretion after consulting any source it deems to be reasonable, is (i) the industry-accepted substitute or successor for the five-year treasury rate or (ii) if there is no such industry-accepted substitute or successor for the five-year treasury rate, a substitute or successor rate that is most comparable to the five-year treasury rate. Upon selection of a substitute or successor rate, the Company (or such affiliate) may determine, in its sole discretion after consulting any source it deems to be reasonable, the day count convention, the business day convention, the definition of business day, the reset dividend determination date and any other relevant methodology or definition for calculating such substitute or successor rate, including any adjustment factor it determines is needed to make such substitute or successor rate comparable to the five-year treasury rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

The five-year treasury rate will be determined on each reset dividend determination date.

With respect to any dividend period, any dividends on the Series CC Preferred Stock will be calculated on the basis of a 360-day year of twelve 30-day months, and “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the date of issuance of the Series CC Preferred Stock to, but excluding, the first dividend payment date. In the event that any dividend payment date is not a business day, then payment of any dividend payable on such date will be made on the next succeeding business day and without any additional dividend accrual or other payment in respect of any such postponement.

Any determination, decision or election that may be made by the Company (or one of its affiliates) pursuant to the provisions described above, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or such affiliate’s) sole discretion, and, notwithstanding anything to the contrary in this Certificate of Designations, shall become effective without consent from the holders of the Series CC Preferred Stock or any other party.

All percentages resulting from any calculation of the dividend rate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on the Series CC Preferred Stock will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

(b) Noncumulative Dividends. If the Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series CC Preferred Stock for any dividend period prior to the related dividend payment date, that dividend will not accrue, and the Company will have no obligation to pay, and Holders shall have no right to receive, a dividend for that dividend period on the related dividend payment date or at any future time, whether or not dividends on the Series CC Preferred Stock or any other series of preferred stock or common stock are declared for any subsequent period. References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

(c)Priority of Dividends. So long as any share of Series CC Preferred Stock remains outstanding, unless as to a dividend payment date full dividends on all outstanding shares of the Series CC Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the dividend period then ending, the Company will not, and will cause its subsidiaries not to, during the next succeeding dividend period, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, other than:

(i) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

(ii) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

(iii) as a result of an exchange or conversion of any class or series of Junior Stock for any other class or series of Junior Stock;

(iv) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged;

(v) the purchase of Junior Stock by an investment banking subsidiary of the Company in connection with the distribution thereof; or

(vi) the purchase of Junior Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary.

The restrictions set forth in the preceding provisions of this Section 4(c) shall not apply to any Junior Stock dividends paid by the Company where the dividend is in the form of the same stock (or the right to buy the same stock) as that on which the dividend is being paid.

Except as provided below, for so long as any share of Series CC Preferred Stock remains outstanding, if dividends are not declared and paid in full upon the shares of Series CC Preferred Stock and any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series CC Preferred Stock in the payment of dividends, all dividends declared upon shares of Series CC Preferred Stock and such other stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share of Series CC Preferred Stock and accrued dividends for the then-current dividend period per share of such other stock (including, in the case of any such other stock that bears cumulative dividends, all accrued and unpaid dividends) bear to each other.

Subject to the foregoing, and not otherwise, such dividends payable in cash, stock or otherwise, as may be determined by the Board of Directors or any duly authorized committee thereof, may be declared and paid on any other class or series of stock of the Company from time to time out of any funds legally available for such payment, and Holders will not be entitled to participate in those dividends.

Section 5. Liquidation Rights.

(a)Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall be entitled, out of funds legally available therefor, before any distribution or payment may be made by the Company or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of stock ranking senior to or on parity with Series CC Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share (the “Series CC Liquidation Preference”), plus any accrued dividends thereon from the last dividend payment date to, but excluding, the date of the liquidation, dissolution or winding up if and to the extent declared but not yet paid. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Company are not sufficient to pay in full the aforesaid liquidation distributions to the Holders and any liquidation distributions owed to holders of any class or series of stock of the Company ranking equally with the Series CC Preferred Stock in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts paid to the Holders and to the holders of all such equally ranking stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, nor shall the merger, consolidation or any other business combination transaction of the Company into or with any other corporation or Person or the merger, consolidation or any other business combination transaction of any other corporation or Person into or with the Company be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

Section 6. Redemption.

(a) Optional Redemption. The Company, at the option of its Board of Directors or any duly authorized committee thereof, may redeem out of funds legally available therefor, (i) in whole at any time or in part, from time to time, the shares of Series CC Preferred Stock at the time outstanding, on any dividend payment date beginning on or after the First Reset Date, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event, in each case at a redemption price equal to $25,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the redemption date, upon notice given as provided in Section 6(b) below.

(b) Notice of Redemption. Notice of every redemption of shares of Series CC Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the Holders of such shares to be redeemed at their respective last addresses appearing on the stock register of the Company. Such mailing shall be at least 5 days and not more than 30 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series CC Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series CC Preferred Stock. Each notice shall state:

(i) the redemption date;

(ii) the total number of shares of Series CC Preferred Stock to be redeemed and, if fewer than all the shares of a Holder are to be redeemed, the number of such shares to be redeemed;

(iii) the redemption price;

(iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price, if applicable; and

(v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

Notwithstanding the foregoing, if the certificates evidencing the shares of Series CC Preferred Stock are held of record by a depositary and any related depository shares are held of record by a Depositary or its nominee, the Company may give such notice in any manner permitted by the Depositary.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series CC Preferred Stock at the time outstanding, the shares of Series CC Preferred Stock to be redeemed shall be selected (i) pro rata from the Holders in proportion to the number of shares of Series CC Preferred Stock held by such Holders, (ii) by lot or (iii) in such other manner as the Board of Directors or any duly authorized committee thereof may determine, in its sole discretion, to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series CC Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other assets, for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Company with a bank or trust company selected by the Board of Directors or any duly authorized committee thereof (the “Trust”) in trust for the pro rata benefit of the Holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue on such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from the Trust at any time after the redemption date from the funds so deposited, without interest. The Company shall be entitled to receive, from time to time, from the Trust any interest accrued on such funds, and the Holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Company, and in the event of such repayment to the Company, the Holders of the shares so called for redemption shall be deemed to be unsecured creditors of the Company for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Company, but shall in no event be entitled to any interest.

Section 7. Voting Rights.

(a) General. The Holders shall not be entitled to vote on any matter except as set forth in Section 7(b) below or as required by the Delaware General Corporation Law.

(b) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series CC Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series CC Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable (any such class or series being referred to herein as “dividend parity stock”) have not been declared and paid in an aggregate amount equal, as to any class or series, to at least three semi-annual or six quarterly dividend periods, as applicable, (whether consecutive or not) (a “Nonpayment”), the authorized number of directors constituting the Board of Directors shall be increased by two, and the Holders, together with holders of dividend parity stock, shall have the right, voting separately as a single class without regard to class or series (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the exclusion of the holders of Common Stock, to elect two directors of the Company to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that it shall be a qualification for election of any such director that the election of such director shall not cause the Company to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the Holders together with holders of dividend parity stock is a “Preferred Stock Director.”

(ii) Election. The election of the Preferred Stock Directors will take place at any annual meeting of stockholders or any special meeting of the Holders and any dividend parity stock, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Company may, and upon the written request (addressed to the secretary at the Company’s principal office) of the holders of at least 20% of the voting power of the Series CC Preferred Stock or the holders of at least 20% of the voting power of any series of dividend parity stock then outstanding (with such voting power measured based on the voting power to elect Preferred Stock Directors), must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Company, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series CC Preferred Stock and any dividend parity stock for the purposes of electing Preferred Stock Directors. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(iii) Notice of Special Meeting. Notice for a special meeting to elect Preferred Stock Directors will be given in a similar manner to that provided in the Company’s by-laws for a special meeting of the stockholders. If the secretary of the Company does not call a special meeting within 20 days after receipt of any such request, then any Holder may (at the expense of the Company) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Company. The Preferred Stock Directors elected at any such special meeting and each Preferred Stock Director elected at a subsequent annual or special meeting of stockholders, will be elected for term expiring upon the earlier of the Preferred Stock Director Termination Date and the next annual meeting of stockholders following such Preferred Stock Director's election. In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the Preferred Stock Director remaining in office, or if none remains in office, by a plurality of the votes cast by the holders of Series CC Preferred Stock and any dividend parity stock, voting together as a single class, and the Preferred Stock Director so appointed or elected to fill such vacancy shall serve for a term expiring at the next annual meeting of the stockholders. Preferred Stock Directors may only be elected by the holders of Series CC Preferred Stock and dividend parity stock in accordance with this Section 7. If the holders of Series CC Preferred Stock and such dividend parity stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to this Section 7, then any directorship not so filled shall remain vacant until such time as the holders of Series CC Preferred Stock and such dividend parity stock elect a person to fill such directorship in accordance with this Section 7, or such vacancy is otherwise filled in accordance with this Section 7; and no such directorship may be filled by stockholders of the Company other than in accordance with this Section 7.

(iv) Termination; Removal. Whenever the Company has paid noncumulative dividends in full for at least two consecutive semi-annual or four consecutive quarterly dividend periods following a Nonpayment on the Series CC Preferred Stock and on any dividend parity stock entitled to noncumulative dividends and has paid cumulative dividends in full on any dividend parity stock entitled to cumulative dividends, then the right of the Holders to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-

payment of dividends in respect of future dividend periods) (the time of such cessation, the “Preferred Stock Director Termination Date”). Upon a Preferred Stock Director Termination Date, the terms of office of the Preferred Stock Directors will immediately terminate, the persons then serving as Preferred Stock Directors shall immediately cease to be qualified to hold office as Preferred Stock Directors, the Preferred Stock Directors shall cease to be directors of the Company and the number of directors constituting the Board of Directors shall be automatically reduced, without any action by the Board of Directors or the stockholders of the Company, by the number of Preferred Stock Directors authorized immediately prior to such termination. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the voting power of outstanding shares of the capital stock then entitled to vote in the election of Preferred Stock Directors, voting together as a single class (with such voting power measured based on the voting power to elect Preferred Stock Directors).

(c) Senior Issuances; Adverse Changes. So long as any shares of Series CC Preferred Stock are outstanding, but subject to the final paragraph of this Section 7(c), in addition to any other vote or consent of holders of the Company’s capital stock required by Delaware law, the vote or consent of the holders of at least two-thirds of the voting power of the Series CC Preferred Stock and the holders of any other preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy at an annual or special meeting of stockholders, or given in writing without a meeting, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i) any amendment, alteration or repeal of any provision of the Company’s certificate of incorporation (including the certificate of designations creating the Series CC Preferred Stock) or the Company’s by-laws that would alter or change the voting powers, preferences, economic rights or special rights of the Series CC Preferred Stock so as to affect them adversely;

(ii) any amendment or alteration of the Company’s certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company's capital stock ranking prior to the Series CC Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding up of the Company; or

(iii) the consummation of a binding share exchange or reclassification involving the Series CC Preferred Stock or a merger or consolidation of the Company with another entity, except that holders of Series CC Preferred Stock will have no right to vote under this provision or otherwise under Delaware law if in each case (i) the Series CC Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and that is a corporation for U.S. federal income tax purposes (or if such entity is not a corporation, the Company having received an opinion of nationally recognized counsel experienced in such matters to the effect that Holders will be subject to tax for U.S. federal income tax purposes with respect to such new preferred securities after such merger or consolidation in the same amount, at the same time and otherwise in the same manner as would have been the case under the Series CC Preferred Stock prior to such merger or consolidation), and (ii) such Series CC Preferred

Stock remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series CC Preferred Stock, taken as a whole; provided, however, that, for the avoidance of doubt, any increase in the amount of the authorized or issued Series CC Preferred Stock or authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock or any securities convertible into preferred stock ranking equally with and/or junior to the Series CC Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not be deemed to adversely affect the voting powers, preferences or special rights of the Series CC Preferred Stock, and no stockholder will have the right to vote on such an increase, creation or issuance by reason of this Section 7.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of preferred stock of the Company, then only such series of preferred stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together with the Series CC Preferred Stock as a single class (in lieu of all other series of preferred stock) for purposes of the vote or consent required by this Section 7(c).

(d) No Vote if Redemption. No vote or consent of the Holders shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Company shall have redeemed or shall have called for redemption all outstanding shares of Series CC Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.

Section 8. Preemption and Conversion Rights.

The Holders shall not have any preemptive rights or conversion rights as a result of the terms hereof.

Section 9. Rank.

For the avoidance of doubt, the Board of Directors or any duly authorized committee thereof may, without the vote of the Holders, authorize and issue additional shares of Junior Stock or shares of any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series CC Preferred Stock in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

Section 10. Reacquired Shares.

The Board of Directors shall take such actions as are necessary to cause the shares of Series CC Preferred Stock which have been redeemed or otherwise purchased or acquired by the Company to be retired and restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 11. No Sinking Fund.

Shares of Series CC Preferred Stock are not subject to the operation of a sinking fund.

Section 12. Transfer Agent, Calculation Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Calculation Agent, Registrar and paying agent for the Series CC Preferred Stock shall be Computershare Trust Company, N.A. The Company may, in its sole discretion, remove the Transfer Agent and/or the Calculation Agent in accordance with the agreements between the Company and the Transfer Agent; provided, however, that the Company shall appoint a successor transfer agent and/or calculation agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 13. Replacement Certificates for Mutilated, Destroyed, Stolen and Lost Certificates.

If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

Section 14. Form.

(a) Series CC Preferred Stock Certificates. Series CC Preferred Stock shall be issued in certificated form in substantially the form attached hereto as Exhibit A (each, a “Series CC Preferred Stock Certificate”). Exhibit A is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series CC Preferred Stock Certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

(b) Signature. Two Officers shall sign any Series CC Preferred Stock Certificate for the Company, in accordance with the Company’s by-laws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Series CC Preferred Stock Certificate no longer holds that office at the time the Transfer Agent countersigned the Series CC Preferred Stock Certificate, such Series CC Preferred Stock Certificate shall be valid nevertheless. A Series CC Preferred Stock Certificate shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Series CC Preferred Stock Certificate. Each Series CC Preferred Stock Certificate shall be dated the date of its countersignature.

Section 15. Taxes.

(a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series CC Preferred Stock. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series CC Preferred Stock, in a name other than that in which the shares of Series CC Preferred Stock were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series CC Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.

Section 16. Notices.

All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Company, to its office at 388 Greenwich Street, New York, New York 10013 (Attention: Corporate Secretary) or to the Transfer Agent at its office at 150 Royall Street, Canton, Massachusetts 02021, or other agent of the Company designated as permitted by this Certificate of Designations, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

Section 17. Other Rights Disclaimed.
The shares of Series CC Preferred Stock have no voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Company.

IN WITNESS WHEREOF, this Certificate of Designations has been executed on behalf of the Company by its Assistant Treasurer this 28th day of May, 2024.

CITIGROUP INC.

By: /s/ Elissa Steinberg_________________
Name: Elissa Steinberg
Title: Assistant Treasurer

Exhibit A

FORM OF
7.125% FIXED RATE RESET NONCUMULATIVE PREFERRED STOCK, SERIES CC

Certificate Number_______ Number of Shares of Series CC Preferred Stock______
CUSIP NO.:

CITIGROUP INC.

7.125% Fixed Rate Reset Noncumulative Preferred Stock, Series CC
(par value $1.00 per share) (liquidation preference $25,000 per share)

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that [ ] (the “Holder”) is the registered owner of [ ] fully paid and non-assessable shares of the Company’s designated 7.125% Fixed Rate Reset Noncumulative Preferred Stock, Series CC, with a par value of $1.00 per share and a liquidation preference of $25,000 per share (the “Series CC Preferred Stock”). The shares of Series CC Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series CC Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations dated May 28, 2024 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.
Reference is hereby made to select provisions of the Series CC Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Registrar has properly countersigned, these shares of Series CC Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its [Title] and by its [Title] this __ day of _______, ________.

CITIGROUP INC.

By: _______________________________________
Name:
Title:

By: _______________________________________
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE
These are shares of Series CC Preferred Stock referred to in the within-mentioned Certificate of Designations.
Dated:

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar
By: _______________________________________
Name:
Title:

REVERSE OF CERTIFICATE
Dividends on each share of Series CC Preferred Stock shall be payable at the rate provided in the Certificate of Designations.
The shares of Series CC Preferred Stock shall be redeemable at the option of the Company in the manner and in accordance with the terms set forth in the Certificate of Designations.
The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or Series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.
ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series CC Preferred Stock evidenced hereby to:
___________________________________________________
___________________________________________________
(Insert assignee’s social security or taxpayer identification number, if any)
___________________________________________________
___________________________________________________
(Insert address and zip code of assignee)
and irrevocably appoints:
___________________________________________________
___________________________________________________
as agent to transfer the shares of Series CC Preferred Stock evidenced hereby on the books of the Transfer Agent.
The agent may substitute another to act for him or her.
Date:
Signature:
___________________________________________________
(Sign exactly as your name appears on the other side of this Certificate)
Signature Guarantee: ___________________________________________________
(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT VII
CERTIFICATE OF DESIGNATIONS

OF

7.000% FIXED RATE RESET NONCUMULATIVE PREFERRED STOCK SERIES DD

OF

CITIGROUP INC.

______________________________
pursuant to Section 151 of the
General Corporation Law of the State of Delaware
______________________________

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that:

1. The Restated Certificate of Incorporation of the Company (as amended through the date hereof, the “Certificate of Incorporation”) fixes the total number of shares of all classes of capital stock that the Company shall have the authority to issue at six billion (6,000,000,000) shares of common stock, par value $0.01 per share, and thirty million (30,000,000) shares of preferred stock, par value $1.00 per share.

2. The Certificate of Incorporation expressly grants to the Board of Directors of the Company (the “Board of Directors”) authority to provide for the issuance of the shares of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

3. Pursuant to the authority conferred upon a preferred stock committee (the “Preferred Stock Committee”) by the Board of Directors, the Preferred Stock Committee, by action duly taken on July 23, 2024, adopted resolutions (i) authorizing the issuance and sale of up to 60,000 shares of the Company’s preferred stock and (ii) approving this final form of Certificate of Designations of 7.000% Fixed Rate Reset Noncumulative Preferred Stock, Series DD (the “Series DD Preferred Stock”), establishing the number of shares to be included in this Series DD Preferred Stock and fixing the designation, powers, preferences and rights of the shares of this Series DD Preferred Stock and the qualifications, limitations or restrictions thereof as follows:

Section 1. Designation.

The designation of the series of preferred stock shall be “7.000% Fixed Rate Reset Noncumulative Preferred Stock, Series DD”. Each share of Series DD Preferred Stock shall be identical in all respects to every other share of Series DD Preferred Stock.

Section 2. Number of Shares.

The number of authorized shares of Series DD Preferred Stock shall be 60,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series DD Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors, the Preferred Stock Committee or any other duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Company shall have the authority to issue fractional shares of Series DD Preferred Stock.

Section 3. Definitions. As used herein with respect to Series DD Preferred Stock:

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act of 1950, as amended, or any successor provision.

“Board of Directors” has the meaning set forth in the recitals above.

“business day” means any weekday that is not a legal holiday in New York City and is not a day on which banking institutions in New York City are authorized or required by law or regulation to be closed.

“Calculation Agent” means the Transfer Agent acting in its capacity as calculation agent for the Series DD Preferred Stock, and its successors and assigns.

“Common Stock” means the common stock of the Company, par value $0.01 per share, or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.

“Depositary” means DTC or its nominee or any successor depositary appointed by the Company.

“dividend payment date” shall have the meaning set forth in Section 4(a) hereof.

“dividend period” shall have the meaning set forth in Section 4(a) hereof.

“Dividend Record Date” shall have the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company.

“First Reset Date” shall have the meaning set forth in Section 4(a) hereof.

“Holder” means the Person in whose name the shares of the Series DD Preferred Stock are registered, which may be treated by the Company, Calculation Agent, Transfer Agent, Registrar and paying agent as the absolute owner of the shares of Series DD Preferred Stock for the purpose of making payment and for all other purposes.

“Junior Stock” means the Common Stock and any other class or series of stock of the
Company now existing or hereafter authorized over which Series DD Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Nonpayment” shall have the meaning set forth in Section 7(b)(i) hereof.

“NY Federal Reserve’s website” shall have the meaning set forth in Section 4(a) hereof.

“Officer” means the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer, any Deputy Treasurer, any Assistant Treasurer, any Vice President, the General Counsel and Corporate Secretary and any Assistant Secretary of the Company.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, or other entity.

“Preferred Stock Director” shall have the meaning set forth in Section 7(b)(i) hereof.

“Preferred Stock Director Termination Date” shall have the meaning set forth in Section 7(b)(iv) hereof.

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series DD Preferred Stock, and its successors and assigns.

“Regulatory Capital Event” means the good faith determination by the Company that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series DD Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series DD Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series DD Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation preference amount of $25,000 per share of the Series DD Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of the Series DD Preferred Stock is outstanding.

“Relevant Governmental Body” shall have the meaning set forth in Section 4(a) hereof.
“reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date, and no reset date, including the First Reset Date, will be adjusted for business days.

“reset dividend determination date” means, in respect of any reset period, the day that is three business days prior to the beginning of such reset period.

“reset period” means the period from, and including, each reset date to, but excluding, the next succeeding reset date, except for the initial reset period, which will be the period from, and including, the First Reset Date to, but excluding, the next succeeding reset date.

“Series DD Liquidation Preference” shall have the meaning set forth in Section 5(a) hereof.

“Series DD Preferred Stock” shall have the meaning set forth in Section 1 hereof.

“Series DD Preferred Stock Certificate” shall have the meaning set forth in Section 14(a) hereof.

“Transfer Agent” means Computershare Trust Company, N.A., a federally chartered national association, acting as Transfer Agent, Calculation Agent, Registrar and paying agent for the Series DD Preferred Stock, and its successors and assigns.

“Trust” shall have the meaning set forth in Section 6(d).

Section 4. Dividends.

(a) Rate. Holders shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee thereof, but only out of funds legally available therefor, noncumulative cash dividends on each share of Series DD Preferred Stock in the amounts specified below in this Section 4, and no more, payable on the 15th of each February, May, August and November (each, a “dividend payment date”), (i) quarterly in arrears from, and including, the date of issuance to, but excluding, August 15, 2034 (the “First Reset Date”), at an annual rate of 7.000% on the liquidation preference of $25,000 per share, beginning on November 15, 2024, and (ii) from, and including the First Reset Date, for each reset period, at an annual rate equal to the ten-year treasury rate as of the most recent reset dividend determination date (as described below) plus 2.757% on the liquidation preference of $25,000 per share, quarterly in arrears, beginning on November 15, 2034.

The record date for payment of dividends on the Series DD Preferred Stock will be the record date fixed by the Board of Directors or any other duly authorized committee thereof that is not more than 30 nor less than 10 days prior to such dividend payment date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a business day.

For any reset period beginning on or after the First Reset Date, the ten-year treasury rate will be:

• The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for ten-year maturities, for the five business days appearing under the caption “Treasury Constant Maturities’’ in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board as of 5:00 p.m. (Eastern Time) as of any date of determination, as determined by the Calculation Agent in its sole discretion.

• If no calculation is provided as described above, then the Company (or such affiliate) will use a substitute or successor rate that it has determined, in its sole discretion after consulting any source it deems to be reasonable, is (i) the industry-accepted substitute or successor for the ten-year treasury rate or (ii) if there is no such industry-accepted substitute or successor for the ten-year treasury rate, a substitute or successor rate that is most comparable to the ten-year treasury rate. Upon selection of a substitute or successor rate, the Company (or such affiliate) may determine, in its sole discretion after consulting any source it deems to be reasonable, the day count convention, the business day convention, the definition of business day, the reset dividend determination date and any other relevant methodology or definition for calculating such substitute or successor rate, including any adjustment factor it determines is needed to make such substitute or successor rate comparable to the ten-year treasury rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

The ten-year treasury rate will be determined on each reset dividend determination date.

With respect to any dividend period, any dividends on the Series DD Preferred Stock will be calculated on the basis of a 360-day year of twelve 30-day months, and “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the date of issuance of the Series DD Preferred Stock to, but excluding, the first dividend payment date. In the event that any dividend payment date is not a business day, then payment of any dividend payable on such date will be made on the next succeeding business day and without any additional dividend accrual or other payment in respect of any such postponement.

Any determination, decision or election that may be made by the Company (or one of its affiliates) pursuant to the provisions described above, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or such affiliate’s) sole discretion, and, notwithstanding anything to the contrary in this Certificate of Designations, shall become effective without consent from the holders of the Series DD Preferred Stock or any other party.

All percentages resulting from any calculation of the dividend rate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on the Series DD Preferred Stock will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

(b) Noncumulative Dividends. If the Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series DD Preferred Stock for any dividend period prior to the related dividend payment date, that dividend will not accrue, and the Company will have no obligation to pay, and Holders shall have no right to receive, a dividend for that dividend period on the related dividend payment date or at any future time, whether or not dividends on the Series DD Preferred Stock or any other series of preferred stock or common stock are declared for any subsequent period. References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

(c) Priority of Dividends. So long as any share of Series DD Preferred Stock remains outstanding, unless as to a dividend payment date full dividends on all outstanding shares of the Series DD Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the dividend period then ending, the Company will not, and will cause its subsidiaries not to, during the next succeeding dividend period, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, other than:

(i) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

(ii) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

(iii) as a result of an exchange or conversion of any class or series of Junior Stock for any other class or series of Junior Stock;

(iv) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged;

(v) the purchase of Junior Stock by an investment banking subsidiary of the Company in connection with the distribution thereof; or

(vi) the purchase of Junior Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary.

The restrictions set forth in the preceding provisions of this Section 4(c) shall not apply to any Junior Stock dividends paid by the Company where the dividend is in the form of the same stock (or the right to buy the same stock) as that on which the dividend is being paid.

Except as provided below, for so long as any share of Series DD Preferred Stock remains outstanding, if dividends are not declared and paid in full upon the shares of Series DD Preferred Stock and any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series DD Preferred Stock in the payment of dividends, all dividends declared upon shares of Series DD Preferred Stock and such other stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share of Series DD Preferred Stock and accrued dividends for the then-current dividend period per share of such other stock (including, in the case of any such other stock that bears cumulative dividends, all accrued and unpaid dividends) bear to each other.

Subject to the foregoing, and not otherwise, such dividends payable in cash, stock or otherwise, as may be determined by the Board of Directors or any duly authorized committee thereof, may be declared and paid on any other class or series of stock of the Company from time to time out of any funds legally available for such payment, and Holders will not be entitled to participate in those dividends.

Section 5. Liquidation Rights.

(a)Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall be entitled, out of funds legally available therefor, before any distribution or payment may be made by the Company or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of stock ranking senior to or on parity with Series DD Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share (the “Series DD Liquidation Preference”), plus any accrued dividends thereon from the last dividend payment date to, but excluding, the date of the liquidation, dissolution or winding up if and to the extent declared but not yet paid. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Company are not sufficient to pay in full the aforesaid liquidation distributions to the Holders and any liquidation distributions owed to holders of any class or series of stock of the Company ranking equally with the Series DD Preferred Stock in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts paid to the Holders and to the holders of all such equally ranking stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, nor shall the merger, consolidation or any other business combination transaction of the Company into or with any other corporation or Person or the merger, consolidation or any other business combination transaction of any other corporation or Person into or with the Company be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

Section 6. Redemption.

(a) Optional Redemption. The Company, at the option of its Board of Directors or any duly authorized committee thereof, may redeem out of funds legally available therefor, (i) in whole at any time or in part, from time to time, the shares of Series DD Preferred Stock at the time outstanding, on any dividend payment date beginning on or after the First Reset Date, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event, in each case at a redemption price equal to $25,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the redemption date, upon notice given as provided in Section 6(b) below.

(b) Notice of Redemption. Notice of every redemption of shares of Series DD Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the Holders of such shares to be redeemed at their respective last addresses appearing on the stock register of the Company. Such mailing shall be at least 5 days and not more than 30 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series DD Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series DD Preferred Stock. Each notice shall state:

(i) the redemption date;

(ii) the total number of shares of Series DD Preferred Stock to be redeemed and, if fewer than all the shares of a Holder are to be redeemed, the number of such shares to be redeemed;

(iii) the redemption price;

(iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price, if applicable; and

(v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

Notwithstanding the foregoing, if the certificates evidencing the shares of Series DD Preferred Stock are held of record by a depositary and any related depository shares are held of record by a Depositary or its nominee, the Company may give such notice in any manner permitted by the Depositary.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series DD Preferred Stock at the time outstanding, the shares of Series DD Preferred Stock to be redeemed shall be selected (i) pro rata from the Holders in proportion to the number of shares of Series DD Preferred Stock held by such Holders, (ii) by lot or (iii) in such other manner as the Board of Directors or any duly authorized committee thereof may determine, in its sole discretion, to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series DD Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other assets, for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Company with a bank or trust company selected by the Board of Directors or any duly authorized committee thereof (the “Trust”) in trust for the pro rata benefit of the Holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue on such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from the Trust at any time after the redemption date from the funds so deposited, without interest. The Company shall be entitled to receive, from time to time, from the Trust any interest accrued on such funds, and the Holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Company, and in the event of such repayment to the Company, the Holders of the shares so called for redemption shall be deemed to be unsecured creditors of the Company for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Company, but shall in no event be entitled to any interest.

Section 7. Voting Rights.

(a) General. The Holders shall not be entitled to vote on any matter except as set forth in Section 7(b) below or as required by the Delaware General Corporation Law.

(b) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series DD Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series DD Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable (any such class or series being referred to herein as “dividend parity stock”) have not been declared and paid in an aggregate amount equal, as to any class or series, to at least three semi-annual or six quarterly dividend periods, as applicable, (whether consecutive or not) (a “Nonpayment”), the authorized number of directors constituting the Board of Directors shall be increased by two, and the Holders, together with holders of dividend parity stock, shall have the right, voting separately as a single class without regard to class or series (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the exclusion of the holders of Common Stock, to elect two directors of the Company to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that it shall be a qualification for election of any such director that the election of such director shall not cause the Company to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the Holders together with holders of dividend parity stock is a “Preferred Stock Director.”

(ii) Election. The election of the Preferred Stock Directors will take place at any annual meeting of stockholders or any special meeting of the Holders and any dividend parity stock, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Company may, and upon the written request (addressed to the secretary at the Company’s principal office) of the holders of at least 20% of the voting power of the Series DD Preferred Stock or the holders of at least 20% of the voting power of any series of dividend parity stock then outstanding (with such voting power measured based on the voting power to elect Preferred Stock Directors), must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Company, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series DD Preferred Stock and any dividend parity stock for the purposes of electing Preferred Stock Directors. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(iii) Notice of Special Meeting. Notice for a special meeting to elect Preferred Stock Directors will be given in a similar manner to that provided in the Company’s by-laws for a special meeting of the stockholders. If the secretary of the Company does not call a special meeting within 20 days after receipt of any such request, then any Holder may (at the expense of the Company) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Company. The Preferred Stock Directors elected at any such special meeting and each Preferred Stock Director elected at a subsequent annual or special meeting of stockholders, will be elected for term expiring upon the earlier of the Preferred Stock Director Termination Date and the next annual meeting of stockholders following such Preferred Stock Director's election. In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the Preferred Stock Director remaining in office, or if none remains in office, by a plurality of the votes cast by the holders of Series DD Preferred Stock and any dividend parity stock, voting together as a single class, and the Preferred Stock Director so appointed or elected to fill such vacancy shall serve for a term expiring at the next annual meeting of the stockholders. Preferred Stock Directors may only be elected by the holders of Series DD Preferred Stock and dividend parity stock in accordance with this Section 7. If the holders of Series DD Preferred Stock and such dividend parity stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to this Section 7, then any directorship not so filled shall remain vacant until such time as the holders of Series DD Preferred Stock and such dividend parity stock elect a person to fill such directorship in accordance with this Section 7, or such vacancy is otherwise filled in accordance with this Section 7; and no such directorship may be filled by stockholders of the Company other than in accordance with this Section 7.

(iv) Termination; Removal. Whenever the Company has paid noncumulative dividends in full for at least two consecutive semi-annual or four consecutive quarterly dividend periods following a Nonpayment on the Series DD Preferred Stock and on any dividend parity stock entitled to noncumulative dividends and has paid cumulative dividends in full on any dividend parity stock entitled to cumulative dividends, then the right of the Holders to elect the Preferred Stock Directors will cease

(but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future dividend periods) (the time of such cessation, the “Preferred Stock Director Termination Date”). Upon a Preferred Stock Director Termination Date, the terms of office of the Preferred Stock Directors will immediately terminate, the persons then serving as Preferred Stock Directors shall immediately cease to be qualified to hold office as Preferred Stock Directors, the Preferred Stock Directors shall cease to be directors of the Company and the number of directors constituting the Board of Directors shall be automatically reduced, without any action by the Board of Directors or the stockholders of the Company, by the number of Preferred Stock Directors authorized immediately prior to such termination. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the voting power of outstanding shares of the capital stock then entitled to vote in the election of Preferred Stock Directors, voting together as a single class (with such voting power measured based on the voting power to elect Preferred Stock Directors).

(c) Senior Issuances; Adverse Changes. So long as any shares of Series DD Preferred Stock are outstanding, but subject to the final paragraph of this Section 7(c), in addition to any other vote or consent of holders of the Company’s capital stock required by Delaware law, the vote or consent of the holders of at least two-thirds of the voting power of the Series DD Preferred Stock and the holders of any other preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy at an annual or special meeting of stockholders, or given in writing without a meeting, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i) any amendment, alteration or repeal of any provision of the Company’s certificate of incorporation (including the certificate of designations creating the Series DD Preferred Stock) or the Company’s by-laws that would alter or change the voting powers, preferences, economic rights or special rights of the Series DD Preferred Stock so as to affect them adversely;

(ii) any amendment or alteration of the Company’s certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company's capital stock ranking prior to the Series DD Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding up of the Company; or

(iii) the consummation of a binding share exchange or reclassification involving the Series DD Preferred Stock or a merger or consolidation of the Company with another entity, except that holders of Series DD Preferred Stock will have no right to vote under this provision or otherwise under Delaware law if in each case (i) the Series DD Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and that is a corporation for U.S. federal income tax purposes (or if such entity is not a corporation, the Company having received an opinion of nationally recognized counsel experienced in such matters to the effect that Holders will be subject to tax for U.S. federal income tax purposes with respect to such new preferred securities after such merger or consolidation in the same amount, at the same time and otherwise in the same manner as would have been the case under the Series DD Preferred Stock prior to such merger or consolidation), and (ii) such Series DD Preferred Stock remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series DD Preferred Stock, taken as a whole; provided, however, that, for the avoidance of doubt, any increase in the amount of the authorized or issued Series DD Preferred Stock or authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock or any securities convertible into preferred stock ranking equally with and/or junior to the Series DD Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not be deemed to adversely affect the voting powers, preferences or special rights of the Series DD Preferred Stock, and no stockholder will have the right to vote on such an increase, creation or issuance by reason of this Section 7.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of preferred stock of the Company, then only such series of preferred stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together with the Series DD Preferred Stock as a single class (in lieu of all other series of preferred stock) for purposes of the vote or consent required by this Section 7(c).

(d) No Vote if Redemption. No vote or consent of the Holders shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Company shall have redeemed or shall have called for redemption all outstanding shares of Series DD Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.

Section 8. Preemption and Conversion Rights.

The Holders shall not have any preemptive rights or conversion rights as a result of the terms hereof.

Section 9. Rank.

For the avoidance of doubt, the Board of Directors or any duly authorized committee thereof may, without the vote of the Holders, authorize and issue additional shares of Junior Stock or shares of any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series DD Preferred Stock in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

Section 10. Reacquired Shares.

The Board of Directors shall take such actions as are necessary to cause the shares of Series DD Preferred Stock which have been redeemed or otherwise purchased or acquired by the Company to be retired and restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 11. No Sinking Fund.

Shares of Series DD Preferred Stock are not subject to the operation of a sinking fund.

Section 12. Transfer Agent, Calculation Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Calculation Agent, Registrar and paying agent for the Series DD Preferred Stock shall be Computershare Trust Company, N.A. The Company may, in its sole discretion, remove the Transfer Agent and/or the Calculation Agent in accordance with the agreements between the Company and the Transfer Agent; provided, however, that the Company shall appoint a successor transfer agent and/or calculation agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 13. Replacement Certificates for Mutilated, Destroyed, Stolen and Lost Certificates.

If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

Section 14. Form.

(a) Series DD Preferred Stock Certificates. Series DD Preferred Stock shall be issued in certificated form in substantially the form attached hereto as Exhibit A (each, a “Series DD Preferred Stock Certificate”). Exhibit A is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series DD Preferred Stock Certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

(b) Signature. Two Officers shall sign any Series DD Preferred Stock Certificate for the Company, in accordance with the Company’s by-laws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Series DD Preferred Stock Certificate no longer holds that office at the time the Transfer Agent countersigned the Series DD Preferred Stock Certificate, such Series DD Preferred Stock Certificate shall be valid nevertheless. A Series DD Preferred Stock Certificate shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Series DD Preferred Stock Certificate. Each Series DD Preferred Stock Certificate shall be dated the date of its countersignature.

Section 15. Taxes.

(a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series DD Preferred

Stock. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series DD Preferred Stock, in a name other than that in which the shares of Series DD Preferred Stock were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series DD Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.

Section 16. Notices.

All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Company, to its office at 388 Greenwich Street, New York, New York 10013 (Attention: Corporate Secretary) or to the Transfer Agent at its office at 150 Royall Street, Canton, Massachusetts 02021, or other agent of the Company designated as permitted by this Certificate of Designations, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

Section 17. Other Rights Disclaimed.
The shares of Series DD Preferred Stock have no voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Company.

IN WITNESS WHEREOF, this Certificate of Designations has been executed on behalf of the Company by its Assistant Treasurer this 29th day of July, 2024.

CITIGROUP INC.

By: /s/ Aaditya Niranjan ____________
Name: Aaditya Niranjan
Title: Assistant Treasurer

Exhibit A

FORM OF
7.000% FIXED RATE RESET NONCUMULATIVE PREFERRED STOCK, SERIES DD

Certificate Number_______ Number of Shares of Series DD Preferred Stock______
CUSIP NO.:

CITIGROUP INC.

7.000% Fixed Rate Reset Noncumulative Preferred Stock, Series DD
(par value $1.00 per share) (liquidation preference $25,000 per share)

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that [ ] (the “Holder”) is the registered owner of [ ] fully paid and non-assessable shares of the Company’s designated 7.000% Fixed Rate Reset Noncumulative Preferred Stock, Series DD, with a par value of $1.00 per share and a liquidation preference of $25,000 per share (the “Series DD Preferred Stock”). The shares of Series DD Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series DD Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations dated July 29, 2024 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.
Reference is hereby made to select provisions of the Series DD Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Registrar has properly countersigned, these shares of Series DD Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its [Title] and by its [Title] this __ day of _______, ________.

CITIGROUP INC.

By: _______________________________________
Name:
Title:

By: _______________________________________
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE
These are shares of Series DD Preferred Stock referred to in the within-mentioned Certificate of Designations.
Dated:

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar
By: _______________________________________
Name:
Title:

REVERSE OF CERTIFICATE
Dividends on each share of Series DD Preferred Stock shall be payable at the rate provided in the Certificate of Designations.
The shares of Series DD Preferred Stock shall be redeemable at the option of the Company in the manner and in accordance with the terms set forth in the Certificate of Designations.
The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or Series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.
ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series DD Preferred Stock evidenced hereby to:
___________________________________________________
___________________________________________________
(Insert assignee’s social security or taxpayer identification number, if any)
___________________________________________________
___________________________________________________
(Insert address and zip code of assignee)
and irrevocably appoints:
___________________________________________________
___________________________________________________
as agent to transfer the shares of Series DD Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Date:
Signature:
___________________________________________________
(Sign exactly as your name appears on the other side of this Certificate)
Signature Guarantee: ___________________________________________________
(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT VIII
CERTIFICATE OF DESIGNATIONS

OF

6.750% FIXED RATE RESET NONCUMULATIVE PREFERRED STOCK SERIES EE

OF

CITIGROUP INC.

______________________________
pursuant to Section 151 of the
General Corporation Law of the State of Delaware
______________________________

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that:

1. The Restated Certificate of Incorporation of the Company (as amended through the date hereof, the “Certificate of Incorporation”) fixes the total number of shares of all classes of capital stock that the Company shall have the authority to issue at six billion (6,000,000,000) shares of common stock, par value $0.01 per share, and thirty million (30,000,000) shares of preferred stock, par value $1.00 per share.

2. The Certificate of Incorporation expressly grants to the Board of Directors of the Company (the “Board of Directors”) authority to provide for the issuance of the shares of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

3. Pursuant to the authority conferred upon a preferred stock committee (the “Preferred Stock Committee”) by the Board of Directors, the Preferred Stock Committee, by action duly taken on November 25, 2024, adopted resolutions (i) authorizing the issuance and sale of up to 60,000 shares of the Company’s preferred stock and (ii) approving this final form of Certificate of Designations of 6.750% Fixed Rate Reset Noncumulative Preferred Stock, Series EE (the “Series EE Preferred Stock”), establishing the number of shares to be included in this Series EE Preferred Stock and fixing the designation, powers, preferences and rights of the shares of this Series EE Preferred Stock and the qualifications, limitations or restrictions thereof as follows:

Section 1. Designation.

The designation of the series of preferred stock shall be “6.750% Fixed Rate Reset Noncumulative Preferred Stock, Series EE”. Each share of Series EE Preferred Stock shall be identical in all respects to every other share of Series EE Preferred Stock.

Section 2. Number of Shares.

The number of authorized shares of Series EE Preferred Stock shall be 60,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series EE Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors, the Preferred Stock Committee or any other duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Company shall have the authority to issue fractional shares of Series EE Preferred Stock.

Section 3. Definitions. As used herein with respect to Series EE Preferred Stock:

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act of 1950, as amended, or any successor provision.

“Board of Directors” has the meaning set forth in the recitals above.

“business day” means any weekday that is not a legal holiday in New York City and is not a day on which banking institutions in New York City are authorized or required by law or regulation to be closed.

“Calculation Agent” means the Transfer Agent acting in its capacity as calculation agent for the Series EE Preferred Stock, and its successors and assigns.

“Common Stock” means the common stock of the Company, par value $0.01 per share, or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.

“Depositary” means DTC or its nominee or any successor depositary appointed by the Company.

“dividend payment date” shall have the meaning set forth in Section 4(a) hereof.

“dividend period” shall have the meaning set forth in Section 4(a) hereof.

“Dividend Record Date” shall have the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company.

“First Reset Date” shall have the meaning set forth in Section 4(a) hereof.

“Holder” means the Person in whose name the shares of the Series EE Preferred Stock are registered, which may be treated by the Company, Calculation Agent, Transfer Agent, Registrar and paying agent as the absolute owner of the shares of Series EE Preferred Stock for the purpose of making payment and for all other purposes.

“Junior Stock” means the Common Stock and any other class or series of stock of the
Company now existing or hereafter authorized over which Series EE Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Nonpayment” shall have the meaning set forth in Section 7(b)(i) hereof.

“NY Federal Reserve’s website” shall have the meaning set forth in Section 4(a) hereof.

“Officer” means the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer, any Deputy Treasurer, any Assistant Treasurer, any Vice President, the General Counsel and Corporate Secretary and any Assistant Secretary of the Company.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, or other entity.

“Preferred Stock Director” shall have the meaning set forth in Section 7(b)(i) hereof.

“Preferred Stock Director Termination Date” shall have the meaning set forth in Section 7(b)(iv) hereof.

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series EE Preferred Stock, and its successors and assigns.

“Regulatory Capital Event” means the good faith determination by the Company that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series EE Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series EE Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series EE Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation preference amount of $25,000 per share of the Series EE Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of the Series EE Preferred Stock is outstanding.
“Relevant Governmental Body” shall have the meaning set forth in Section 4(a) hereof.

“reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date, and no reset date, including the First Reset Date, will be adjusted for business days.

“reset dividend determination date” means, in respect of any reset period, the day that is three business days prior to the beginning of such reset period.

“reset period” means the period from, and including, each reset date to, but excluding, the next succeeding reset date, except for the initial reset period, which will be the period from, and including, the First Reset Date to, but excluding, the next succeeding reset date.

“Series EE Liquidation Preference” shall have the meaning set forth in Section 5(a) hereof.

“Series EE Preferred Stock” shall have the meaning set forth in Section 1 hereof.

“Series EE Preferred Stock Certificate” shall have the meaning set forth in Section 14(a) hereof.

“Transfer Agent” means Computershare Trust Company, N.A., a federally chartered national association, acting as Transfer Agent, Calculation Agent, Registrar and paying agent for the Series EE Preferred Stock, and its successors and assigns.

“Trust” shall have the meaning set forth in Section 6(d).

Section 4. Dividends.

(a) Rate. Holders shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee thereof, but only out of funds legally available therefor, noncumulative cash dividends on each share of Series EE Preferred Stock in the amounts specified below in this Section 4, and no more, payable on the 15th of each February, May, August and November (each, a “dividend payment date”), (i) quarterly in arrears from, and including, the date of issuance to, but excluding, February 15, 2030 (the “First Reset Date”), at an annual rate of 6.750% on the liquidation preference of $25,000 per share, beginning on February 15, 2025, and (ii) from, and including the First Reset Date, for each reset period, at an annual rate equal to the five-year treasury rate as of the most recent reset dividend determination date (as described below) plus 2.572% on the liquidation preference of $25,000 per share, quarterly in arrears, beginning on May 15, 2030.

The record date for payment of dividends on the Series EE Preferred Stock will be the record date fixed by the Board of Directors or any other duly authorized committee thereof that is not more than 30 nor less than 10 days prior to such dividend payment date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a business day.

For any reset period beginning on or after the First Reset Date, the five-year treasury rate will be:

• The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing under the caption “Treasury Constant Maturities’’ in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board as of 5:00 p.m. (Eastern Time) as of any date of determination, as determined by the Calculation Agent in its sole discretion.

• If no calculation is provided as described above, then the Company (or such affiliate) will use a substitute or successor rate that it has determined, in its sole discretion after consulting any source it deems to be reasonable, is (i) the industry-accepted substitute or successor for the five-year treasury rate or (ii) if there is no such industry-accepted substitute or successor for the five-year treasury rate, a substitute or successor rate that is most comparable to the five-year treasury rate. Upon selection of a substitute or successor rate, the Company (or such affiliate) may determine, in its sole discretion after consulting any source it deems to be reasonable, the day count convention, the business day convention, the definition of business day, the reset dividend determination date and any other relevant methodology or definition for calculating such substitute or successor rate, including any adjustment factor it determines is needed to make such substitute or successor rate comparable to the five-year treasury rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

The five-year treasury rate will be determined on each reset dividend determination date.

With respect to any dividend period, any dividends on the Series EE Preferred Stock will be calculated on the basis of a 360-day year of twelve 30-day months, and “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the date of issuance of the Series EE Preferred Stock to, but excluding, the first dividend payment date. In the event that any dividend payment date is not a business day, then payment of any dividend payable on such date will be made on the next succeeding business day and without any additional dividend accrual or other payment in respect of any such postponement.

Any determination, decision or election that may be made by the Company (or one of its affiliates) pursuant to the provisions described above, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or such affiliate’s) sole discretion, and, notwithstanding anything to the contrary in this Certificate of Designations, shall become effective without consent from the holders of the Series EE Preferred Stock or any other party.

All percentages resulting from any calculation of the dividend rate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on the Series EE Preferred Stock will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

(b) Noncumulative Dividends. If the Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series EE Preferred Stock for any dividend period prior to the related dividend payment date, that dividend will not accrue, and the Company will have no obligation to pay, and Holders shall have no right to receive, a dividend for that dividend period on the related dividend payment date or at any future time, whether or not dividends on the Series EE Preferred Stock or any other series of preferred stock or common stock are declared for any subsequent period. References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

(c) Priority of Dividends. So long as any share of Series EE Preferred Stock remains outstanding, unless as to a dividend payment date full dividends on all outstanding shares of the Series EE Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the dividend period then ending, the Company will not, and will cause its subsidiaries not to, during the next succeeding dividend period, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, other than:

(i) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

(ii) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

(iii) as a result of an exchange or conversion of any class or series of Junior Stock for any other class or series of Junior Stock;

(iv) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged;

(v) the purchase of Junior Stock by an investment banking subsidiary of the Company in connection with the distribution thereof; or

(vi) the purchase of Junior Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary.

The restrictions set forth in the preceding provisions of this Section 4(c) shall not apply to any Junior Stock dividends paid by the Company where the dividend is in the form of the same stock (or the right to buy the same stock) as that on which the dividend is being paid.

Except as provided below, for so long as any share of Series EE Preferred Stock remains outstanding, if dividends are not declared and paid in full upon the shares of Series EE Preferred Stock and any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series EE Preferred Stock in the payment of dividends, all dividends declared upon shares of Series EE Preferred Stock and such other stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share of Series EE Preferred Stock and accrued dividends for the then-current dividend period per share of such other stock (including, in the case of any such other stock that bears cumulative dividends, all accrued and unpaid dividends) bear to each other.

Subject to the foregoing, and not otherwise, such dividends payable in cash, stock or otherwise, as may be determined by the Board of Directors or any duly authorized committee thereof, may be declared and paid on any other class or series of stock of the Company from time to time out of any funds legally available for such payment, and Holders will not be entitled to participate in those dividends.

Section 5. Liquidation Rights.

(a)Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall be entitled, out of funds legally available therefor, before any distribution or payment may be made by the Company or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of stock ranking senior to or on parity with Series EE Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share (the “Series EE Liquidation Preference”), plus any accrued dividends thereon from the last dividend payment date to, but excluding, the date of the liquidation, dissolution or winding up if and to the extent declared but not yet paid. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Company are not sufficient to pay in full the aforesaid liquidation distributions to the Holders and any liquidation distributions owed to holders of any class or series of stock of the Company ranking equally with the Series EE Preferred Stock in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts paid to the Holders and to the holders of all such equally ranking stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, nor shall the merger, consolidation or any other business combination transaction of the Company into or with any other corporation or Person or the merger, consolidation or any other business combination transaction of any other corporation or Person into or with the Company be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

Section 6. Redemption.

(a) Optional Redemption. The Company, at the option of its Board of Directors or any duly authorized committee thereof, may redeem out of funds legally available therefor, (i) in whole at any time or in part, from time to time, the shares of Series EE Preferred Stock at the time outstanding, on any dividend payment date beginning on or after the First Reset Date, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event, in each case at a redemption price equal to $25,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the redemption date, upon notice given as provided in Section 6(b) below.

(b) Notice of Redemption. Notice of every redemption of shares of Series EE Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the Holders of such shares to be redeemed at their respective last addresses appearing on the stock register of the Company. Such mailing shall be at least 5 days and not more than 30 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series EE Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series EE Preferred Stock. Each notice shall state:

(i) the redemption date;

(ii) the total number of shares of Series EE Preferred Stock to be redeemed and, if fewer than all the shares of a Holder are to be redeemed, the number of such shares to be redeemed;

(iii) the redemption price;

(iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price, if applicable; and

(v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

Notwithstanding the foregoing, if the certificates evidencing the shares of Series EE Preferred Stock are held of record by a depositary and any related depository shares are held of record by a Depositary or its nominee, the Company may give such notice in any manner permitted by the Depositary.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series EE Preferred Stock at the time outstanding, the shares of Series EE Preferred Stock to be redeemed shall be selected (i) pro rata from the Holders in proportion to the number of shares of Series EE Preferred Stock held by such Holders, (ii) by lot or (iii) in such other manner as the Board of Directors or any duly authorized committee thereof may determine, in its sole discretion, to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series EE Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other assets, for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Company with a bank or trust company selected by the Board of Directors or any duly authorized committee thereof (the “Trust”) in trust for the pro rata benefit of the Holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue on such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from the Trust at any time after the redemption date from the funds so deposited, without interest. The Company shall be entitled to receive, from time to time, from the Trust any interest accrued on such funds, and the Holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Company, and in the event of such repayment to the Company, the Holders of the shares so called for redemption shall be deemed to be unsecured creditors of the Company for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Company, but shall in no event be entitled to any interest.

Section 7. Voting Rights.

(a) General. The Holders shall not be entitled to vote on any matter except as set forth in Section 7(b) below or as required by the Delaware General Corporation Law.

(b) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series EE Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series EE Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable (any such class or series being referred to herein as “dividend parity stock”) have not been declared and paid in an aggregate amount equal, as to any class or series, to at least three semi-annual or six quarterly dividend periods, as applicable, (whether consecutive or not) (a “Nonpayment”), the authorized number of directors constituting the Board of Directors shall be increased by two, and the Holders, together with holders of dividend parity stock, shall have the right, voting separately as a single class without regard to class or series (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the exclusion of the holders of Common Stock, to elect two directors of the Company to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that it shall be a qualification for election of any such director that the election of such director shall not cause the Company to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the Holders together with holders of dividend parity stock is a “Preferred Stock Director.”

(ii) Election. The election of the Preferred Stock Directors will take place at any annual meeting of stockholders or any special meeting of the Holders and any dividend parity stock, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Company may, and upon the written request (addressed to the secretary at the Company’s principal office) of the holders of at least 20% of the voting power of the Series EE Preferred Stock or the holders of at least 20% of the voting power of any series of dividend parity stock then outstanding (with such voting power measured based on the voting power to elect Preferred Stock Directors), must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Company, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series EE Preferred Stock and any dividend parity stock for the purposes of electing Preferred Stock Directors. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(iii) Notice of Special Meeting. Notice for a special meeting to elect Preferred Stock Directors will be given in a similar manner to that provided in the Company’s by-laws for a special meeting of the stockholders. If the secretary of the Company does not call a special meeting within 20 days after receipt of any such request, then any Holder may (at the expense of the Company) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Company. The Preferred Stock Directors elected at any such special meeting and each Preferred Stock Director elected at a subsequent annual or special meeting of stockholders, will be elected for term expiring upon the earlier of the Preferred Stock Director Termination Date and the next annual meeting of stockholders following such Preferred Stock Director's election. In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the Preferred Stock Director remaining in office, or if none remains in office, by a plurality of the votes cast by the holders of Series EE Preferred Stock and any dividend parity stock, voting together as a single class, and the Preferred Stock Director so appointed or elected to fill such vacancy shall serve for a term expiring at the next annual meeting of the stockholders. Preferred Stock Directors may only be elected by the holders of Series EE Preferred Stock and dividend parity stock in accordance with this Section 7. If the holders of Series EE Preferred Stock and such dividend parity stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to this Section 7, then any directorship not so filled shall remain vacant until such time as the holders of Series EE Preferred Stock and such dividend parity stock elect a person to fill such directorship in accordance with this Section 7, or such vacancy is otherwise filled in accordance with this Section 7; and no such directorship may be filled by stockholders of the Company other than in accordance with this Section 7.

(iv) Termination; Removal. Whenever the Company has paid noncumulative dividends in full for at least two consecutive semi-annual or four consecutive quarterly dividend periods following a Nonpayment on the Series EE Preferred Stock and on any dividend parity stock entitled to noncumulative dividends and has paid cumulative dividends in full on any dividend parity stock entitled to cumulative dividends, then the right of the Holders to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future dividend periods) (the time of such cessation, the “Preferred Stock Director Termination Date”). Upon a Preferred Stock Director Termination Date, the terms of office of the Preferred Stock Directors will immediately terminate, the persons then serving as Preferred Stock Directors shall immediately cease to be qualified to hold office as Preferred Stock Directors, the Preferred Stock Directors shall cease to be directors of the Company and the number of directors constituting the Board of Directors shall be automatically reduced, without any action by the Board of Directors or the stockholders of the Company, by the number of Preferred Stock Directors authorized immediately prior to such termination. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the voting power of outstanding shares of the capital stock then entitled to vote in the election of Preferred Stock Directors, voting together as a single class (with such voting power measured based on the voting power to elect Preferred Stock Directors).

(c) Senior Issuances; Adverse Changes. So long as any shares of Series EE Preferred Stock are outstanding, but subject to the final paragraph of this Section 7(c), in addition to any other vote or consent of holders of the Company’s capital stock required by Delaware law, the vote or consent of the holders of at least two-thirds of the voting power of the Series EE Preferred Stock and the holders of any other preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy at an annual or special meeting of stockholders, or given in writing without a meeting, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i) any amendment, alteration or repeal of any provision of the Company’s certificate of incorporation (including the certificate of designations creating the Series EE Preferred Stock) or the Company’s by-laws that would alter or change the voting powers, preferences, economic rights or special rights of the Series EE Preferred Stock so as to affect them adversely;

(ii) any amendment or alteration of the Company’s certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company's capital stock ranking prior to the Series EE Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding up of the Company; or

(iii) the consummation of a binding share exchange or reclassification involving the Series EE Preferred Stock or a merger or consolidation of the Company with another entity, except that holders of Series EE Preferred Stock will have no right to vote under this provision or otherwise under Delaware law if in each case (i) the Series EE Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and that is a corporation for U.S. federal income tax purposes (or if such entity is not a corporation, the Company having received an opinion of nationally recognized counsel experienced in such matters to the effect that Holders will be subject to tax for U.S. federal income tax purposes with respect to such new preferred securities after such merger or consolidation in the same amount, at the same time and otherwise in the same manner as would have been the case under the Series EE Preferred Stock prior to such merger or consolidation), and (ii) such Series EE Preferred Stock remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series EE Preferred Stock, taken as a whole; provided, however, that, for the avoidance of doubt, any increase in the amount of the authorized or issued Series EE Preferred Stock or authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock or any securities convertible into preferred stock ranking equally with and/or junior to the Series EE Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not be deemed to adversely affect the voting powers, preferences or special rights of the Series EE Preferred Stock, and no stockholder will have the right to vote on such an increase, creation or issuance by reason of this Section 7.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of preferred stock of the Company, then only such series of preferred stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together with the Series EE Preferred Stock as a single class (in lieu of all other series of preferred stock) for purposes of the vote or consent required by this Section 7(c).

(d) No Vote if Redemption. No vote or consent of the Holders shall be required pursuant to
Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Company shall have redeemed or shall have called for redemption all outstanding shares of Series EE Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.

Section 8. Preemption and Conversion Rights.

The Holders shall not have any preemptive rights or conversion rights as a result of the terms hereof.

Section 9. Rank.

For the avoidance of doubt, the Board of Directors or any duly authorized committee thereof may, without the vote of the Holders, authorize and issue additional shares of Junior Stock or shares of any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series EE Preferred Stock in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

Section 10. Reacquired Shares.

The Board of Directors shall take such actions as are necessary to cause the shares of Series EE Preferred Stock which have been redeemed or otherwise purchased or acquired by the Company to be retired and restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 11. No Sinking Fund.

Shares of Series EE Preferred Stock are not subject to the operation of a sinking fund.

Section 12. Transfer Agent, Calculation Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Calculation Agent, Registrar and paying agent for the Series EE Preferred Stock shall be Computershare Trust Company, N.A. The Company may, in its sole discretion, remove the Transfer Agent and/or the Calculation Agent in accordance with the agreements between the Company and the Transfer Agent; provided, however, that the Company shall appoint a successor transfer agent and/or calculation agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 13. Replacement Certificates for Mutilated, Destroyed, Stolen and Lost Certificates.

If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

Section 14. Form.

(a) Series EE Preferred Stock Certificates. Series EE Preferred Stock shall be issued in certificated form in substantially the form attached hereto as Exhibit A (each, a “Series EE Preferred Stock Certificate”). Exhibit A is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series EE Preferred Stock Certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

(b) Signature. Two Officers shall sign any Series EE Preferred Stock Certificate for the Company, in accordance with the Company’s by-laws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Series EE Preferred Stock Certificate no longer holds that office at the time the Transfer Agent countersigned the Series EE Preferred Stock Certificate, such Series EE Preferred Stock Certificate shall be valid nevertheless. A Series EE Preferred Stock Certificate shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Series EE Preferred Stock Certificate. Each Series EE Preferred Stock Certificate shall be dated the date of its countersignature.

Section 15. Taxes.

(a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series EE Preferred Stock. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series EE Preferred Stock, in a name other than that in which the shares of Series EE Preferred Stock were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series EE Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.

Section 16. Notices.

All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Company, to its office at 388 Greenwich Street, New York, New York 10013 (Attention: Corporate Secretary) or to the Transfer Agent at its office at 150 Royall Street, Canton, Massachusetts 02021, or other agent of the Company designated as permitted by this Certificate of Designations, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

Section 17. Other Rights Disclaimed.
The shares of Series EE Preferred Stock have no voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Company.

IN WITNESS WHEREOF, this Certificate of Designations has been executed on behalf of the Company by its Assistant Treasurer this 2nd day of December, 2024.

CITIGROUP INC.

By: /s/ Elissa Steinberg_________
Name: Elissa Steinberg
Title: Assistant Treasurer

Exhibit A

FORM OF
6.750% FIXED RATE RESET NONCUMULATIVE PREFERRED STOCK, SERIES EE

Certificate Number_______ Number of Shares of Series EE Preferred Stock______
CUSIP NO.:

CITIGROUP INC.

6.750% Fixed Rate Reset Noncumulative Preferred Stock, Series EE
(par value $1.00 per share) (liquidation preference $25,000 per share)

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that [ ] (the “Holder”) is the registered owner of [ ] fully paid and non-assessable shares of the Company’s designated 6.750% Fixed Rate Reset Noncumulative Preferred Stock, Series EE, with a par value of $1.00 per share and a liquidation preference of $25,000 per share (the “Series EE Preferred Stock”). The shares of Series EE Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series EE Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations dated December 2, 2024 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.
Reference is hereby made to select provisions of the Series EE Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Registrar has properly countersigned, these shares of Series EE Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its [Title] and by its [Title] this __ day of _______, ________.

CITIGROUP INC.

By: _______________________________________
Name:
Title:

By: _______________________________________
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE
These are shares of Series EE Preferred Stock referred to in the within-mentioned Certificate of Designations.
Dated:

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar
By: _______________________________________
Name:
Title:

REVERSE OF CERTIFICATE
Dividends on each share of Series EE Preferred Stock shall be payable at the rate provided in the Certificate of Designations.
The shares of Series EE Preferred Stock shall be redeemable at the option of the Company in the manner and in accordance with the terms set forth in the Certificate of Designations.
The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or Series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.
ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series EE Preferred Stock evidenced hereby to:
___________________________________________________
___________________________________________________
(Insert assignee’s social security or taxpayer identification number, if any)
___________________________________________________
___________________________________________________
(Insert address and zip code of assignee)
and irrevocably appoints:
___________________________________________________
___________________________________________________
as agent to transfer the shares of Series EE Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Date:
Signature:
___________________________________________________
(Sign exactly as your name appears on the other side of this Certificate)
Signature Guarantee: ___________________________________________________
(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT IX
CERTIFICATE OF DESIGNATIONS

OF

6.950% FIXED RATE RESET NONCUMULATIVE PREFERRED STOCK SERIES FF

OF

CITIGROUP INC.

______________________________
pursuant to Section 151 of the
General Corporation Law of the State of Delaware
______________________________

    Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that:

        1.    The Restated Certificate of Incorporation of the Company (as amended through the date hereof, the “Certificate of Incorporation”) fixes the total number of shares of all classes of capital stock that the Company shall have the authority to issue at six billion (6,000,000,000) shares of common stock, par value $0.01 per share, and thirty million (30,000,000) shares of preferred stock, par value $1.00 per share.

        2.    The Certificate of Incorporation expressly grants to the Board of Directors of the Company (the “Board of Directors”) authority to provide for the issuance of the shares of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        3.    Pursuant to the authority conferred upon a preferred stock committee (the “Preferred Stock Committee”) by the Board of Directors, the Preferred Stock Committee, by action duly taken on February 5, 2025, adopted resolutions (i) authorizing the issuance and sale of up to 80,000 shares of the Company’s preferred stock and (ii) approving this final form of Certificate of Designations of 6.950% Fixed Rate Reset Noncumulative Preferred Stock, Series FF (the “Series FF Preferred Stock”), establishing the number of shares to be included in this Series FF Preferred Stock and fixing the designation, powers, preferences and rights of the shares of this Series FF Preferred Stock and the qualifications, limitations or restrictions thereof as follows:

Section 1. Designation.

The designation of the series of preferred stock shall be “6.950% Fixed Rate Reset Noncumulative Preferred Stock, Series FF.” Each share of Series FF Preferred Stock shall be identical in all respects to every other share of Series FF Preferred Stock.

Section 2. Number of Shares.

The number of authorized shares of Series FF Preferred Stock shall be 80,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series FF Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors, the Preferred Stock Committee or any other duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Company shall have the authority to issue fractional shares of Series FF Preferred Stock.

Section 3. Definitions. As used herein with respect to Series FF Preferred Stock:
“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act of 1950, as amended, or any successor provision.
“Board of Directors” has the meaning set forth in the recitals above.
“business day” means any weekday that is not a legal holiday in New York City and is not a day on which banking institutions in New York City are authorized or required by law or regulation to be closed.

“Calculation Agent” means the Transfer Agent acting in its capacity as calculation agent for the Series FF Preferred Stock, and its successors and assigns.
“Common Stock” means the common stock of the Company, par value $0.01 per share, or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.
“Depositary” means DTC or its nominee or any successor depositary appointed by the Company.
“dividend payment date” shall have the meaning set forth in Section 4(a) hereof.
“dividend period” shall have the meaning set forth in Section 4(a) hereof.
“Dividend Record Date” shall have the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company.
“First Reset Date” shall have the meaning set forth in Section 4(a) hereof.
“Holder” means the Person in whose name the shares of the Series FF Preferred Stock are registered, which may be treated by the Company, Calculation Agent, Transfer Agent, Registrar and paying agent as the absolute owner of the shares of Series FF Preferred Stock for the purpose of making payment and for all other purposes.

“Junior Stock” means the Common Stock and any other class or series of stock of the
Company now existing or hereafter authorized over which Series FF Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Nonpayment” shall have the meaning set forth in Section 7(b)(i) hereof.
“NY Federal Reserve’s website” shall have the meaning set forth in Section 4(a) hereof.
“Officer” means the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer, any Deputy Treasurer, any Assistant Treasurer, any Vice President, the General Counsel and Corporate Secretary and any Assistant Secretary of the Company.
“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, or other entity.
“Preferred Stock Director” shall have the meaning set forth in Section 7(b)(i) hereof.
“Preferred Stock Director Termination Date” shall have the meaning set forth in Section 7(b)(iv) hereof.
“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series FF Preferred Stock, and its successors and assigns.
“Regulatory Capital Event” means the good faith determination by the Company that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series FF Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series FF Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series FF Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation preference amount of $25,000 per share of the Series FF Preferred Stock then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of the Series FF Preferred Stock is outstanding.
“Relevant Governmental Body” shall have the meaning set forth in Section 4(a) hereof.
“reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date, and no reset date, including the First Reset Date, will be adjusted for business days.

“reset dividend determination date” means, in respect of any reset period, the day that is three business days prior to the beginning of such reset period.

“reset period” means the period from, and including, each reset date to, but excluding, the next succeeding reset date, except for the initial reset period, which will be the period from, and including, the First Reset Date to, but excluding, the next succeeding reset date.
“Series FF Liquidation Preference” shall have the meaning set forth in Section 5(a) hereof.
“Series FF Preferred Stock” shall have the meaning set forth in Section 1 hereof.
“Series FF Preferred Stock Certificate” shall have the meaning set forth in Section 14(a) hereof.

“Transfer Agent” means Computershare Trust Company, N.A., a federally chartered national association, acting as Transfer Agent, Calculation Agent, Registrar and paying agent for the Series FF Preferred Stock, and its successors and assigns.
“Trust” shall have the meaning set forth in Section 6(d).

Section 4. Dividends.

(a) Rate. Holders shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee thereof, but only out of funds legally available therefor, noncumulative cash dividends on each share of Series FF Preferred Stock in the amounts specified below in this Section 4, and no more, payable on the 15th of each February, May, August and November (each, a “dividend payment date”), (i) quarterly in arrears from, and including, the date of issuance to, but excluding, February 15, 2030 (the “First Reset Date”), at an annual rate of 6.950% on the liquidation preference of $25,000 per share, beginning on May 15, 2025, and (ii) from, and including the First Reset Date, for each reset period, at an annual rate equal to the five-year treasury rate as of the most recent reset dividend determination date (as described below) plus 2.726% on the liquidation preference of $25,000 per share, quarterly in arrears, beginning on May 15, 2030.

The record date for payment of dividends on the Series FF Preferred Stock will be the record date fixed by the Board of Directors or any other duly authorized committee thereof that is not more than 30 nor less than 10 days prior to such dividend payment date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a business day.

For any reset period beginning on or after the First Reset Date, the five-year treasury rate will be:

• The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing under the caption “Treasury Constant Maturities’’ in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board as of 5:00 p.m. (Eastern Time) as of any date of determination, as determined by the Calculation Agent in its sole discretion.

• If no calculation is provided as described above, then the Company (or such affiliate) will use a substitute or successor rate that it has determined, in its sole discretion after consulting any source it deems to be reasonable, is (i) the industry-accepted substitute or successor for the five-year treasury rate or (ii) if there is no such industry-accepted substitute or successor for the five-year treasury rate, a substitute or successor rate that is most comparable to the five-year treasury rate. Upon selection of a substitute or successor rate, the Company (or such affiliate) may determine, in its sole discretion after consulting any source it deems to be reasonable, the day count convention, the business day convention, the definition of business day, the reset dividend determination date and any other relevant methodology or definition for calculating such substitute or successor rate, including any adjustment factor it determines is needed to make such substitute or successor rate comparable to the five-year treasury rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

The five-year treasury rate will be determined on each reset dividend determination date.

With respect to any dividend period, any dividends on the Series FF Preferred Stock will be calculated on the basis of a 360-day year of twelve 30-day months, and “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the date of issuance of the Series FF Preferred Stock to, but excluding, the first dividend payment date. In the event that any dividend payment date is not a business day, then payment of any dividend payable on such date will be made on the next succeeding business day and without any additional dividend accrual or other payment in respect of any such postponement.

Any determination, decision or election that may be made by the Company (or one of its affiliates) pursuant to the provisions described above, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or such affiliate’s) sole discretion, and, notwithstanding anything to the contrary in this Certificate of Designations, shall become effective without consent from the holders of the Series FF Preferred Stock or any other party.

All percentages resulting from any calculation of the dividend rate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on the Series FF Preferred Stock will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

(b) Noncumulative Dividends. If the Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series FF Preferred Stock for any dividend period prior to the related dividend payment date, that dividend will not accrue, and the Company will have no obligation to pay, and Holders shall have no right to receive, a dividend for that dividend period on the related dividend payment date or at any future time, whether or not dividends on the Series FF Preferred Stock or any other series of preferred stock or common stock are declared for any subsequent period. References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

(c) Priority of Dividends. So long as any share of Series FF Preferred Stock remains outstanding, unless as to a dividend payment date full dividends on all outstanding shares of the Series FF Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the dividend period then ending, the Company will not, and will cause its subsidiaries not to, during the next succeeding dividend period, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, other than:
(i) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

(ii) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

(iii) as a result of an exchange or conversion of any class or series of Junior Stock for any other class or series of Junior Stock;

(iv) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged;

(v) the purchase of Junior Stock by an investment banking subsidiary of the Company in connection with the distribution thereof; or

(vi) the purchase of Junior Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary.

The restrictions set forth in the preceding provisions of this Section 4(c) shall not apply to any Junior Stock dividends paid by the Company where the dividend is in the form of the same stock (or the right to buy the same stock) as that on which the dividend is being paid.
Except as provided below, for so long as any share of Series FF Preferred Stock remains outstanding, if dividends are not declared and paid in full upon the shares of Series FF Preferred Stock and any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series FF Preferred Stock in the payment of dividends, all dividends declared upon shares of Series FF Preferred Stock and such other stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share of Series FF Preferred Stock and accrued dividends for the then-current dividend period per share of such other stock (including, in the case of any such other stock that bears cumulative dividends, all accrued and unpaid dividends) bear to each other.
Subject to the foregoing, and not otherwise, such dividends payable in cash, stock or otherwise, as may be determined by the Board of Directors or any duly authorized committee thereof, may be declared and paid on any other class or series of stock of the Company from time to time out of any funds legally available for such payment, and Holders will not be entitled to participate in those dividends.
Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall be entitled, out of funds legally available therefor, before any distribution or payment may be made by the Company or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of stock ranking senior to or on parity with Series FF Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share (the “Series FF Liquidation Preference”), plus any accrued dividends thereon from the last dividend payment date to, but excluding, the date of the liquidation, dissolution or winding up if and to the extent declared but not yet paid. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Company are not sufficient to pay in full the aforesaid liquidation distributions to the Holders and any liquidation distributions owed to holders of any class or series of stock of the Company ranking equally with the Series FF Preferred Stock in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts paid to the Holders and to the holders of all such equally ranking stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, nor shall the merger, consolidation or any other business combination transaction of the Company into or with any other corporation or Person or the merger, consolidation or any other business combination transaction of any other corporation or Person into or with the Company be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

Section 6. Redemption.

(a) Optional Redemption. The Company, at the option of its Board of Directors or any duly authorized committee thereof, may redeem out of funds legally available therefor, (i) in whole at any time or in part, from time to time, the shares of Series FF Preferred Stock at the time outstanding, on any dividend payment date beginning on or after the First Reset Date, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event, in each case at a redemption price equal to $25,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the redemption date, upon notice given as provided in Section 6(b) below.

(b) Notice of Redemption. Notice of every redemption of shares of Series FF Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the Holders of such shares to be redeemed at their respective last addresses appearing on the stock register of the Company. Such mailing shall be at least 5 days and not more than 30 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series FF Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series FF Preferred Stock. Each notice shall state:

(i) the redemption date;

(ii) the total number of shares of Series FF Preferred Stock to be redeemed and, if fewer than all the shares of a Holder are to be redeemed, the number of such shares to be redeemed;

(iii) the redemption price;

(iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price, if applicable; and

(v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

Notwithstanding the foregoing, if the certificates evidencing the shares of Series FF Preferred Stock are held of record by a depositary and any related depository shares are held of record by a Depositary or its nominee, the Company may give such notice in any manner permitted by the Depositary.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series FF Preferred Stock at the time outstanding, the shares of Series FF Preferred Stock to be redeemed shall be selected (i) pro rata from the Holders in proportion to the number of shares of Series FF Preferred Stock held by such Holders, (ii) by lot or (iii) in such other manner as the Board of Directors or any duly authorized committee thereof may determine, in its sole discretion, to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series FF Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other assets, for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Company with a bank or trust company selected by the Board of Directors or any duly authorized committee thereof (the “Trust”) in trust for the pro rata benefit of the Holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue on such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from the Trust at any time after the redemption date from the funds so deposited, without interest. The Company shall be entitled to receive, from time to time, from the Trust any interest accrued on such funds, and the Holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Company, and in the event of such repayment to the Company, the Holders of the shares so called for redemption shall be deemed to be unsecured creditors of the Company for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Company, but shall in no event be entitled to any interest.

Section 7. Voting Rights.

(a) General. The Holders shall not be entitled to vote on any matter except as set forth in Section 7(b) below or as required by the Delaware General Corporation Law.

(b) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series FF Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series FF Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable (any such class or series being referred to herein as “dividend parity stock”) have not been declared and paid in an aggregate amount equal, as to any class or series, to at least three semi-annual or six quarterly dividend periods, as applicable, (whether consecutive or not) (a “Nonpayment”), the authorized number of directors constituting the Board of Directors shall be increased by two, and the Holders, together with holders of dividend parity stock, shall have the right, voting separately as a single class without regard to class or series (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the exclusion of the holders of Common Stock, to elect two directors of the Company to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that it shall be a qualification for election of any such director that the election of such director shall not cause the Company to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the Holders together with holders of dividend parity stock is a “Preferred Stock Director.”

(ii) Election. The election of the Preferred Stock Directors will take place at any annual meeting of stockholders or any special meeting of the Holders and any dividend parity stock, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Company may, and upon the written request (addressed to the secretary at the Company’s principal office) of the holders of at least 20% of the voting power of the Series FF Preferred Stock or the holders of at least 20% of the voting power of any series of dividend parity stock then outstanding (with such voting power measured based on the voting power to elect Preferred Stock Directors), must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Company, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series FF Preferred Stock and any dividend parity stock for the purposes of electing Preferred Stock Directors. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(iii) Notice of Special Meeting. Notice for a special meeting to elect Preferred Stock Directors will be given in a similar manner to that provided in the Company’s by-laws for a special meeting of the stockholders. If the secretary of the Company does not call a special meeting within 20 days after receipt of any such request, then any Holder may (at the expense of the Company) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Company. The Preferred Stock Directors elected at any such special meeting and each Preferred Stock Director elected at a subsequent annual or special meeting of stockholders, will be elected for term expiring upon the earlier of the Preferred Stock Director Termination Date and the next annual meeting of stockholders following such Preferred Stock Director's election. In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the Preferred Stock Director remaining in office, or if none remains in office, by a plurality of the votes cast by the holders of Series FF Preferred Stock and any dividend parity stock, voting together as a single class, and the Preferred Stock Director so appointed or elected to fill such vacancy shall serve for a term expiring at the next annual meeting of the stockholders. Preferred Stock Directors may only be elected by the holders of Series FF Preferred Stock and dividend parity stock in accordance with this Section 7. If the holders of Series FF Preferred Stock and such dividend parity stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to this Section 7, then any directorship not so filled shall remain vacant until such time as the holders of Series FF Preferred Stock and such dividend parity stock elect a person to fill such directorship in accordance with this Section 7, or such vacancy is otherwise filled in accordance with this

Section 7; and no such directorship may be filled by stockholders of the Company other than in accordance with this Section 7.

(iv) Termination; Removal. Whenever the Company has paid noncumulative dividends in full for at least two consecutive semi-annual or four consecutive quarterly dividend periods following a Nonpayment on the Series FF Preferred Stock and on any dividend parity stock entitled to noncumulative dividends and has paid cumulative dividends in full on any dividend parity stock entitled to cumulative dividends, then the right of the Holders to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future dividend periods) (the time of such cessation, the “Preferred Stock Director Termination Date”). Upon a Preferred Stock Director Termination Date, the terms of office of the Preferred Stock Directors will immediately terminate, the persons then serving as Preferred Stock Directors shall immediately cease to be qualified to hold office as Preferred Stock Directors, the Preferred Stock Directors shall cease to be directors of the Company and the number of directors constituting the Board of Directors shall be automatically reduced, without any action by the Board of Directors or the stockholders of the Company, by the number of Preferred Stock Directors authorized immediately prior to such termination. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the voting power of outstanding shares of the capital stock then entitled to vote in the election of Preferred Stock Directors, voting together as a single class (with such voting power measured based on the voting power to elect Preferred Stock Directors).
(c) Senior Issuances; Adverse Changes. So long as any shares of Series FF Preferred Stock are outstanding, but subject to the final paragraph of this Section 7(c), in addition to any other vote or consent of holders of the Company’s capital stock required by Delaware law, the vote or consent of the holders of at least two-thirds of the voting power of the Series FF Preferred Stock and the holders of any other preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy at an annual or special meeting of stockholders, or given in writing without a meeting, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i) any amendment, alteration or repeal of any provision of the Company’s certificate of incorporation (including the certificate of designations creating the Series FF Preferred Stock) or the Company’s by-laws that would alter or change the voting powers, preferences, economic rights or special rights of the Series FF Preferred Stock so as to affect them adversely;

(ii) any amendment or alteration of the Company’s certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company's capital stock ranking prior to the Series FF Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding up of the Company; or

(iii) the consummation of a binding share exchange or reclassification involving the Series FF Preferred Stock or a merger or consolidation of the Company with another entity, except that holders of Series FF Preferred Stock will have no right to vote under this provision or otherwise under Delaware law if in each case (i) the Series FF Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and that is a corporation for U.S. federal income tax purposes (or if such entity is not a corporation, the Company having received an opinion of nationally recognized counsel experienced in such matters to the effect that Holders will be subject to tax for U.S. federal income tax purposes with respect to such new preferred securities after such merger or consolidation in the same amount, at the same time and otherwise in the same manner as would have been the case under the Series FF Preferred Stock prior to such merger or consolidation), and (ii) such Series FF Preferred Stock remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series FF Preferred Stock, taken as a whole; provided, however, that, for the avoidance of doubt, any increase in the amount of the authorized or issued Series FF Preferred Stock or authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock or any securities convertible into preferred stock ranking equally with and/or junior to the Series FF Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not be deemed to adversely affect the voting powers, preferences or special rights of the Series FF Preferred Stock, and no stockholder will have the right to vote on such an increase, creation or issuance by reason of this Section 7.
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of preferred stock of the Company, then only such series of preferred stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together with the Series FF Preferred Stock as a single class (in lieu of all other series of preferred stock) for purposes of the vote or consent required by this Section 7(c).
(d) No Vote if Redemption. No vote or consent of the Holders shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Company shall have redeemed or shall have called for redemption all outstanding shares of Series FF Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.

Section 8. Preemption and Conversion Rights.

The Holders shall not have any preemptive rights or conversion rights as a result of the terms hereof.

Section 9. Rank.

For the avoidance of doubt, the Board of Directors or any duly authorized committee thereof may, without the vote of the Holders, authorize and issue additional shares of Junior Stock or shares of any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series FF Preferred Stock in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

Section 10. Reacquired Shares.

The Board of Directors shall take such actions as are necessary to cause the shares of Series FF Preferred Stock which have been redeemed or otherwise purchased or acquired by the Company to be retired and restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 11. No Sinking Fund.

Shares of Series FF Preferred Stock are not subject to the operation of a sinking fund.

Section 12. Transfer Agent, Calculation Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Calculation Agent, Registrar and paying agent for the Series FF Preferred Stock shall be Computershare Trust Company, N.A. The Company may, in its sole discretion, remove the Transfer Agent and/or the Calculation Agent in accordance with the agreements between the Company and the Transfer Agent; provided, however, that the Company shall appoint a successor transfer agent and/or calculation agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 13. Replacement Certificates for Mutilated, Destroyed, Stolen and Lost Certificates.

If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

Section 14. Form.

(a) Series FF Preferred Stock Certificates. Series FF Preferred Stock shall be issued in certificated form in substantially the form attached hereto as Exhibit A (each, a “Series FF Preferred Stock Certificate”). Exhibit A is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series FF Preferred Stock Certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

(b) Signature. Two Officers shall sign any Series FF Preferred Stock Certificate for the Company, in accordance with the Company’s by-laws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Series FF Preferred Stock Certificate no longer holds that office at the time the Transfer Agent countersigned the Series FF Preferred Stock Certificate, such Series FF Preferred Stock Certificate shall be valid nevertheless. A Series FF Preferred Stock Certificate shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Series FF Preferred Stock Certificate. Each Series FF Preferred Stock Certificate shall be dated the date of its countersignature.

Section 15. Taxes.

(a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series FF Preferred Stock. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series FF Preferred Stock, in a name other than that in which the shares of Series FF Preferred Stock were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series FF Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.
Section 16. Notices.

All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Company, to its office at 388 Greenwich Street, New York, New York 10013 (Attention: Corporate Secretary) or to the Transfer Agent at its office at 150 Royall Street, Canton, Massachusetts 02021, or other agent of the Company designated as permitted by this Certificate of Designations, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

Section 17. Other Rights Disclaimed.

The shares of Series FF Preferred Stock have no voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Company.IN WITNESS WHEREOF, this Certificate of Designations has been executed on behalf of the Company by its Assistant Treasurer this 11th day of February, 2025.

IN WITNESS WHEREOF, this Certificate of Designations has been executed on behalf of the Company by its Assistant Treasurer this 11th day of February, 2025.

CITIGROUP INC.

By: /s/ Elissa Steinberg________________
Name: Elissa Steinberg
Title: Assistant Treasurer

Exhibit A

FORM OF
6.950% FIXED RATE RESET NONCUMULATIVE PREFERRED STOCK, SERIES FF

Certificate Number_______            Number of Shares of Series FF Preferred Stock______
CUSIP NO.:

CITIGROUP INC.

6.950% Fixed Rate Reset Noncumulative Preferred Stock, Series FF
(par value $1.00 per share)
(liquidation preference $25,000 per share)

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that [ ] (the “Holder”) is the registered owner of [ ] fully paid and non-assessable shares of the Company’s designated 6.950% Fixed Rate Reset Noncumulative Preferred Stock, Series FF, with a par value of $1.00 per share and a liquidation preference of $25,000 per share (the “Series FF Preferred Stock”). The shares of Series FF Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series FF Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations dated February 11, 2025 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.
Reference is hereby made to select provisions of the Series FF Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Registrar has properly countersigned, these shares of Series FF Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its [Title] and by its [Title] this __ day of _______, ________.

CITIGROUP INC.

By: _______________________________________
Name:
Title:

By: _______________________________________
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE
These are shares of Series FF Preferred Stock referred to in the within-mentioned Certificate of Designations.
Dated:

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar
By: _______________________________________
Name:
Title:

REVERSE OF CERTIFICATE
    Dividends on each share of Series FF Preferred Stock shall be payable at the rate provided in the Certificate of Designations.
    The shares of Series FF Preferred Stock shall be redeemable at the option of the Company in the manner and in accordance with the terms set forth in the Certificate of Designations.
The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or Series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.
ASSIGNMENT
    FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series FF Preferred Stock evidenced hereby to:
___________________________________________________
___________________________________________________
(Insert assignee’s social security or taxpayer identification number, if any)
___________________________________________________
___________________________________________________
(Insert address and zip code of assignee)
and irrevocably appoints:
___________________________________________________
___________________________________________________
as agent to transfer the shares of Series FF Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Date:
Signature:
___________________________________________________
(Sign exactly as your name appears on the other side of this Certificate)
Signature Guarantee: ___________________________________________________
(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT X

CERTIFICATE OF DESIGNATIONS

OF

6.875% FIXED RATE RESET NONCUMULATIVE PREFERRED STOCK SERIES GG

OF

CITIGROUP INC.

______________________________
pursuant to Section 151 of the
General Corporation Law of the State of Delaware
______________________________

    Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that:

        1.    The Restated Certificate of Incorporation of the Company (as amended through the date hereof, the “Certificate of Incorporation”) fixes the total number of shares of all classes of capital stock that the Company shall have the authority to issue at six billion (6,000,000,000) shares of common stock, par value $0.01 per share, and thirty million (30,000,000) shares of preferred stock, par value $1.00 per share.

        2.    The Certificate of Incorporation expressly grants to the Board of Directors of the Company (the “Board of Directors”) authority to provide for the issuance of the shares of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        3.    Pursuant to the authority conferred upon a preferred stock committee (the “Preferred Stock Committee”) by the Board of Directors, the Preferred Stock Committee, by action duly taken on July 16, 2025, adopted resolutions (i) authorizing the issuance and sale of up to 108,000 shares of the Company’s preferred stock and (ii) approving this final form of Certificate of Designations of 6.875% Fixed Rate Reset Noncumulative Preferred Stock, Series GG (the “Series GG Preferred Stock”), establishing the number of shares to be included in this Series GG Preferred Stock and fixing the designation, powers, preferences and rights of the shares of this Series GG Preferred Stock and the qualifications, limitations or restrictions thereof as follows:

Section 1. Designation.

The designation of the series of preferred stock shall be “6.875% Fixed Rate Reset Noncumulative Preferred Stock, Series GG”. Each share of Series GG Preferred Stock shall be identical in all respects to every other share of Series GG Preferred Stock.

Section 2. Number of Shares.

The number of authorized shares of Series GG Preferred Stock shall be 108,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series GG Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors, the Preferred Stock Committee or any other duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Company shall have the authority to issue fractional shares of Series GG Preferred Stock.

Section 3. Definitions. As used herein with respect to Series GG Preferred Stock:

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act of 1950, as amended, or any successor provision.
“Board of Directors” has the meaning set forth in the recitals above.
“business day” means any weekday that is not a legal holiday in New York City and is not a day on which banking institutions in New York City are authorized or required by law or regulation to be closed.

“Calculation Agent” means the Transfer Agent acting in its capacity as calculation agent for the Series GG Preferred Stock, and its successors and assigns.
“Common Stock” means the common stock of the Company, par value $0.01 per share, or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.
“Depositary” means DTC or its nominee or any successor depositary appointed by the Company.
“dividend payment date” shall have the meaning set forth in Section 4(a) hereof.
“dividend period” shall have the meaning set forth in Section 4(a) hereof.
“Dividend Record Date” shall have the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company.
“First Reset Date” shall have the meaning set forth in Section 4(a) hereof.
“Holder” means the Person in whose name the shares of the Series GG Preferred Stock are registered, which may be treated by the Company, Calculation Agent, Transfer Agent, Registrar and paying agent as the absolute owner of the shares of Series GG Preferred Stock for the purpose of making payment and for all other purposes.

“Junior Stock” means the Common Stock and any other class or series of stock of the

Company now existing or hereafter authorized over which Series GG Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Nonpayment” shall have the meaning set forth in Section 7(b)(i) hereof.
“NY Federal Reserve’s website” shall have the meaning set forth in Section 4(a) hereof.
“Officer” means the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer, any Deputy Treasurer, any Assistant Treasurer, any Vice President, the General Counsel and Corporate Secretary and any Assistant Secretary of the Company.
“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, or other entity.
“Preferred Stock Director” shall have the meaning set forth in Section 7(b)(i) hereof.
“Preferred Stock Director Termination Date” shall have the meaning set forth in Section 7(b)(iv) hereof.
“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series GG Preferred Stock, and its successors and assigns.
“Regulatory Capital Event” means the good faith determination by the Company that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series GG Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series GG Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series GG Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation preference amount of $25,000 per share of the Series GG Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of the Series GG Preferred Stock is outstanding.
“Relevant Governmental Body” shall have the meaning set forth in Section 4(a) hereof.
“reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date, and no reset date, including the First Reset Date, will be adjusted for business days.

“reset dividend determination date” means, in respect of any reset period, the day that is three business days prior to the beginning of such reset period.

“reset period” means the period from, and including, each reset date to, but excluding, the next succeeding reset date, except for the initial reset period, which will be the period from, and including, the First Reset Date to, but excluding, the next succeeding reset date.

“Series GG Liquidation Preference” shall have the meaning set forth in Section 5(a) hereof.

“Series GG Preferred Stock” shall have the meaning set forth in Section 1 hereof.
“Series GG Preferred Stock Certificate” shall have the meaning set forth in Section 14(a) hereof.
“Transfer Agent” means Computershare Trust Company, N.A., a federally chartered national association, acting as Transfer Agent, Calculation Agent, Registrar and paying agent for the Series GG Preferred Stock, and its successors and assigns.
“Trust” shall have the meaning set forth in Section 6(d).

Section 4. Dividends.

(a) Rate. Holders shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee thereof, but only out of funds legally available therefor, noncumulative cash dividends on each share of Series GG Preferred Stock in the amounts specified below in this Section 4, and no more, payable on the 15th of each February, May, August and November (each, a “dividend payment date”), (i) quarterly in arrears from, and including, the date of issuance to, but excluding, August 15, 2030 (the “First Reset Date”), at an annual rate of 6.875% on the liquidation preference of $25,000 per share, beginning on November 15, 2025, and (ii) from, and including the First Reset Date, for each reset period, at an annual rate equal to the five-year treasury rate as of the most recent reset dividend determination date (as described below) plus 2.890% on the liquidation preference of $25,000 per share, quarterly in arrears, beginning on November 15, 2030.

The record date for payment of dividends on the Series GG Preferred Stock will be the record date fixed by the Board of Directors or any other duly authorized committee thereof that is not more than 30 nor less than 10 days prior to such dividend payment date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a business day.

For any reset period beginning on or after the First Reset Date, the five-year treasury rate will be:

• The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing under the caption “Treasury Constant Maturities’’ in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board as of 5:00 p.m. (Eastern Time) as of any date of determination, as determined by the Calculation Agent in its sole discretion.

• If no calculation is provided as described above, then the Company (or such affiliate) will use a substitute or successor rate that it has determined, in its sole discretion after consulting any source it deems to be reasonable, is (i) the industry-accepted substitute or successor for the five-year treasury rate or (ii) if there is no such industry-accepted substitute or successor for the five-year treasury rate, a substitute or successor rate that is most comparable to the five-year treasury rate. Upon selection of a substitute or successor rate, the Company (or such affiliate) may determine, in its sole discretion after consulting any source it deems to be reasonable, the day count convention, the business day convention, the definition of business day, the reset dividend determination date and any other relevant methodology or definition for calculating such substitute or successor rate, including any adjustment factor it determines is needed to make such substitute or successor rate comparable to the five-year treasury rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

The five-year treasury rate will be determined on each reset dividend determination date.

With respect to any dividend period, any dividends on the Series GG Preferred Stock will be calculated on the basis of a 360-day year of twelve 30-day months, and “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the date of issuance of the Series GG Preferred Stock to, but excluding, the first dividend payment date. In the event that any dividend payment date is not a business day, then payment of any dividend payable on such date will be made on the next succeeding business day and without any additional dividend accrual or other payment in respect of any such postponement.

Any determination, decision or election that may be made by the Company (or one of its affiliates) pursuant to the provisions described above, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or such affiliate’s) sole discretion, and, notwithstanding anything to the contrary in this Certificate of Designations, shall become effective without consent from the holders of the Series GG Preferred Stock or any other party.

All percentages resulting from any calculation of the dividend rate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on the Series GG Preferred Stock will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

(b) Noncumulative Dividends. If the Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series GG Preferred Stock for any dividend period prior to the related dividend payment date, that dividend will not accrue, and the Company will have no obligation to pay, and Holders shall have no right to receive, a dividend for that dividend period on the related dividend payment date or at any future time, whether or not dividends on the Series GG Preferred Stock or any other series of preferred stock or common stock are declared for any subsequent period. References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

(c) Priority of Dividends. So long as any share of Series GG Preferred Stock remains outstanding, unless as to a dividend payment date full dividends on all outstanding shares of the Series GG Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the dividend period then ending, the Company will not, and will cause its subsidiaries not to, during the next succeeding dividend period, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, other than:
(i) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

(ii) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

(iii) as a result of an exchange or conversion of any class or series of Junior Stock for any other class or series of Junior Stock;

(iv) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged;

(v) the purchase of Junior Stock by an investment banking subsidiary of the Company in connection with the distribution thereof; or

(vi) the purchase of Junior Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary.

The restrictions set forth in the preceding provisions of this Section 4(c) shall not apply to any Junior Stock dividends paid by the Company where the dividend is in the form of the same stock (or the right to buy the same stock) as that on which the dividend is being paid.
Except as provided below, for so long as any share of Series GG Preferred Stock remains outstanding, if dividends are not declared and paid in full upon the shares of Series GG Preferred Stock and any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series GG Preferred Stock in the payment of dividends, all dividends declared upon shares of Series GG Preferred Stock and such other stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share of Series GG Preferred Stock and accrued dividends for the then-current dividend period per share of such other stock (including, in the case of any such other stock that bears cumulative dividends, all accrued and unpaid dividends) bear to each other.
Subject to the foregoing, and not otherwise, such dividends payable in cash, stock or otherwise, as may be determined by the Board of Directors or any duly authorized committee thereof, may be declared and paid on any other class or series of stock of the Company from time to time out of any funds legally available for such payment, and Holders will not be entitled to participate in those dividends.
Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall be entitled, out of funds legally available therefor, before any distribution or payment may be made by the Company or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of stock ranking senior to or on parity with Series GG Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share (the “Series GG Liquidation Preference”), plus any accrued dividends thereon from the last dividend payment date to, but excluding, the date of the liquidation, dissolution or winding up if and to the extent declared but not yet paid. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Company are not sufficient to pay in full the aforesaid liquidation distributions to the Holders and any liquidation distributions owed to holders of any class or series of stock of the Company ranking equally with the Series GG Preferred Stock in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts paid to the Holders and to the holders of all such equally ranking stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, nor shall the merger, consolidation or any other business combination transaction of the Company into or with any other corporation or Person or the merger, consolidation or any other business combination transaction of any other corporation or Person into or with the Company be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

Section 6. Redemption.

(a) Optional Redemption. The Company, at the option of its Board of Directors or any duly authorized committee thereof, may redeem out of funds legally available therefor, (i) in whole at any time or in part, from time to time, the shares of Series GG Preferred Stock at the time outstanding, on any dividend payment date beginning on or after the First Reset Date, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event, in each case at a redemption price equal to $25,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the redemption date, upon notice given as provided in Section 6(b) below.

(b) Notice of Redemption. Notice of every redemption of shares of Series GG Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the Holders of such shares to be redeemed at their respective last addresses appearing on the stock register of the Company. Such mailing shall be at least 5 days and not more than 30 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series GG Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series GG Preferred Stock. Each notice shall state:

(i) the redemption date;

(ii) the total number of shares of Series GG Preferred Stock to be redeemed and, if fewer than all the shares of a Holder are to be redeemed, the number of such shares to be redeemed;

(iii) the redemption price;

(iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price, if applicable; and

(v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

Notwithstanding the foregoing, if the certificates evidencing the shares of Series GG Preferred Stock are held of record by a depositary and any related depository shares are held of record by a Depositary or its nominee, the Company may give such notice in any manner permitted by the Depositary.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series GG Preferred Stock at the time outstanding, the shares of Series GG Preferred Stock to be redeemed shall be selected (i) pro rata from the Holders in proportion to the number of shares of Series GG Preferred Stock held by such Holders, (ii) by lot or (iii) in such other manner as the Board of Directors or any duly authorized committee thereof may determine, in its sole discretion, to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series GG Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other assets, for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Company with a bank or trust company selected by the Board of Directors or any duly authorized committee thereof (the “Trust”) in trust for the pro rata benefit of the Holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue on such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from the Trust at any time after the redemption date from the funds so deposited, without interest. The Company shall be entitled to receive, from time to time, from the Trust any interest accrued on such funds, and the Holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Company, and in the event of such repayment to the Company, the Holders of the shares so called for redemption shall be deemed to be unsecured creditors of the Company for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Company, but shall in no event be entitled to any interest.

Section 7. Voting Rights.

(a) General. The Holders shall not be entitled to vote on any matter except as set forth in Section 7(b) below or as required by the Delaware General Corporation Law.

(b) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series GG Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series GG Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable (any such class or series being referred to herein as “dividend parity stock”) have not been declared and paid in an aggregate amount equal, as to any class or series, to at least three semi-annual or six quarterly dividend periods, as applicable, (whether consecutive or not) (a “Nonpayment”), the authorized number of directors constituting the Board of Directors shall be increased by two, and the Holders, together with holders of dividend parity stock, shall have the right, voting separately as a single class without regard to class or series (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the exclusion of the holders of Common Stock, to elect two directors of the Company to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that it shall be a qualification for election of any such director that the election of such director shall not cause the Company to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the Holders together with holders of dividend parity stock is a “Preferred Stock Director.”

(ii) Election. The election of the Preferred Stock Directors will take place at any annual meeting of stockholders or any special meeting of the Holders and any dividend parity stock, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Company may, and upon the written request (addressed to the secretary at the Company’s principal office) of the holders of at least 20% of the voting power of the Series GG Preferred Stock or the holders of at least 20% of the voting power of any series of dividend parity stock then outstanding (with such voting power measured based on the voting power to elect Preferred Stock Directors), must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Company, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series GG Preferred Stock and any dividend parity stock for the purposes of electing Preferred Stock Directors. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(iii) Notice of Special Meeting. Notice for a special meeting to elect Preferred Stock Directors will be given in a similar manner to that provided in the Company’s by-laws for a special meeting of the stockholders. If the secretary of the Company does not call a special meeting within 20 days after receipt of any such request, then any Holder may (at the expense of the Company) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Company. The Preferred Stock Directors elected at any such special meeting and each Preferred Stock Director elected at a subsequent annual or special meeting of stockholders, will be elected for term expiring upon the earlier of the Preferred Stock Director Termination Date and the next annual meeting of stockholders following such Preferred Stock Director's election. In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the Preferred Stock Director remaining in office, or if none remains in office, by a plurality of the votes cast by the holders of Series GG Preferred Stock and any dividend parity stock, voting together as a single class, and the Preferred Stock Director so appointed or elected to fill such vacancy shall serve for a term expiring at the next annual meeting of the stockholders. Preferred Stock Directors may only be elected by the holders of Series GG Preferred Stock and dividend parity stock in accordance with this Section 7. If the holders of Series GG Preferred Stock and such dividend parity stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to this

Section 7, then any directorship not so filled shall remain vacant until such time as the holders of Series GG Preferred Stock and such dividend parity stock elect a person to fill such directorship in accordance with this Section 7, or such vacancy is otherwise filled in accordance with this Section 7; and no such directorship may be filled by stockholders of the Company other than in accordance with this Section 7.

(iv) Termination; Removal. Whenever the Company has paid noncumulative dividends in full for at least two consecutive semi-annual or four consecutive quarterly dividend periods following a Nonpayment on the Series GG Preferred Stock and on any dividend parity stock entitled to noncumulative dividends and has paid cumulative dividends in full on any dividend parity stock entitled to cumulative dividends, then the right of the Holders to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future dividend periods) (the time of such cessation, the “Preferred Stock Director Termination Date”). Upon a Preferred Stock Director Termination Date, the terms of office of the Preferred Stock Directors will immediately terminate, the persons then serving as Preferred Stock Directors shall immediately cease to be qualified to hold office as Preferred Stock Directors, the Preferred Stock Directors shall cease to be directors of the Company and the number of directors constituting the Board of Directors shall be automatically reduced, without any action by the Board of Directors or the stockholders of the Company, by the number of Preferred Stock Directors authorized immediately prior to such termination. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the voting power of outstanding shares of the capital stock then entitled to vote in the election of Preferred Stock Directors, voting together as a single class (with such voting power measured based on the voting power to elect Preferred Stock Directors).
(c) Senior Issuances; Adverse Changes. So long as any shares of Series GG Preferred Stock are outstanding, but subject to the final paragraph of this Section 7(c), in addition to any other vote or consent of holders of the Company’s capital stock required by Delaware law, the vote or consent of the holders of at least two-thirds of the voting power of the Series GG Preferred Stock and the holders of any other preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy at an annual or special meeting of stockholders, or given in writing without a meeting, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i) any amendment, alteration or repeal of any provision of the Company’s certificate of incorporation (including the certificate of designations creating the Series GG Preferred Stock) or the Company’s by-laws that would alter or change the voting powers, preferences, economic rights or special rights of the Series GG Preferred Stock so as to affect them adversely;

(ii) any amendment or alteration of the Company’s certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company's capital stock ranking prior to the Series GG Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding up of the Company; or

(iii) the consummation of a binding share exchange or reclassification involving the Series GG Preferred Stock or a merger or consolidation of the Company with another entity, except that holders of Series GG Preferred Stock will have no right to vote under this provision or otherwise under Delaware law if in each case (i) the Series GG Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and that is a corporation for U.S. federal income tax purposes (or if such entity is not a corporation, the Company having received an opinion of nationally recognized counsel experienced in such matters to the effect that Holders will be subject to tax for U.S. federal income tax purposes with respect to such new preferred securities after such merger or consolidation in the same amount, at the same time and otherwise in the same manner as would have been the case under the Series GG Preferred Stock prior to such merger or consolidation), and (ii) such Series GG Preferred Stock remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series GG Preferred Stock, taken as a whole; provided, however, that, for the avoidance of doubt, any increase in the amount of the authorized or issued Series GG Preferred Stock or authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock or any securities convertible into preferred stock ranking equally with and/or junior to the Series GG Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not be deemed to adversely affect the voting powers, preferences or special rights of the Series GG Preferred Stock, and no stockholder will have the right to vote on such an increase, creation or issuance by reason of this Section 7.
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of preferred stock of the Company, then only such series of preferred stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together with the Series GG Preferred Stock as a single class (in lieu of all other series of preferred stock) for purposes of the vote or consent required by this Section 7(c).
(d) No Vote if Redemption. No vote or consent of the Holders shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Company shall have redeemed or shall have called for redemption all outstanding shares of Series GG Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.

Section 8. Preemption and Conversion Rights.

The Holders shall not have any preemptive rights or conversion rights as a result of the terms hereof.

Section 9. Rank.

For the avoidance of doubt, the Board of Directors or any duly authorized committee thereof may, without the vote of the Holders, authorize and issue additional shares of Junior Stock or shares of any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series GG Preferred Stock in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

Section 10. Reacquired Shares.

The Board of Directors shall take such actions as are necessary to cause the shares of Series GG Preferred Stock which have been redeemed or otherwise purchased or acquired by the Company to be retired and restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 11. No Sinking Fund.

Shares of Series GG Preferred Stock are not subject to the operation of a sinking fund.

Section 12. Transfer Agent, Calculation Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Calculation Agent, Registrar and paying agent for the Series GG Preferred Stock shall be Computershare Trust Company, N.A. The Company may, in its sole discretion, remove the Transfer Agent and/or the Calculation Agent in accordance with the agreements between the Company and the Transfer Agent; provided, however, that the Company shall appoint a successor transfer agent and/or calculation agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 13. Replacement Certificates for Mutilated, Destroyed, Stolen and Lost Certificates.

If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

Section 14. Form.

(a) Series GG Preferred Stock Certificates. Series GG Preferred Stock shall be issued in certificated form in substantially the form attached hereto as Exhibit A (each, a “Series GG Preferred Stock Certificate”). Exhibit A is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series GG Preferred Stock Certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

(b) Signature. Two Officers shall sign any Series GG Preferred Stock Certificate for the Company, in accordance with the Company’s by-laws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Series GG Preferred Stock Certificate no longer holds that office at the time the Transfer Agent countersigned the Series GG Preferred Stock Certificate, such Series GG Preferred Stock Certificate shall be valid nevertheless. A Series GG Preferred Stock Certificate shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Series GG Preferred Stock Certificate. Each Series GG Preferred Stock Certificate shall be dated the date of its countersignature.

Section 15. Taxes.

(a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series GG Preferred Stock. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series GG Preferred Stock, in a name other than that in which the shares of Series GG Preferred Stock were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series GG Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.

Section 16. Notices.

All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Company, to its office at 388 Greenwich Street, New York, New York 10013 (Attention: Corporate Secretary) or to the Transfer Agent at its office at 150 Royall Street, Canton, Massachusetts 02021, or other agent of the Company designated as permitted by this Certificate of Designations, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

Section 17. Other Rights Disclaimed.

The shares of Series GG Preferred Stock have no voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Company.

IN WITNESS WHEREOF, this Certificate of Designations has been executed on behalf of the Company by its Assistant Treasurer this 22nd day of July, 2025.

CITIGROUP INC.

By: /s/ Elissa Steinberg
Name: Elissa Steinberg
Title: Assistant Treasurer

Exhibit A

FORM OF
6.875% FIXED RATE RESET NONCUMULATIVE PREFERRED STOCK, SERIES GG

Certificate Number_______            Number of Shares of Series GG Preferred Stock______
CUSIP NO.:

CITIGROUP INC.

6.875% Fixed Rate Reset Noncumulative Preferred Stock, Series GG
(par value $1.00 per share)
(liquidation preference $25,000 per share)

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that [ ] (the “Holder”) is the registered owner of [ ] fully paid and non-assessable shares of the Company’s designated 6.875% Fixed Rate Reset Noncumulative Preferred Stock, Series GG, with a par value of $1.00 per share and a liquidation preference of $25,000 per share (the “Series GG Preferred Stock”). The shares of Series GG Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series GG Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations dated July 22, 2025 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.
Reference is hereby made to select provisions of the Series GG Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Registrar has properly countersigned, these shares of Series GG Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its [Title] and by its [Title] this __ day of _______, ________.

CITIGROUP INC.

By: _______________________________________
Name:
Title:

By: _______________________________________
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE
These are shares of Series GG Preferred Stock referred to in the within-mentioned Certificate of Designations.
Dated:

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar
By: _______________________________________
Name:
Title:

REVERSE OF CERTIFICATE
    Dividends on each share of Series GG Preferred Stock shall be payable at the rate provided in the Certificate of Designations.
    The shares of Series GG Preferred Stock shall be redeemable at the option of the Company in the manner and in accordance with the terms set forth in the Certificate of Designations.
The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or Series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.
ASSIGNMENT
    FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series GG Preferred Stock evidenced hereby to:
___________________________________________________
___________________________________________________
(Insert assignee’s social security or taxpayer identification number, if any)
___________________________________________________
___________________________________________________
(Insert address and zip code of assignee)
and irrevocably appoints:
___________________________________________________
___________________________________________________
as agent to transfer the shares of Series GG Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Date:
Signature:
___________________________________________________
(Sign exactly as your name appears on the other side of this Certificate)
Signature Guarantee: ___________________________________________________
(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT XI

CERTIFICATE OF DESIGNATIONS

OF

6.625% FIXED RATE RESET NONCUMULATIVE PREFERRED STOCK SERIES HH

OF

CITIGROUP INC.

______________________________
pursuant to Section 151 of the
General Corporation Law of the State of Delaware
______________________________

    Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that:

        1.    The Restated Certificate of Incorporation of the Company (as amended through the date hereof, the “Certificate of Incorporation”) fixes the total number of shares of all classes of capital stock that the Company shall have the authority to issue at six billion (6,000,000,000) shares of common stock, par value $0.01 per share, and thirty million (30,000,000) shares of preferred stock, par value $1.00 per share.

        2.    The Certificate of Incorporation expressly grants to the Board of Directors of the Company (the “Board of Directors”) authority to provide for the issuance of the shares of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        3.    Pursuant to the authority conferred upon a preferred stock committee (the “Preferred Stock Committee”) by the Board of Directors, the Preferred Stock Committee, by action duly taken on December 3, 2025, adopted resolutions (i) authorizing the issuance and sale of up to 100,000 shares of the Company’s preferred stock and (ii) approving this final form of Certificate of Designations of 6.625% Fixed Rate Reset Noncumulative Preferred Stock, Series HH (the “Series HH Preferred Stock”), establishing the number of shares to be included in this Series HH Preferred Stock and fixing the designation, powers, preferences and rights of the shares of this Series HH Preferred Stock and the qualifications, limitations or restrictions thereof as follows:

Section 1. Designation.

The designation of the series of preferred stock shall be “6.625% Fixed Rate Reset Noncumulative Preferred Stock, Series HH”. Each share of Series HH Preferred Stock shall be identical in all respects to every other share of Series HH Preferred Stock.

Section 2. Number of Shares.

The number of authorized shares of Series HH Preferred Stock shall be 100,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series HH Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors, the Preferred Stock Committee or any other duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Company shall have the authority to issue fractional shares of Series HH Preferred Stock.

Section 3. Definitions. As used herein with respect to Series HH Preferred Stock:

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act of 1950, as amended, or any successor provision.
“Board of Directors” has the meaning set forth in the recitals above.
“business day” means any weekday that is not a legal holiday in New York City and is not a day on which banking institutions in New York City are authorized or required by law or regulation to be closed.

“Calculation Agent” means the Transfer Agent acting in its capacity as calculation agent for the Series HH Preferred Stock, and its successors and assigns.
“Common Stock” means the common stock of the Company, par value $0.01 per share, or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.
“Depositary” means DTC or its nominee or any successor depositary appointed by the Company.
“dividend payment date” shall have the meaning set forth in Section 4(a) hereof.
“dividend period” shall have the meaning set forth in Section 4(a) hereof.
“Dividend Record Date” shall have the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company.
“First Reset Date” shall have the meaning set forth in Section 4(a) hereof.
“Holder” means the Person in whose name the shares of the Series HH Preferred Stock are registered, which may be treated by the Company, Calculation Agent, Transfer Agent, Registrar and paying agent as the absolute owner of the shares of Series HH Preferred Stock for the purpose of making payment and for all other purposes.

“Junior Stock” means the Common Stock and any other class or series of stock of the
Company now existing or hereafter authorized over which Series HH Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Nonpayment” shall have the meaning set forth in Section 7(b)(i) hereof.
“NY Federal Reserve’s website” shall have the meaning set forth in Section 4(a) hereof.
“Officer” means the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer, any Deputy Treasurer, any Assistant Treasurer, any Vice President, the General Counsel and Corporate Secretary and any Assistant Secretary of the Company.
“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, or other entity.
“Preferred Stock Director” shall have the meaning set forth in Section 7(b)(i) hereof.
“Preferred Stock Director Termination Date” shall have the meaning set forth in Section 7(b)(iv) hereof.
“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series HH Preferred Stock, and its successors and assigns.
“Regulatory Capital Event” means the good faith determination by the Company that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series HH Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series HH Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series HH Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation preference amount of $25,000 per share of the Series HH Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of the Series HH Preferred Stock is outstanding.
“Relevant Governmental Body” shall have the meaning set forth in Section 4(a) hereof.
“reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date, and no reset date, including the First Reset Date, will be adjusted for business days.

“reset dividend determination date” means, in respect of any reset period, the day that is three business days prior to the beginning of such reset period.

“reset period” means the period from, and including, each reset date to, but excluding, the next succeeding reset date, except for the initial reset period, which will be the period from, and including, the First Reset Date to, but excluding, the next succeeding reset date.

“Series HH Liquidation Preference” shall have the meaning set forth in Section 5(a) hereof.
“Series HH Preferred Stock” shall have the meaning set forth in Section 1 hereof.
“Series HH Preferred Stock Certificate” shall have the meaning set forth in Section 14(a) hereof.
“Transfer Agent” means Computershare Trust Company, N.A., a federally chartered national association, acting as Transfer Agent, Calculation Agent, Registrar and paying agent for the Series HH Preferred Stock, and its successors and assigns.
“Trust” shall have the meaning set forth in Section 6(d).

Section 4. Dividends.

(a) Rate. Holders shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee thereof, but only out of funds legally available therefor, noncumulative cash dividends on each share of Series HH Preferred Stock in the amounts specified below in this Section 4, and no more, payable on the 15th of each February, May, August and November (each, a “dividend payment date”), (i) quarterly in arrears from, and including, the date of issuance to, but excluding, February 15, 2031 (the “First Reset Date”), at an annual rate of 6.625% on the liquidation preference of $25,000 per share, beginning on May 15, 2026, and (ii) from, and including the First Reset Date, for each reset period, at an annual rate equal to the five-year treasury rate as of the most recent reset dividend determination date (as described below) plus 3.001% on the liquidation preference of $25,000 per share, quarterly in arrears, beginning on May 15, 2031.

The record date for payment of dividends on the Series HH Preferred Stock will be the record date fixed by the Board of Directors or any other duly authorized committee thereof that is not more than 30 nor less than 10 days prior to such dividend payment date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a business day.

For any reset period beginning on or after the First Reset Date, the five-year treasury rate will be:

• The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing under the caption “Treasury Constant Maturities’’ in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board as of 5:00 p.m. (Eastern Time) as of any date of determination, as determined by the Calculation Agent in its sole discretion.

• If no calculation is provided as described above, then the Company (or such affiliate) will use a substitute or successor rate that it has determined, in its sole discretion after consulting any source it deems to be reasonable, is (i) the industry-accepted substitute or successor for the five-year treasury rate or (ii) if there is no such industry-accepted substitute or successor for the five-year treasury rate, a substitute or successor rate that is most comparable to the five-year treasury rate. Upon selection of a substitute or successor rate, the Company (or such affiliate) may determine, in its sole discretion after consulting any source it deems to be reasonable, the day count convention, the business day convention, the definition of business day, the reset dividend determination date and any other relevant methodology or definition for calculating such substitute or successor rate, including any adjustment factor it determines is needed to make such substitute or successor rate comparable to the five-year treasury rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

The five-year treasury rate will be determined on each reset dividend determination date.

With respect to any dividend period, any dividends on the Series HH Preferred Stock will be calculated on the basis of a 360-day year of twelve 30-day months, and “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the date of issuance of the Series HH Preferred Stock to, but excluding, the first dividend payment date. In the event that any dividend payment date is not a business day, then payment of any dividend payable on such date will be made on the next succeeding business day and without any additional dividend accrual or other payment in respect of any such postponement.

Any determination, decision or election that may be made by the Company (or one of its affiliates) pursuant to the provisions described above, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or such affiliate’s) sole discretion, and, notwithstanding anything to the contrary in this Certificate of Designations, shall become effective without consent from the holders of the Series HH Preferred Stock or any other party.

All percentages resulting from any calculation of the dividend rate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on the Series HH Preferred Stock will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

(b) Noncumulative Dividends. If the Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series HH Preferred Stock for any dividend period prior to the related dividend payment date, that dividend will not accrue, and the Company will have no obligation to pay, and Holders shall have no right to receive, a dividend for that dividend period on the related dividend payment date or at any future time, whether or not dividends on the Series HH Preferred Stock or any other series of preferred stock or common stock are declared for any subsequent period. References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

(c) Priority of Dividends. So long as any share of Series HH Preferred Stock remains outstanding, unless as to a dividend payment date full dividends on all outstanding shares of the Series HH Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the dividend period then ending, the Company will not, and will cause its subsidiaries not to, during the next succeeding dividend period, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, other than:
(i) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

(ii) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

(iii) as a result of an exchange or conversion of any class or series of Junior Stock for any other class or series of Junior Stock;

(iv) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged;

(v) the purchase of Junior Stock by an investment banking subsidiary of the Company in connection with the distribution thereof; or

(vi) the purchase of Junior Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary.

The restrictions set forth in the preceding provisions of this Section 4(c) shall not apply to any Junior Stock dividends paid by the Company where the dividend is in the form of the same stock (or the right to buy the same stock) as that on which the dividend is being paid.
Except as provided below, for so long as any share of Series HH Preferred Stock remains outstanding, if dividends are not declared and paid in full upon the shares of Series HH Preferred Stock and any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series HH Preferred Stock in the payment of dividends, all dividends declared upon shares of Series HH Preferred Stock and such other stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share of Series HH Preferred Stock and accrued dividends for the then-current dividend period per share of such other stock (including, in the case of any such other stock that bears cumulative dividends, all accrued and unpaid dividends) bear to each other.
Subject to the foregoing, and not otherwise, such dividends payable in cash, stock or otherwise, as may be determined by the Board of Directors or any duly authorized committee thereof, may be declared and paid on any other class or series of stock of the Company from time to time out of any funds legally available for such payment, and Holders will not be entitled to participate in those dividends.
Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall be entitled, out of funds legally available therefor, before any distribution or payment may be made by the Company or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of stock ranking senior to or on parity with Series HH Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share (the “Series HH Liquidation Preference”), plus any accrued dividends thereon from the last dividend payment date to, but excluding, the date of the liquidation, dissolution or winding up if and to the extent declared but not yet paid. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Company are not sufficient to pay in full the aforesaid liquidation distributions to the Holders and any liquidation distributions owed to holders of any class or series of stock of the Company ranking equally with the Series HH Preferred Stock in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts paid to the Holders and to the holders of all such equally ranking stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, nor shall the merger, consolidation or any other business combination transaction of the Company into or with any other corporation or Person or the merger, consolidation or any other business combination transaction of any other corporation or Person into or with the Company be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

Section 6. Redemption.

(a) Optional Redemption. The Company, at the option of its Board of Directors or any duly authorized committee thereof, may redeem out of funds legally available therefor, (i) in whole at any time or in part, from time to time, the shares of Series HH Preferred Stock at the time outstanding, on any dividend payment date beginning on or after the First Reset Date, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event, in each case at a redemption price equal to $25,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the redemption date, upon notice given as provided in Section 6(b) below.

(b) Notice of Redemption. Notice of every redemption of shares of Series HH Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the Holders of such shares to be redeemed at their respective last addresses appearing on the stock register of the Company. Such mailing shall be at least 5 days and not more than 30 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series HH Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series HH Preferred Stock. Each notice shall state:

(i) the redemption date;

(ii) the total number of shares of Series HH Preferred Stock to be redeemed and, if fewer than all the shares of a Holder are to be redeemed, the number of such shares to be redeemed;

(iii) the redemption price;

(iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price, if applicable; and

(v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

Notwithstanding the foregoing, if the certificates evidencing the shares of Series HH Preferred Stock are held of record by a depositary and any related depository shares are held of record by a Depositary or its nominee, the Company may give such notice in any manner permitted by the Depositary.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series HH Preferred Stock at the time outstanding, the shares of Series HH Preferred Stock to be redeemed shall be selected (i) pro rata from the Holders in proportion to the number of shares of Series HH Preferred Stock held by such Holders, (ii) by lot or (iii) in such other manner as the Board of Directors or any duly authorized committee thereof may determine, in its sole discretion, to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series HH Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other assets, for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Company with a bank or trust company selected by the Board of Directors or any duly authorized committee thereof (the “Trust”) in trust for the pro rata benefit of the Holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue on such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from the Trust at any time after the redemption date from the funds so deposited, without interest. The Company shall be entitled to receive, from time to time, from the Trust any interest accrued on such funds, and the Holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Company, and in the event of such repayment to the Company, the Holders of the shares so called for redemption shall be deemed to be unsecured creditors of the Company for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Company, but shall in no event be entitled to any interest.

Section 7. Voting Rights.

(a) General. The Holders shall not be entitled to vote on any matter except as set forth in Section 7(b) below or as required by the Delaware General Corporation Law.

(b) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series HH Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series HH Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable (any such class or series being referred to herein as “dividend parity stock”) have not been declared and paid in an aggregate amount equal, as to any class or series, to at least three semi-annual or six quarterly dividend periods, as applicable, (whether consecutive or not) (a “Nonpayment”), the authorized number of directors constituting the Board of Directors shall be increased by two, and the Holders, together with holders of dividend parity stock, shall have the right, voting separately as a single class without regard to class or series (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the exclusion of the holders of Common Stock, to elect two directors of the Company to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that it shall be a qualification for election of any such director that the election of such director shall not cause the Company to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the Holders together with holders of dividend parity stock is a “Preferred Stock Director.”

(ii) Election. The election of the Preferred Stock Directors will take place at any annual meeting of stockholders or any special meeting of the Holders and any dividend parity stock, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Company may, and upon the written request (addressed to the secretary at the Company’s principal office) of the holders of at least 20% of the voting power of the Series HH Preferred Stock or the holders of at least 20% of the voting power of any series of dividend parity stock then outstanding (with such voting power measured based on the voting power to elect Preferred Stock Directors), must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Company, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series HH Preferred Stock and any dividend parity stock for the purposes of electing Preferred Stock Directors. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(iii) Notice of Special Meeting. Notice for a special meeting to elect Preferred Stock Directors will be given in a similar manner to that provided in the Company’s by-laws for a special meeting of the stockholders. If the secretary of the Company does not call a special meeting within 20 days after receipt of any such request, then any Holder may (at the expense of the Company) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Company. The Preferred Stock Directors elected at any such special meeting and each Preferred Stock Director elected at a subsequent annual or special meeting of stockholders, will be elected for term expiring upon the earlier of the Preferred Stock Director Termination Date and the next annual meeting of stockholders following such Preferred Stock Director's election. In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the Preferred Stock Director remaining in office, or if none remains in office, by a plurality of the votes cast by the holders of Series HH Preferred Stock and any dividend parity stock, voting together as a single class, and the Preferred Stock Director so appointed or elected to fill such vacancy shall serve for a term expiring at the next annual meeting of the stockholders. Preferred Stock Directors may only be elected by the holders of Series HH Preferred Stock and dividend parity stock in accordance with this Section 7. If the holders of Series HH Preferred Stock and such dividend parity stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to this Section 7, then any directorship not so filled shall remain vacant until such time as the holders of Series HH Preferred Stock and such dividend parity stock elect a person to fill such directorship in accordance with this Section 7, or such vacancy is otherwise filled in accordance with this Section 7; and no such directorship may be filled by stockholders of the Company other than in accordance with this Section 7.

(iv) Termination; Removal. Whenever the Company has paid noncumulative dividends in full for at least two consecutive semi-annual or four consecutive quarterly dividend periods following a Nonpayment on the Series HH Preferred Stock and on any dividend parity stock entitled to noncumulative dividends and has paid cumulative dividends in full on any dividend parity stock entitled to cumulative dividends, then the right of the Holders to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future dividend periods) (the time of such cessation, the “Preferred Stock Director Termination Date”). Upon a Preferred Stock Director Termination Date, the terms of office of the Preferred Stock Directors will immediately terminate, the persons then serving as Preferred Stock Directors shall immediately cease to be qualified to hold office as Preferred Stock Directors, the Preferred Stock Directors shall cease to be directors of the Company and the number of directors constituting the Board of Directors shall be automatically reduced, without any action by the Board of Directors or the stockholders of the Company, by the number of Preferred Stock Directors authorized immediately prior to such termination. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the voting power of outstanding shares of the capital stock then entitled to vote in the election of Preferred Stock Directors, voting together as a single class (with such voting power measured based on the voting power to elect Preferred Stock Directors).
(c) Senior Issuances; Adverse Changes. So long as any shares of Series HH Preferred Stock are outstanding, but subject to the final paragraph of this Section 7(c), in addition to any other vote or consent of holders of the Company’s capital stock required by Delaware law, the vote or consent of the holders of at least two-thirds of the voting power of the Series HH Preferred Stock and the holders of any other preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy at an annual or special meeting of stockholders, or given in writing without a meeting, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i) any amendment, alteration or repeal of any provision of the Company’s certificate of incorporation (including the certificate of designations creating the Series HH Preferred Stock) or the Company’s by-laws that would alter or change the voting powers, preferences, economic rights or special rights of the Series HH Preferred Stock so as to affect them adversely;

(ii) any amendment or alteration of the Company’s certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company's capital stock ranking prior to the Series HH Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding up of the Company; or

(iii) the consummation of a binding share exchange or reclassification involving the Series HH Preferred Stock or a merger or consolidation of the Company with another entity, except that holders of Series HH Preferred Stock will have no right to vote under this provision or otherwise under Delaware law if in each case (i) the Series HH Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and that is a corporation for U.S. federal income tax purposes (or if such entity is not a corporation, the Company having received an opinion of nationally recognized counsel experienced in such matters to the effect that Holders will be subject to tax for U.S. federal income tax purposes with respect to such new preferred securities after such merger or consolidation in the same amount, at the same time and otherwise in the same manner as would have been the case under the Series HH Preferred Stock prior to such merger or consolidation), and (ii) such Series HH Preferred Stock remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series HH Preferred Stock, taken as a whole; provided, however, that, for the avoidance of doubt, any increase in the amount of the authorized or issued Series HH Preferred Stock or authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock or any securities convertible into preferred stock ranking equally with and/or junior to the Series HH Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not be deemed to adversely affect the voting powers, preferences or special rights of the Series HH Preferred Stock, and no stockholder will have the right to vote on such an increase, creation or issuance by reason of this Section 7.
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of preferred stock of the Company, then only such series of preferred stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together with the Series HH Preferred Stock as a single class (in lieu of all other series of preferred stock) for purposes of the vote or consent required by this Section 7(c).
(d) No Vote if Redemption. No vote or consent of the Holders shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Company shall have redeemed or shall have called for redemption all outstanding shares of Series HH Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.

Section 8. Preemption and Conversion Rights.

The Holders shall not have any preemptive rights or conversion rights as a result of the terms hereof.

Section 9. Rank.

For the avoidance of doubt, the Board of Directors or any duly authorized committee thereof may, without the vote of the Holders, authorize and issue additional shares of Junior Stock or shares of any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series HH Preferred Stock in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

Section 10. Reacquired Shares.

The Board of Directors shall take such actions as are necessary to cause the shares of Series HH Preferred Stock which have been redeemed or otherwise purchased or acquired by the Company to be retired and restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 11. No Sinking Fund.

Shares of Series HH Preferred Stock are not subject to the operation of a sinking fund.

Section 12. Transfer Agent, Calculation Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Calculation Agent, Registrar and paying agent for the Series HH Preferred Stock shall be Computershare Trust Company, N.A. The Company may, in its sole discretion, remove the Transfer Agent and/or the Calculation Agent in accordance with the agreements between the Company and the Transfer Agent; provided, however, that the Company shall appoint a successor transfer agent and/or calculation agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 13. Replacement Certificates for Mutilated, Destroyed, Stolen and Lost Certificates.

If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

Section 14. Form.

(a) Series HH Preferred Stock Certificates. Series HH Preferred Stock shall be issued in certificated form in substantially the form attached hereto as Exhibit A (each, a “Series HH Preferred Stock Certificate”). Exhibit A is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series HH Preferred Stock Certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

(b) Signature. Two Officers shall sign any Series HH Preferred Stock Certificate for the Company, in accordance with the Company’s by-laws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Series HH Preferred Stock Certificate no longer holds that office at the time the Transfer Agent countersigned the Series HH Preferred Stock Certificate, such Series HH Preferred Stock Certificate shall be valid nevertheless. A Series HH Preferred Stock Certificate shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Series HH Preferred Stock Certificate. Each Series HH Preferred Stock Certificate shall be dated the date of its countersignature.

Section 15. Taxes.

(a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series HH Preferred Stock. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series HH Preferred Stock, in a name other than that in which the shares of Series HH Preferred Stock were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series HH Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.

Section 16. Notices.

All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Company, to its office at 388 Greenwich Street, New York, New York 10013 (Attention: Corporate Secretary) or to the Transfer Agent at its office at 150 Royall Street, Canton, Massachusetts 02021, or other agent of the Company designated as permitted by this Certificate of Designations, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

Section 17. Other Rights Disclaimed.

The shares of Series HH Preferred Stock have no voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Company.

IN WITNESS WHEREOF, this Certificate of Designations has been executed on behalf of the Company by its Assistant Treasurer this 22nd day of July, 2025.

CITIGROUP INC.

By: /s/ Elissa Steinberg
Name: Elissa Steinberg
Title: Assistant Treasurer

Exhibit A

FORM OF
6.875% FIXED RATE RESET NONCUMULATIVE PREFERRED STOCK, SERIES GG

Certificate Number_______            Number of Shares of Series GG Preferred Stock______
CUSIP NO.:

CITIGROUP INC.

6.875% Fixed Rate Reset Noncumulative Preferred Stock, Series GG
(par value $1.00 per share)
(liquidation preference $25,000 per share)

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that [ ] (the “Holder”) is the registered owner of [ ] fully paid and non-assessable shares of the Company’s designated 6.875% Fixed Rate Reset Noncumulative Preferred Stock, Series GG, with a par value of $1.00 per share and a liquidation preference of $25,000 per share (the “Series GG Preferred Stock”). The shares of Series GG Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series GG Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations dated July 22, 2025 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.
Reference is hereby made to select provisions of the Series GG Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Registrar has properly countersigned, these shares of Series GG Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its [Title] and by its [Title] this __ day of _______, ________.

CITIGROUP INC.

By: _______________________________________
Name:
Title:

By: _______________________________________
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE
These are shares of Series GG Preferred Stock referred to in the within-mentioned Certificate of Designations.
Dated:

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar
By: _______________________________________
Name:
Title:

REVERSE OF CERTIFICATE
    Dividends on each share of Series GG Preferred Stock shall be payable at the rate provided in the Certificate of Designations.
    The shares of Series GG Preferred Stock shall be redeemable at the option of the Company in the manner and in accordance with the terms set forth in the Certificate of Designations.
The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or Series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.
ASSIGNMENT
    FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series GG Preferred Stock evidenced hereby to:
___________________________________________________
___________________________________________________
(Insert assignee’s social security or taxpayer identification number, if any)
___________________________________________________
___________________________________________________
(Insert address and zip code of assignee)
and irrevocably appoints:
___________________________________________________
___________________________________________________
as agent to transfer the shares of Series GG Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Date:
Signature:
___________________________________________________
(Sign exactly as your name appears on the other side of this Certificate)
Signature Guarantee: ___________________________________________________
(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT XII
CERTIFICATE OF DESIGNATIONS

OF

6.250% NONCUMULATIVE PREFERRED STOCK SERIES II

OF

CITIGROUP INC.

______________________________
pursuant to Section 151 of the
General Corporation Law of the State of Delaware
______________________________

    Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that:

        1.    The Restated Certificate of Incorporation of the Company (as amended through the date hereof, the “Certificate of Incorporation”) fixes the total number of shares of all classes of capital stock that the Company shall have the authority to issue at six billion (6,000,000,000) shares of common stock, par value $0.01 per share, and thirty million (30,000,000) shares of preferred stock, par value $1.00 per share.

        2.    The Certificate of Incorporation expressly grants to the Board of Directors of the Company (the “Board of Directors”) authority to provide for the issuance of the shares of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        3.    Pursuant to the authority conferred upon a preferred stock committee (the “Preferred Stock Committee”) by the Board of Directors, the Preferred Stock Committee, by action duly taken on January 27, 2026, adopted resolutions (i) authorizing the issuance and sale of up to 36,800 shares of the Company’s preferred stock and (ii) approving this final form of Certificate of Designations of 6.250% Noncumulative Preferred Stock, Series II (the “Series II Preferred Stock”), establishing the number of shares to be included in this Series II Preferred Stock and fixing the designation, powers, preferences and rights of the shares of this Series II Preferred Stock and the qualifications, limitations or restrictions thereof as follows:

Section 1. Designation.

The designation of the series of preferred stock shall be “6.250% Noncumulative Preferred Stock, Series II.” Each share of Series II Preferred Stock shall be identical in all respects to every other share of Series II Preferred Stock.

Section 2. Number of Shares.

The number of authorized shares of Series II Preferred Stock shall be 36,800. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series II Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors, the Preferred Stock Committee or any other duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Company shall have the authority to issue fractional shares of Series II Preferred Stock.

Section 3. Definitions. As used herein with respect to Series II Preferred Stock:

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act of 1950, as amended, or any successor provision.
“Board of Directors” has the meaning set forth in the recitals above.
“business day” means any weekday that is not a legal holiday in New York City and is not a day on which banking institutions in New York City are authorized or required by law or regulation to be closed.

“Common Stock” means the common stock of the Company, par value $0.01 per share, or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.
“Depositary” means DTC or its nominee or any successor depositary appointed by the Company.
“dividend payment date” shall have the meaning set forth in Section 4(a) hereof.
“dividend period” shall have the meaning set forth in Section 4(a) hereof.
“Dividend Record Date” shall have the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company.
“Holder” means the Person in whose name the shares of the Series II Preferred Stock are registered, which may be treated by the Company, Transfer Agent, Registrar and paying agent as the absolute owner of the shares of Series II Preferred Stock for the purpose of making payment and for all other purposes.

“Junior Stock” means the Common Stock and any other class or series of stock of the
Company now existing or hereafter authorized over which Series II Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Nonpayment” shall have the meaning set forth in Section 7(b)(i) hereof.
“Officer” means the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the

Treasurer, any Deputy Treasurer, any Assistant Treasurer, any Vice President, the General Counsel and Corporate Secretary and any Assistant Secretary of the Company.
“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, or other entity.
“Preferred Stock Director” shall have the meaning set forth in Section 7(b)(i) hereof.
“Preferred Stock Director Termination Date” shall have the meaning set forth in Section 7(b)(iv) hereof.
“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series II Preferred Stock, and its successors and assigns.
“Regulatory Capital Event” means the good faith determination by the Company that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series II Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series II Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series II Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation preference amount of $25,000 per share of the Series II Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of the Series II Preferred Stock is outstanding.

“Series II Liquidation Preference” shall have the meaning set forth in Section 5(a) hereof.
“Series II Preferred Stock” shall have the meaning set forth in Section 1 hereof.
“Series II Preferred Stock Certificate” shall have the meaning set forth in Section 14(a) hereof.
“Transfer Agent” means Computershare Trust Company, N.A., a federally chartered national association, acting as Transfer Agent, Registrar and paying agent for the Series II Preferred Stock, and its successors and assigns.
“Trust” shall have the meaning set forth in Section 6(d).

Section 4. Dividends.

(a) Rate. Holders shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee thereof, but only out of funds legally available therefor, noncumulative cash dividends on each share of Series II Preferred Stock in the amounts specified below in this Section 4, and no more, payable on the 15th of each February, May, August and November (each, a “dividend payment date”), quarterly in arrears at an annual rate of 6.250% on the liquidation preference of $25,000 per share, beginning on May 15, 2026.

The record date for payment of dividends on the Series II Preferred Stock will be the record date fixed by the Board of Directors or any other duly authorized committee thereof that is not more than 30 nor less than 10 days prior to such dividend payment date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a business day.

With respect to any dividend period, any dividends on the Series II Preferred Stock will be calculated on the basis of a 360-day year of twelve 30-day months, and “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the date of issuance of the Series II Preferred Stock to, but excluding, the first dividend payment date. In the event that any dividend payment date is not a business day, then payment of any dividend payable on such date will be made on the next succeeding business day and without any additional dividend accrual or other payment in respect of any such postponement.

All percentages resulting from any calculation of the dividend rate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on the Series II Preferred Stock will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

(b) Noncumulative Dividends. If the Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series II Preferred Stock for any dividend period prior to the related dividend payment date, that dividend will not accrue, and the Company will have no obligation to pay, and Holders shall have no right to receive, a dividend for that dividend period on the related dividend payment date or at any future time, whether or not dividends on the Series II Preferred Stock or any other series of preferred stock or common stock are declared for any subsequent period. References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

(c) Priority of Dividends. So long as any share of Series II Preferred Stock remains outstanding, unless as to a dividend payment date full dividends on all outstanding shares of the Series II Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the dividend period then ending, the Company will not, and will cause its subsidiaries not to, during the next succeeding dividend period, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, other than:
(i) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

(ii) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

(iii) as a result of an exchange or conversion of any class or series of Junior Stock for any other class or series of Junior Stock;

(iv) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged;

(v) the purchase of Junior Stock by an investment banking subsidiary of the Company in connection with the distribution thereof; or

(vi) the purchase of Junior Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary.

The restrictions set forth in the preceding provisions of this Section 4(c) shall not apply to any Junior Stock dividends paid by the Company where the dividend is in the form of the same stock (or the right to buy the same stock) as that on which the dividend is being paid.
Except as provided below, for so long as any share of Series II Preferred Stock remains outstanding, if dividends are not declared and paid in full upon the shares of Series II Preferred Stock and any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series II Preferred Stock in the payment of dividends, all dividends declared upon shares of Series II Preferred Stock and such other stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share of Series II Preferred Stock and accrued dividends for the then-current dividend period per share of such other stock (including, in the case of any such other stock that bears cumulative dividends, all accrued and unpaid dividends) bear to each other.
Subject to the foregoing, and not otherwise, such dividends payable in cash, stock or otherwise, as may be determined by the Board of Directors or any duly authorized committee thereof, may be declared and paid on any other class or series of stock of the Company from time to time out of any funds legally available for such payment, and Holders will not be entitled to participate in those dividends.
Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall be entitled, out of funds legally available therefor, before any distribution or payment may be made by the Company or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of stock ranking senior to or on parity with Series II Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share (the “Series II Liquidation Preference”), plus any accrued dividends thereon from the last dividend payment date to, but excluding, the date of the liquidation, dissolution or winding up if and to the extent declared but not yet paid. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Company are not sufficient to pay in full the aforesaid liquidation distributions to the Holders and any liquidation distributions owed to holders of any class or series of stock of the Company ranking equally with the Series II Preferred Stock in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts paid to the Holders and to the holders of all such equally ranking stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, nor shall the merger, consolidation or any other business combination transaction of the Company into or with any other corporation or Person or the merger, consolidation or any other business combination transaction of any other corporation or Person into or with the Company be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

Section 6. Redemption.

(a) Optional Redemption. The Company, at the option of its Board of Directors or any duly authorized committee thereof, may redeem out of funds legally available therefor, (i) in whole at any time or in part, from time to time, the shares of Series II Preferred Stock at the time outstanding, on any dividend payment date beginning on or after February 15, 2031, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event, in each case at a redemption price equal to $25,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the redemption date, upon notice given as provided in Section 6(b) below.

(b) Notice of Redemption. Notice of every redemption of shares of Series II Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the Holders of such shares to be redeemed at their respective last addresses appearing on the stock register of the Company. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series II Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series II Preferred Stock. Each notice shall state:

(i) the redemption date;

(ii) the total number of shares of Series II Preferred Stock to be redeemed and, if fewer than all the shares of a Holder are to be redeemed, the number of such shares to be redeemed;

(iii) the redemption price;

(iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price, if applicable; and

(v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

Notwithstanding the foregoing, if the certificates evidencing the shares of Series II Preferred Stock are held of record by a depositary and any related depository shares are held of record by a Depositary or its nominee, the Company may give such notice in any manner permitted by the Depositary.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series II Preferred Stock at the time outstanding, the shares of Series II Preferred Stock to be redeemed shall be selected (i) pro rata from the Holders in proportion to the number of shares of Series II Preferred Stock held by such Holders or (ii) by lot. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series II Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other assets, for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Company with a bank or trust company selected by the Board of Directors or any duly authorized committee thereof (the “Trust”) in trust for the pro rata benefit of the Holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue on such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from the Trust at any time after the redemption date from the funds so deposited, without interest. The Company shall be entitled to receive, from time to time, from the Trust any interest accrued on such funds, and the Holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Company, and in the event of such repayment to the Company, the Holders of the shares so called for redemption shall be deemed to be unsecured creditors of the Company for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Company, but shall in no event be entitled to any interest.

Section 7. Voting Rights.

(a) General. The Holders shall not be entitled to vote on any matter except as set forth in Section 7(b) below or as required by the Delaware General Corporation Law.

(b) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series II Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series II Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable (any such class or series being referred to herein as “dividend parity stock”) have not been declared and paid in an aggregate amount equal, as to any class or series, to at least three semi-annual or six quarterly dividend periods, as applicable, (whether consecutive or not) (a “Nonpayment”), the authorized number of directors constituting the Board of Directors shall be increased by two, and the Holders, together with holders of dividend parity stock, shall have the right, voting separately as a single class without regard to class or series (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the exclusion of the holders of Common Stock, to elect two directors of the Company to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that it shall be a qualification for election of any such director that the election of such director shall not cause the Company to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the Holders together with holders of dividend parity stock is a “Preferred Stock Director.”

(ii) Election. The election of the Preferred Stock Directors will take place at any annual meeting of stockholders or any special meeting of the Holders and any dividend parity stock, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Company may, and upon the written request (addressed to the secretary at the Company’s principal office) of the holders of at least 20% of the voting power of the Series II Preferred Stock or the holders of at least 20% of the voting power of any series of dividend parity stock then outstanding (with such voting power measured based on the voting power to elect Preferred Stock Directors), must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Company, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series II Preferred Stock and any dividend parity stock for the purposes of electing Preferred Stock Directors.  The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(iii) Notice of Special Meeting. Notice for a special meeting to elect Preferred Stock Directors will be given in a similar manner to that provided in the Company’s by-laws for a special meeting of the stockholders.  If the secretary of the Company does not call a special meeting within 20 days after receipt of any such request, then any Holder may (at the expense of the Company) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Company.  The Preferred Stock Directors elected at any such special meeting and each Preferred Stock Director elected at a subsequent annual or special meeting of stockholders, will be elected for a term expiring upon the earlier of the Preferred Stock Director Termination Date and the next annual meeting of stockholders following such Preferred Stock Director's election. In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the Preferred Stock Director remaining in office, or if none remains in office, by a plurality of the votes cast by the holders of Series II Preferred Stock and any dividend parity stock, voting together as a single class, and the Preferred Stock Director so appointed or elected to fill such vacancy shall serve for a term expiring at the next annual meeting of the stockholders. Preferred Stock Directors may only be elected by the holders of Series II Preferred Stock and dividend parity stock in accordance with this Section 7. If the holders of Series II Preferred Stock and such dividend parity stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to this Section 7, then any directorship not so filled shall remain vacant until such time as the holders of Series II Preferred Stock and such dividend parity stock elect a person to fill such directorship in accordance with this Section 7, or such vacancy is otherwise filled in accordance with this Section 7; and no such directorship may be filled by stockholders of the Company other than in accordance with this Section 7.

(iv) Termination; Removal. Whenever the Company has paid noncumulative dividends in full for at least two consecutive semi-annual or four consecutive quarterly dividend periods following a Nonpayment on the Series II Preferred Stock and on any dividend parity stock entitled to noncumulative dividends and has paid cumulative dividends in full on any dividend parity stock entitled to cumulative dividends, then the right of the Holders to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future dividend periods) (the time of such cessation, the “Preferred Stock Director Termination Date”). Upon a Preferred Stock Director Termination Date, the terms of office of the Preferred Stock Directors will immediately terminate, the persons then serving as Preferred Stock Directors shall immediately cease to be qualified to hold office as Preferred Stock Directors, the Preferred Stock Directors shall cease to be directors of the Company and the number of directors constituting the Board of Directors shall be automatically reduced, without any action by the Board of Directors or the stockholders of the Company, by the number of Preferred Stock Directors authorized immediately prior to such termination. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the voting power of outstanding shares of the capital stock then entitled to vote in the election of Preferred Stock Directors, voting together as a single class (with such voting power measured based on the voting power to elect Preferred Stock Directors).
(c) Senior Issuances; Adverse Changes. So long as any shares of Series II Preferred Stock are outstanding, but subject to the final paragraph of this Section 7(c), in addition to any other vote or consent of holders of the Company’s capital stock required by Delaware law, the vote or consent of the holders of at least two-thirds of the voting power of the Series II Preferred Stock and the holders of any other preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy at an annual or special meeting of stockholders, or given in writing without a meeting, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i) any amendment, alteration or repeal of any provision of the Company’s certificate of incorporation (including the certificate of designations creating the Series II Preferred Stock) or the Company’s by-laws that would alter or change the voting powers, preferences, economic rights or special rights of the Series II Preferred Stock so as to affect them adversely;

(ii) any amendment or alteration of the Company’s certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company's capital stock ranking prior to the Series II Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding up of the Company; or

(iii) the consummation of a binding share exchange or reclassification involving the Series II Preferred Stock or a merger or consolidation of the Company with another entity, except that holders of Series II Preferred Stock will have no right to vote under this provision or otherwise under Delaware law if in each case (i) the Series II Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and that is a corporation for U.S. federal income tax purposes (or if such entity is not a corporation, the Company having received an opinion of nationally recognized counsel experienced in such matters to the effect that Holders will be subject to tax for U.S. federal income tax purposes with respect to such new preferred securities after such merger or consolidation in the same amount, at the same time and otherwise in the same manner as would have been the case under the Series II Preferred Stock prior to such merger or consolidation), and (ii) such Series II Preferred Stock remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series II Preferred Stock, taken as a whole; provided, however, that, for the avoidance of doubt, any increase in the amount of the authorized or issued Series II Preferred Stock or authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock or any securities convertible into preferred stock ranking equally with and/or junior to the Series II Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not be deemed to adversely affect the voting powers, preferences or special rights of the Series II Preferred Stock, and no stockholder will have the right to vote on such an increase, creation or issuance by reason of this Section 7.
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of preferred stock of the Company, then only such series of preferred stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together with the Series II Preferred Stock as a single class (in lieu of all other series of preferred stock) for purposes of the vote or consent required by this Section 7(c).
(d) No Vote if Redemption. No vote or consent of the Holders shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Company shall have redeemed or shall have called for redemption all outstanding shares of Series II Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.

Section 8. Preemption and Conversion Rights.

The Holders shall not have any preemptive rights or conversion rights as a result of the terms hereof.

Section 9. Rank.

For the avoidance of doubt, the Board of Directors or any duly authorized committee thereof may, without the vote of the Holders, authorize and issue additional shares of Junior Stock or shares of any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series II Preferred Stock in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

Section 10. Reacquired Shares.

The Board of Directors shall take such actions as are necessary to cause the shares of Series II Preferred Stock which have been redeemed or otherwise purchased or acquired by the Company to be retired and restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 11. No Sinking Fund.

Shares of Series II Preferred Stock are not subject to the operation of a sinking fund.

Section 12. Transfer Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Registrar and paying agent for the Series II Preferred Stock shall be Computershare Trust Company, N.A. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreements between the Company and the Transfer Agent; provided, however, that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 13. Replacement Certificates for Mutilated, Destroyed, Stolen and Lost Certificates.

If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

Section 14. Form.

(a) Series II Preferred Stock Certificates. Series II Preferred Stock shall be issued in certificated form in substantially the form attached hereto as Exhibit A (each, a “Series II Preferred Stock Certificate”). Exhibit A is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series II Preferred Stock Certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

(b) Signature. Two Officers shall sign any Series II Preferred Stock Certificate for the Company, in accordance with the Company’s by-laws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Series II Preferred Stock Certificate no longer holds that office at the time the Transfer Agent countersigned the Series II Preferred Stock Certificate, such Series II Preferred Stock Certificate shall be valid nevertheless. A Series II Preferred Stock Certificate shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Series II Preferred Stock Certificate. Each Series II Preferred Stock Certificate shall be dated the date of its countersignature.

Section 15. Taxes.

(a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series II Preferred Stock. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series II Preferred Stock, in a name other than that in which the shares of Series II Preferred Stock were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series II Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.

Section 16. Notices.

All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Company, to its office at 388 Greenwich Street, New York, New York 10013 (Attention: Corporate Secretary) or to the Transfer Agent at its office at 150 Royall Street, Canton, Massachusetts 02021, or other agent of the Company designated as permitted by this Certificate of Designations, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

Section 17. Other Rights Disclaimed.

The shares of Series II Preferred Stock have no voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Company.

IN WITNESS WHEREOF, this Certificate of Designations has been executed on behalf of the Company by its Assistant Treasurer this 11th day of February, 2026.

CITIGROUP INC.

By: /s/ Elissa Steinberg_______
Name: Elissa Steinberg
Title: Assistant Treasurer

Exhibit A

FORM OF
6.500% FIXED RATE RESET NONCUMULATIVE PREFERRED STOCK, SERIES JJ

Certificate Number_______            Number of Shares of Series JJ Preferred Stock______
CUSIP NO.:

CITIGROUP INC.

6.500% Fixed Rate Reset Noncumulative Preferred Stock, Series JJ
(par value $1.00 per share)
(liquidation preference $25,000 per share)

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that [ ] (the “Holder”) is the registered owner of [ ] fully paid and non-assessable shares of the Company’s designated 6.500% Fixed Rate Reset Noncumulative Preferred Stock, Series JJ, with a par value of $1.00 per share and a liquidation preference of $25,000 per share (the “Series JJ Preferred Stock”). The shares of Series JJ Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series JJ Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations dated February 11, 2026 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.
Reference is hereby made to select provisions of the Series JJ Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Registrar has properly countersigned, these shares of Series JJ Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its [Title] and by its [Title] this __ day of _______, ________.

CITIGROUP INC.

By: _______________________________________
Name:
Title:

By: _______________________________________
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE
These are shares of Series JJ Preferred Stock referred to in the within-mentioned Certificate of Designations.
Dated:

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar
By: _______________________________________
Name:
Title:

REVERSE OF CERTIFICATE
    Dividends on each share of Series JJ Preferred Stock shall be payable at the rate provided in the Certificate of Designations.
    The shares of Series JJ Preferred Stock shall be redeemable at the option of the Company in the manner and in accordance with the terms set forth in the Certificate of Designations.
The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or Series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.
ASSIGNMENT
    FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series JJ Preferred Stock evidenced hereby to:
___________________________________________________
___________________________________________________
(Insert assignee’s social security or taxpayer identification number, if any)
___________________________________________________
___________________________________________________
(Insert address and zip code of assignee)
and irrevocably appoints:
___________________________________________________
___________________________________________________
as agent to transfer the shares of Series JJ Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Date:
Signature:
___________________________________________________
(Sign exactly as your name appears on the other side of this Certificate)
Signature Guarantee: ___________________________________________________
(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT XIII

CERTIFICATE OF DESIGNATIONS

OF

6.500% FIXED RATE RESET NONCUMULATIVE PREFERRED STOCK SERIES JJ

OF

CITIGROUP INC.

______________________________
pursuant to Section 151 of the
General Corporation Law of the State of Delaware
______________________________

    Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that:

        1.    The Restated Certificate of Incorporation of the Company (as amended through the date hereof, the “Certificate of Incorporation”) fixes the total number of shares of all classes of capital stock that the Company shall have the authority to issue at six billion (6,000,000,000) shares of common stock, par value $0.01 per share, and thirty million (30,000,000) shares of preferred stock, par value $1.00 per share.

        2.    The Certificate of Incorporation expressly grants to the Board of Directors of the Company (the “Board of Directors”) authority to provide for the issuance of the shares of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        3.    Pursuant to the authority conferred upon a preferred stock committee (the “Preferred Stock Committee”) by the Board of Directors, the Preferred Stock Committee, by action duly taken on February 5, 2026, adopted resolutions (i) authorizing the issuance and sale of up to 40,000 shares of the Company’s preferred stock and (ii) approving this final form of Certificate of Designations of 6.500% Fixed Rate Reset Noncumulative Preferred Stock, Series JJ (the “Series JJ Preferred Stock”), establishing the number of shares to be included in this Series JJ Preferred Stock and fixing the designation, powers, preferences and rights of the shares of this Series JJ Preferred Stock and the qualifications, limitations or restrictions thereof as follows:

Section 1. Designation.

The designation of the series of preferred stock shall be “6.500% Fixed Rate Reset Noncumulative Preferred Stock, Series JJ”. Each share of Series JJ Preferred Stock shall be identical in all respects to every other share of Series JJ Preferred Stock.

Section 2. Number of Shares.

The number of authorized shares of Series JJ Preferred Stock shall be 40,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series JJ Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors, the Preferred Stock Committee or any other duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Company shall have the authority to issue fractional shares of Series JJ Preferred Stock.

Section 3. Definitions. As used herein with respect to Series JJ Preferred Stock:

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act of 1950, as amended, or any successor provision.
“Board of Directors” has the meaning set forth in the recitals above.
“business day” means any weekday that is not a legal holiday in New York City and is not a day on which banking institutions in New York City are authorized or required by law or regulation to be closed.

“Calculation Agent” means the Transfer Agent acting in its capacity as calculation agent for the Series JJ Preferred Stock, and its successors and assigns.
“Common Stock” means the common stock of the Company, par value $0.01 per share, or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.
“Depositary” means DTC or its nominee or any successor depositary appointed by the Company.
“dividend payment date” shall have the meaning set forth in Section 4(a) hereof.
“dividend period” shall have the meaning set forth in Section 4(a) hereof.
“Dividend Record Date” shall have the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company.
“First Reset Date” shall have the meaning set forth in Section 4(a) hereof.
“Holder” means the Person in whose name the shares of the Series JJ Preferred Stock are registered, which may be treated by the Company, Calculation Agent, Transfer Agent, Registrar and paying agent as the absolute owner of the shares of Series JJ Preferred Stock for the purpose of making payment and for all other purposes.

“Junior Stock” means the Common Stock and any other class or series of stock of the
Company now existing or hereafter authorized over which Series JJ Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Nonpayment” shall have the meaning set forth in Section 7(b)(i) hereof.
“NY Federal Reserve’s website” shall have the meaning set forth in Section 4(a) hereof.
“Officer” means the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer, any Deputy Treasurer, any Assistant Treasurer, any Vice President, the General Counsel and Corporate Secretary and any Assistant Secretary of the Company.
“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, or other entity.
“Preferred Stock Director” shall have the meaning set forth in Section 7(b)(i) hereof.
“Preferred Stock Director Termination Date” shall have the meaning set forth in Section 7(b)(iv) hereof.
“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series JJ Preferred Stock, and its successors and assigns.
“Regulatory Capital Event” means the good faith determination by the Company that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series JJ Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series JJ Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series JJ Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation preference amount of $25,000 per share of the Series JJ Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of the Series JJ Preferred Stock is outstanding.
“Relevant Governmental Body” shall have the meaning set forth in Section 4(a) hereof.
“reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date, and no reset date, including the First Reset Date, will be adjusted for business days.

“reset dividend determination date” means, in respect of any reset period, the day that is three business days prior to the beginning of such reset period.

“reset period” means the period from, and including, each reset date to, but excluding, the next succeeding reset date, except for the initial reset period, which will be the period from, and including, the First Reset Date to, but excluding, the next succeeding reset date.

“Series JJ Liquidation Preference” shall have the meaning set forth in Section 5(a) hereof.
“Series JJ Preferred Stock” shall have the meaning set forth in Section 1 hereof.

“Series JJ Preferred Stock Certificate” shall have the meaning set forth in Section 14(a) hereof.
“Transfer Agent” means Computershare Trust Company, N.A., a federally chartered national association, acting as Transfer Agent, Calculation Agent, Registrar and paying agent for the Series JJ Preferred Stock, and its successors and assigns.
“Trust” shall have the meaning set forth in Section 6(d).

Section 4. Dividends.

(a) Rate. Holders shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee thereof, but only out of funds legally available therefor, noncumulative cash dividends on each share of Series JJ Preferred Stock in the amounts specified below in this Section 4, and no more, payable on the 15th of each February, May, August and November (each, a “dividend payment date”), (i) quarterly in arrears from, and including, the date of issuance to, but excluding, May 15, 2031 (the “First Reset Date”), at an annual rate of 6.500% on the liquidation preference of $25,000 per share, beginning on May 15, 2026, and (ii) from, and including the First Reset Date, for each reset period, at an annual rate equal to the five-year treasury rate as of the most recent reset dividend determination date (as described below) plus 2.745% on the liquidation preference of $25,000 per share, quarterly in arrears, beginning on August 15, 2031.

The record date for payment of dividends on the Series JJ Preferred Stock will be the record date fixed by the Board of Directors or any other duly authorized committee thereof that is not more than 30 nor less than 10 days prior to such dividend payment date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a business day.

For any reset period beginning on or after the First Reset Date, the five-year treasury rate will be:

• The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing under the caption “Treasury Constant Maturities’’ in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board as of 5:00 p.m. (Eastern Time) as of any date of determination, as determined by the Calculation Agent in its sole discretion.

• If no calculation is provided as described above, then the Company (or such affiliate) will use a substitute or successor rate that it has determined, in its sole discretion after consulting any source it deems to be reasonable, is (i) the industry-accepted substitute or successor for the five-year treasury rate or (ii) if there is no such industry-accepted substitute or successor for the five-year treasury rate, a substitute or successor rate that is most comparable to the five-year treasury rate. Upon selection of a substitute or successor rate, the Company (or such affiliate) may determine, in its sole discretion after consulting any source it deems to be reasonable, the day count convention, the business day convention, the definition of business day, the reset dividend determination date and any other relevant methodology or definition for calculating such substitute or successor rate, including any adjustment factor it determines is needed to make such substitute or successor rate comparable to the five-year treasury rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

The five-year treasury rate will be determined on each reset dividend determination date.

With respect to any dividend period, any dividends on the Series JJ Preferred Stock will be calculated on the basis of a 360-day year of twelve 30-day months, and “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the date of issuance of the Series JJ Preferred Stock to, but excluding, the first dividend payment date. In the event that any dividend payment date is not a business day, then payment of any dividend payable on such date will be made on the next succeeding business day and without any additional dividend accrual or other payment in respect of any such postponement.

Any determination, decision or election that may be made by the Company (or one of its affiliates) pursuant to the provisions described above, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or such affiliate’s) sole discretion, and, notwithstanding anything to the contrary in this Certificate of Designations, shall become effective without consent from the holders of the Series JJ Preferred Stock or any other party.

All percentages resulting from any calculation of the dividend rate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on the Series JJ Preferred Stock will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

(b) Noncumulative Dividends. If the Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series JJ Preferred Stock for any dividend period prior to the related dividend payment date, that dividend will not accrue, and the Company will have no obligation to pay, and Holders shall have no right to receive, a dividend for that dividend period on the related dividend payment date or at any future time, whether or not dividends on the Series JJ Preferred Stock or any other series of preferred stock or common stock are declared for any subsequent period. References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

(c) Priority of Dividends. So long as any share of Series JJ Preferred Stock remains outstanding, unless as to a dividend payment date full dividends on all outstanding shares of the Series JJ Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the dividend period then ending, the Company will not, and will cause its subsidiaries not to, during the next succeeding dividend period, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, other than:
(i) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

(ii) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

(iii) as a result of an exchange or conversion of any class or series of Junior Stock for any other class or series of Junior Stock;

(iv) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged;

(v) the purchase of Junior Stock by an investment banking subsidiary of the Company in connection with the distribution thereof; or

(vi) the purchase of Junior Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary.

    The restrictions set forth in the preceding provisions of this Section 4(c) shall not apply to any Junior Stock dividends paid by the Company where the dividend is in the form of the same stock (or the right to buy the same stock) as that on which the dividend is being paid.

Except as provided below, for so long as any share of Series JJ Preferred Stock remains outstanding, if dividends are not declared and paid in full upon the shares of Series JJ Preferred Stock and any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series JJ Preferred Stock in the payment of dividends, all dividends declared upon shares of Series JJ Preferred Stock and such other stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share of Series JJ Preferred Stock and accrued dividends for the then-current dividend period per share of such other stock (including, in the case of any such other stock that bears cumulative dividends, all accrued and unpaid dividends) bear to each other.

Subject to the foregoing, and not otherwise, such dividends payable in cash, stock or otherwise, as may be determined by the Board of Directors or any duly authorized committee thereof, may be declared and paid on any other class or series of stock of the Company from time to time out of any funds legally available for such payment, and Holders will not be entitled to participate in those dividends.
Section 5. Liquidation Rights.

1.(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall be entitled, out of funds legally available therefor, before any distribution or payment may be made by the Company or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of stock ranking senior to or on parity with Series JJ Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share (the “Series JJ Liquidation Preference”), plus any accrued dividends thereon from the last dividend payment date to, but excluding, the date of the liquidation, dissolution or winding up if and to the extent declared but not yet paid. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Company are not sufficient to pay in full the aforesaid liquidation distributions to the Holders and any liquidation distributions owed to holders of any class or series of stock of the Company ranking equally with the Series JJ Preferred Stock in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts paid to the Holders and to the holders of all such equally ranking stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, nor shall the merger, consolidation or any other business combination transaction of the Company into or with any other corporation or Person or the merger, consolidation or any other business combination transaction of any other corporation or Person into or with the Company be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

Section 6. Redemption.

(a) Optional Redemption. The Company, at the option of its Board of Directors or any duly authorized committee thereof, may redeem out of funds legally available therefor, (i) in whole at any time or in part, from time to time, the shares of Series JJ Preferred Stock at the time outstanding, on any dividend payment date beginning on or after the First Reset Date, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event, in each case at a redemption price equal to $25,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the redemption date, upon notice given as provided in Section 6(b) below.

(b) Notice of Redemption. Notice of every redemption of shares of Series JJ Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the Holders of such shares to be redeemed at their respective last addresses appearing on the stock register of the Company. Such mailing shall be at least 5 days and not more than 30 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series JJ Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series JJ Preferred Stock. Each notice shall state:

(i) the redemption date;

(ii) the total number of shares of Series JJ Preferred Stock to be redeemed and, if fewer than all the shares of a Holder are to be redeemed, the number of such shares to be redeemed;

(iii) the redemption price;

(iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price, if applicable; and

(v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

Notwithstanding the foregoing, if the certificates evidencing the shares of Series JJ Preferred Stock are held of record by a depositary and any related depository shares are held of record by a Depositary or its nominee, the Company may give such notice in any manner permitted by the Depositary.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series JJ Preferred Stock at the time outstanding, the shares of Series JJ Preferred Stock to be redeemed shall be selected (i) pro rata from the Holders in proportion to the number of shares of Series JJ Preferred Stock held by such Holders or (ii) by lot. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series JJ Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other assets, for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Company with a bank or trust company selected by the Board of Directors or any duly authorized committee thereof (the “Trust”) in trust for the pro rata benefit of the Holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue on such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from the Trust at any time after the redemption date from the funds so deposited, without interest. The Company shall be entitled to receive, from time to time, from the Trust any interest accrued on such funds, and the Holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Company, and in the event of such repayment to the Company, the Holders of the shares so called for redemption shall be deemed to be unsecured creditors of the Company for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Company, but shall in no event be entitled to any interest.

Section 7. Voting Rights.

(a) General. The Holders shall not be entitled to vote on any matter except as set forth in Section 7(b) below or as required by the Delaware General Corporation Law.

(b) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series JJ Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series JJ Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable (any such class or series being referred to herein as “dividend parity stock”) have not been declared and paid in an aggregate amount equal, as to any class or series, to at least three semi-annual or six quarterly dividend periods, as applicable, (whether consecutive or not) (a “Nonpayment”), the authorized number of directors constituting the Board of Directors shall be increased by two, and the Holders, together with holders of dividend parity stock, shall have the right, voting separately as a single class without regard to class or series (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the exclusion of the holders of Common Stock, to elect two directors of the Company to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that it shall be a qualification for election of any such director that the election of such director shall not cause the Company to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the Holders together with holders of dividend parity stock is a “Preferred Stock Director.”

(ii) Election. The election of the Preferred Stock Directors will take place at any annual meeting of stockholders or any special meeting of the Holders and any dividend parity stock, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Company may, and upon the written request (addressed to the secretary at the Company’s principal office) of the holders of at least 20% of the voting power of the Series JJ Preferred Stock or the holders of at least 20% of the voting power of any series of dividend parity stock then outstanding (with such voting power measured based on the voting power to elect Preferred Stock Directors), must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Company, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series JJ Preferred Stock and any dividend parity stock for the purposes of electing Preferred Stock Directors.  The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(iii) Notice of Special Meeting. Notice for a special meeting to elect Preferred Stock Directors will be given in a similar manner to that provided in the Company’s by-laws for a special meeting of the stockholders.  If the secretary of the Company does not call a special meeting within 20 days after receipt of any such request, then any Holder may (at the expense of the Company) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Company.  The Preferred Stock Directors elected at any such special meeting and each Preferred Stock Director elected at a subsequent annual or special meeting of stockholders, will be elected for term expiring upon the earlier of the Preferred Stock Director Termination Date and the next annual meeting of stockholders following such Preferred Stock Director's election. In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the Preferred Stock Director remaining in office, or if none remains in office, by a plurality of the votes cast by the holders of Series JJ Preferred Stock and any dividend parity stock, voting together as a single class, and the Preferred Stock Director so appointed or elected to fill such vacancy shall serve for a term expiring at the next annual meeting of the stockholders. Preferred Stock Directors may only be elected by the holders of Series JJ Preferred Stock and dividend parity stock in accordance with this Section 7. If the holders of Series JJ Preferred Stock and such dividend parity stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to this Section 7, then any directorship not so filled shall remain vacant until such time as the holders of Series JJ Preferred Stock and such dividend parity stock elect a person to fill such directorship in accordance with this Section 7, or such vacancy is otherwise filled in accordance with this Section 7; and no such directorship may be filled by stockholders of the Company other than in accordance with this Section 7.

(iv) Termination; Removal. Whenever the Company has paid noncumulative dividends in full for at least two consecutive semi-annual or four consecutive quarterly dividend periods following a Nonpayment on the Series JJ Preferred Stock and on any dividend parity stock entitled to noncumulative dividends and has paid cumulative dividends in full on any dividend parity stock entitled to cumulative dividends, then the right of the Holders to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future dividend periods) (the time of such cessation, the “Preferred Stock Director Termination Date”). Upon a Preferred Stock Director Termination Date, the terms of office of the Preferred Stock Directors will immediately terminate, the persons then serving as Preferred Stock Directors shall immediately cease to be qualified to hold office as Preferred Stock Directors, the Preferred Stock Directors shall cease to be directors of the Company and the number of directors constituting the Board of Directors shall be automatically reduced, without any action by the Board of Directors or the stockholders of the Company, by the number of Preferred Stock Directors authorized immediately prior to such termination. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the voting power of outstanding shares of the capital stock then entitled to vote in the election of Preferred Stock Directors, voting together as a single class (with such voting power measured based on the voting power to elect Preferred Stock Directors).
(c) Senior Issuances; Adverse Changes. So long as any shares of Series JJ Preferred Stock are outstanding, but subject to the final paragraph of this Section 7(c), in addition to any other vote or consent of holders of the Company’s capital stock required by Delaware law, the vote or consent of the holders of at least two-thirds of the voting power of the Series JJ Preferred Stock and the holders of any other preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy at an annual or special meeting of stockholders, or given in writing without a meeting, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i) any amendment, alteration or repeal of any provision of the Company’s certificate of incorporation (including the certificate of designations creating the Series JJ Preferred Stock) or the Company’s by-laws that would alter or change the voting powers, preferences, economic rights or special rights of the Series JJ Preferred Stock so as to affect them adversely;

(ii) any amendment or alteration of the Company’s certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company's capital stock ranking prior to the Series JJ Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding up of the Company; or

(iii) the consummation of a binding share exchange or reclassification involving the Series JJ Preferred Stock or a merger or consolidation of the Company with another entity, except that holders of Series JJ Preferred Stock will have no right to vote under this provision or otherwise under Delaware law if in each case (i) the Series JJ Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and that is a corporation for U.S. federal income tax purposes (or if such entity is not a corporation, the Company having received an opinion of nationally recognized counsel experienced in such matters to the effect that Holders will be subject to tax for U.S. federal income tax purposes with respect to such new preferred securities after such merger or consolidation in the same amount, at the same time and otherwise in the same manner as would have been the case under the Series JJ Preferred Stock prior to such merger or consolidation), and (ii) such Series JJ Preferred Stock remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series JJ Preferred Stock, taken as a whole; provided, however, that, for the avoidance of doubt, any increase in the amount of the authorized or issued Series JJ Preferred Stock or authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock or any securities convertible into preferred stock ranking equally with and/or junior to the Series JJ Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not be deemed to adversely affect the voting powers, preferences or special rights of the Series JJ Preferred Stock, and no stockholder will have the right to vote on such an increase, creation or issuance by reason of this Section 7.
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of preferred stock of the Company, then only such series of preferred stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together with the Series JJ Preferred Stock as a single class (in lieu of all other series of preferred stock) for purposes of the vote or consent required by this Section 7(c).
(d) No Vote if Redemption. No vote or consent of the Holders shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Company shall have redeemed or shall have called for redemption all outstanding shares of Series JJ Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.

Section 8. Preemption and Conversion Rights.

The Holders shall not have any preemptive rights or conversion rights as a result of the terms hereof.

Section 9. Rank.

For the avoidance of doubt, the Board of Directors or any duly authorized committee thereof may, without the vote of the Holders, authorize and issue additional shares of Junior Stock or shares of any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series JJ Preferred Stock in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

Section 10. Reacquired Shares.

The Board of Directors shall take such actions as are necessary to cause the shares of Series JJ Preferred Stock which have been redeemed or otherwise purchased or acquired by the Company to be retired and restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 11. No Sinking Fund.

Shares of Series JJ Preferred Stock are not subject to the operation of a sinking fund.

Section 12. Transfer Agent, Calculation Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Calculation Agent, Registrar and paying agent for the Series JJ Preferred Stock shall be Computershare Trust Company, N.A. The Company may, in its sole discretion, remove the Transfer Agent and/or the Calculation Agent in accordance with the agreements between the Company and the Transfer Agent; provided, however, that the Company shall appoint a successor transfer agent and/or calculation agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 13. Replacement Certificates for Mutilated, Destroyed, Stolen and Lost Certificates.

If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

Section 14. Form.

(a) Series JJ Preferred Stock Certificates. Series JJ Preferred Stock shall be issued in certificated form in substantially the form attached hereto as Exhibit A (each, a “Series JJ Preferred Stock Certificate”). Exhibit A is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series JJ Preferred Stock Certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

(b) Signature. Two Officers shall sign any Series JJ Preferred Stock Certificate for the Company, in accordance with the Company’s by-laws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Series JJ Preferred Stock Certificate no longer holds that office at the time the Transfer Agent countersigned the Series JJ Preferred Stock Certificate, such Series JJ Preferred Stock Certificate shall be valid nevertheless. A Series JJ Preferred Stock Certificate shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Series JJ Preferred Stock Certificate. Each Series JJ Preferred Stock Certificate shall be dated the date of its countersignature.

Section 15. Taxes.

(a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series JJ Preferred Stock. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series JJ Preferred Stock, in a name other than that in which the shares of Series JJ Preferred Stock were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series JJ Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.

Section 16. Notices.

All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Company, to its office at 388 Greenwich Street, New York, New York 10013 (Attention: Corporate Secretary) or to the Transfer Agent at its office at 150 Royall Street, Canton, Massachusetts 02021, or other agent of the Company designated as permitted by this Certificate of Designations, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

Section 17. Other Rights Disclaimed.

The shares of Series JJ Preferred Stock have no voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Company.

IN WITNESS WHEREOF, this Certificate of Designations has been executed on behalf of the Company by its Assistant Treasurer this 22nd day of July, 2025.

CITIGROUP INC.

By: /s/ Elissa Steinberg
Name: Elissa Steinberg
Title: Assistant Treasurer

Exhibit A

FORM OF
6.875% FIXED RATE RESET NONCUMULATIVE PREFERRED STOCK, SERIES GG

Certificate Number_______            Number of Shares of Series GG Preferred Stock______
CUSIP NO.:

CITIGROUP INC.

6.875% Fixed Rate Reset Noncumulative Preferred Stock, Series GG
(par value $1.00 per share)
(liquidation preference $25,000 per share)

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that [ ] (the “Holder”) is the registered owner of [ ] fully paid and non-assessable shares of the Company’s designated 6.875% Fixed Rate Reset Noncumulative Preferred Stock, Series GG, with a par value of $1.00 per share and a liquidation preference of $25,000 per share (the “Series GG Preferred Stock”). The shares of Series GG Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series GG Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations dated July 22, 2025 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.
Reference is hereby made to select provisions of the Series GG Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Registrar has properly countersigned, these shares of Series GG Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its [Title] and by its [Title] this __ day of _______, ________.

CITIGROUP INC.

By: _______________________________________
Name:
Title:

By: _______________________________________
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE
These are shares of Series GG Preferred Stock referred to in the within-mentioned Certificate of Designations.
Dated:

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar
By: _______________________________________
Name:
Title:

REVERSE OF CERTIFICATE
    Dividends on each share of Series GG Preferred Stock shall be payable at the rate provided in the Certificate of Designations.
    The shares of Series GG Preferred Stock shall be redeemable at the option of the Company in the manner and in accordance with the terms set forth in the Certificate of Designations.
The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or Series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.
ASSIGNMENT
    FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series GG Preferred Stock evidenced hereby to:
___________________________________________________
___________________________________________________
(Insert assignee’s social security or taxpayer identification number, if any)
___________________________________________________
___________________________________________________
(Insert address and zip code of assignee)
and irrevocably appoints:
___________________________________________________
___________________________________________________
as agent to transfer the shares of Series GG Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Date:
Signature:
___________________________________________________
(Sign exactly as your name appears on the other side of this Certificate)
Signature Guarantee: ___________________________________________________
(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)